LOAN AND SECURITY AGREEMENT

among

QUEST RESOURCE MANAGEMENT GROUP, LLC and QUEST EQUIPMENT, LLC,

as Borrowers,

QUEST RESOURCE HOLDING CORPORATION,

as Holdings,

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME,

and

TEXAS CAPITAL BANK,
as Lender

DATED AS OF MARCH 12, 2026

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS		1
1.1	Definitions	1
1.2	Accounting Matters	34
1.3	ERISA Matters	34
1.4	Other Definitional Provisions	34
1.5	Interpretative Provisions	35
1.6	Divisions	35
1.7	Rates	35
1.8	Rounding	36
1.9	Times of Day	36
1.10	Letter of Credit Amounts	36

ARTICLE 2 ADVANCES AND LETTERS OF CREDIT		36
2.1	Loans	36
2.2	General Provisions Regarding Interest; Payment; Etc	38
2.3	Fees	40
2.4	Use of Proceeds	40
2.5	Letters of Credit	40
2.6	Cash Collateral; Blocked Accounts	44
2.7	Collection of Accounts	44
2.8	Uncommitted Increase of Commitment	45

ARTICLE 3 PAYMENTS		45
3.1	Method of Payment	45
3.2	Prepayments	45
3.3	Withholding of Taxes; Gross-Up	47
3.4	Increased Costs	48
3.5	Illegality	49

ARTICLE 4 SECURITY		50
4.1	Grant of Security Interest	50
4.2	Collateral	51
4.3	Accounts	56
4.4	[Reserved.]	56
4.5	Equipment	56
4.6	General Provisions	57
4.7	Limitations	58
4.8	Further Assurances	58
4.9	Grant of Intellectual Property License	58
4.10	Power of Attorney	59
4.11	Setoff	59

ARTICLE 5 CONDITIONS PRECEDENT		60
5.1	Initial Extension of Credit	60
5.2	All Extensions of Credit	63

i

ARTICLE 6 REPRESENTATIONS AND WARRANTIES		64
6.1	Entity Existence	64
6.2	Financial Statements; Etc	64
6.3	Action; No Breach	65
6.4	Operation of Business	65
6.5	Litigation and Judgments	65
6.6	Rights in Properties; Liens	66
6.7	Enforceability	66
6.8	Approvals	65
6.9	Taxes	66
6.10	Use of Proceeds; Margin Securities	66
6.11	ERISA	66
6.12	Disclosure	67
6.13	Subsidiaries	67
6.14	Material Agreements and Judgments	67
6.15	Compliance with Laws	67
6.16	Inventory	68
6.17	Regulated Entities	68
6.18	Environmental Matters	68
6.19	Intellectual Property	69
6.20	Foreign Assets Control Regulations and Anti Money Laundering	69
6.21	Patriot Act	69
6.22	Solvency	70
6.23	Anti-Corruption Laws	70
6.24	Labor Matters	70
6.25	Affiliate Transactions	70
6.26	Collateral; Perfected Lien	71
6.27	Eligible Contract Participant	71
6.28	Term Loan Documents; Intercreditor Agreement	71

ARTICLE 7 AFFIRMATIVE COVENANTS		71
7.1	Reporting Requirements	71
7.2	Maintenance of Existence; Conduct of Business	76
7.3	Maintenance of Properties	77
7.4	Taxes and Claims	77
7.5	Insurance	77
7.6	Inspection Rights; Field Examinations	78
7.7	Keeping Books and Records	78
7.8	Compliance with Laws	79
7.9	Compliance with Agreements	79
7.10	Further Assurances	79
7.11	ERISA	79
7.12	Depository Relationship	79
7.13	Additional Guarantors	80
7.14	[Reserved.]	80
7.15	Keepwell	80
7.16	Anti-Corruption Laws	81
7.17	Collateral Access Agreements	81

7.18	Post-Closing Covenants	81
7.19	Permitted ADM Factoring Arrangement	81
7.20	Subcontractor Liens	82

ARTICLE 8 NEGATIVE COVENANTS		82
8.1	Debt	82
8.2	Limitation on Liens	84
8.3	Mergers, Etc	86
8.4	Restricted Payments	86
8.5	Loans and Investments	86
8.6	Limitation on Issuance of Equity	87
8.7	Transactions With Affiliates	88
8.8	Disposition of Assets	88
8.9	Sale and Leaseback	89
8.10	Prepayment of Debt	89
8.11	Nature of Business	90
8.12	Environmental Protection	90
8.13	Accounting	90
8.14	No Negative Pledge	90
8.15	Subsidiaries	90
8.16	Hedge Agreements	90
8.17	OFAC	91
8.18	Amendment of Constituent Documents and Material Agreements	91
8.19	Anti-Corruption Laws	91
8.20	Permitted Activities of Holdings	91
8.21	Acquisition of Term Loan Debt	91
8.22	Permitted ADM Factoring Arrangement	91
8.23	Bill-and-Hold Sales, Etc	91

ARTICLE 9 FINANCIAL COVENANTS		92
9.1	Minimum Fixed Charge Coverage	92
9.2	Maximum Senior Net Leverage Ratio	92
9.3	Equity Cure	92

ARTICLE 10 DEFAULT		94
10.1	Events of Default	94
10.2	Remedies Upon Default	96
10.3	Application of Funds	97
10.4	Performance by Lender	97
10.5	Cash Collateral	97

ARTICLE 11 MISCELLANEOUS		97
11.1	Expenses	97
11.2	INDEMNIFICATION	98
11.3	Limitation of Liability	100
11.4	No Duty	100
11.5	Lender Not Fiduciary	100
11.6	Equitable Relief	100
11.7	No Waiver; Cumulative Remedies	101

11.8	Successors and Assigns	101
11.9	Survival	101
11.10	Amendment	101
11.11	Notices	101
11.12	Governing Law; Venue; Service of Process	102
11.13	Counterparts	103
11.14	Severability	103
11.15	Headings	103
11.16	Assignments by Lender; Participations; Etc	103
11.17	Construction	103
11.18	Independence of Covenants	104
11.19	WAIVER OF JURY TRIAL	104
11.20	Additional Interest Provision	104
11.21	Ceiling Election	105
11.22	USA Patriot Act Notice	105
11.23	Privacy Waiver	106
11.24	Payments Set Aside	106
11.25	Confidentiality	106
11.26	NOTICE OF FINAL AGREEMENT	107
11.27	Electronic Execution of Loan Documents	108
11.28	Intercreditor Agreement; Conflicts	108

ARTICLE 12 GUARANTY		108
12.1	Guaranty	108
12.2	Payment	108
12.3	Agreements and Waivers	109
12.4	Liability	111
12.5	Subordination	111
12.6	Subrogation	112
12.7	Other Indebtedness or Obligations of Guarantors	111
12.8	Costs and Expenses	112
12.9	Exercising Rights, Etc	113
12.10	Benefit; Binding Effect	113
12.11	Multiple Guarantors	113
12.12	Additional Guarantors	113
12.13	Reinstatement	113
12.14	Maximum Liability	114

ARTICLE 13 BORROWER REPRESENTATIVE		114
13.1	Appointment of Borrower Representative	114
13.2	Joint and Several Liability	115

INDEX TO EXHIBITS

A	Payment Conditions Certificate	1.1
B	Compliance Certificate	1.1
C	Note	1.1 and 2.1
D	Joinder Agreement	1.1 and 12.12

INDEX TO SCHEDULES

4.2	Collateral	4.2
5.1(n)	Additional Conditions Precedent	5.1(n)
6.5	Litigation and Judgments	6.5
6.9	Taxes	6.9
6.13	Subsidiaries	6.13
6.14	Material Agreements	6.14
6.19	Intellectual Property	6.19
6.25	Affiliate Transactions	6.25
7.18	Post-Closing Covenants	7.18
8.1	Existing Debt	8.1
8.2	Existing Liens	8.2
8.5	Existing Investments	8.5
11.16	Ineligible Assignees	11.16

v

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of March 12, 2026, is among QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company (“Quest”), QUEST EQUIPMENT, LLC, a Delaware limited liability company (“Quest Equipment”, and together with Quest, each individually a “Borrower” and collectively, the “Borrowers”), QUEST RESOURCE HOLDING CORPORATION, a Nevada corporation (“Holdings”), each of the other Guarantors party hereto, and TEXAS CAPITAL BANK, a Texas state bank (“Lender”).

R E C I T A L S:

Borrowers have requested that Lender extend credit to Borrowers as described in this Agreement. Lender is willing to make such credit available to Borrowers upon and subject to the provisions, terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1  Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Section 1.1 or in the provision, Section or recital referred to below:

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Account” means an account, as defined in the UCC.

“Account Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Lender, which grants Lender “control” (within the meaning of Section 8.106 or Section 9.104 of the UCC, as applicable, in the applicable jurisdiction) over any Deposit Account, Securities Account or Commodity Account maintained by any Obligated Party, in each case, among Lender, the applicable Obligated Party and the applicable financial institution at which such Deposit Account, Securities Account or Commodity Account is maintained.

“Acquisition” means the acquisition by any Person of (a) a majority of the Equity Interests of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a business unit or line of business of another Person, in each case (i) whether or not involving a merger or consolidation with such other Person and (ii) whether in one (1) transaction or a series of related transactions.

“ADM Receivable” means any Account for which Archer Daniels Midland Company, or any of its Affiliates, is the account debtor.

“ADM/BOA Factoring Agreement” means that certain Supplier Receivables Purchase Agreement with ETS Terms (U.S. Supplier), dated as of August 31, 2022, by and among Quest and Bank of America, National Association, as such agreement is in effect on the Closing Date.

“Advance” means an advance by Lender to Borrowers pursuant to Article 2 and any unreimbursed Letter of Credit Disbursement.

“Advance Request Form” means a certificate, in a form approved by Lender, properly completed and signed by a Responsible Officer of the Borrower Representative requesting a Loan.

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person; or (c) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person; provided, however, in no event shall Lender or any Warrant Holder be deemed an Affiliate of any Borrower or any of their Subsidiaries or Affiliates.

“Agreement” has the meaning set forth in the introductory paragraph hereto, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.

“Anti-Corruption Laws” has the meaning set forth in Section 6.23.

“Anti-Terrorism Laws” has the meaning set forth in Section 6.21.

“Applicable Guarantee” has the meaning set forth in the definition of “Excluded Hedge Obligation.”

“Applicable Margin” means (a) from the Closing Date to the date on which Lender receives a Compliance Certificate pursuant to Section 7.1(c) for the Fiscal Quarter ending June 30, 2026, 2.50% per annum for any Term SOFR Loan and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Senior Net Leverage Ratio as set forth in the most recent Compliance Certificate received by Lender pursuant to Section 7.1(c):

Pricing Level	Senior Net Leverage Ratio	Term SOFR Loans
1	Less than 2.25x	1.75%
2	Greater than or equal to 2.25x but less than 3.00x	2.00%
3	Greater than or equal to 3.00x but less than 3.75x	2.25%
4	Greater than or equal to 3.75x but less than 4.50x	2.50%
5	Greater than or equal to 4.50x	2.75%

Any increase or decrease in the Applicable Margin resulting from a change in the Senior Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.1(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.

Notwithstanding anything to the contrary contained in the foregoing, if, as a result of any restatement of or other adjustment to the financial statements of Borrowers or for any other reason, Borrowers or Lender determines that (i) the Senior Net Leverage Ratio as calculated by Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Senior Net Leverage Ratio would have resulted in higher pricing for such period, then Borrowers shall immediately and retroactively be obligated to pay to Lender, promptly on demand by Lender (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Laws, automatically and without further action by Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of Lender upon the occurrence of a Default. Borrowers’ obligations under this paragraph shall survive the termination of the Commitment and the repayment of all other Obligations.

“Applicable Rate” means, Term SOFR plus the Applicable Margin.

“Availability” means, at any time of determination, (a) the Line Cap minus (b) the Revolving Credit Exposure at such time.

“Availability Reserves” means, as of any date of determination, such amounts as Lender may from time to time establish and revise in its Permitted Discretion: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender, do or may affect either: (i) the Collateral or any other Property which is security for the Obligations, (ii) the assets, business or prospects of Obligated Parties and their Subsidiaries or (iii) the security interests (including the enforceability, perfection and priority thereof) and other rights of Lender in the Collateral and other matters affecting the Collateral (including, dilution of accounts, inventory shrinkage, obsolescence and damaged goods), (b) to reflect Lender’s belief that any collateral report or financial information furnished by or on behalf of Obligated Parties to Lender is or may have been incomplete, inaccurate or misleading in any material respect, (c) in respect of Bank Products, Rent Reserves and Hedge Agreements, (d) in respect of taxes, royalty payment obligations, assessments or governmental charges, (e) in respect of any state of facts which Lender determines constitutes a Default or an Event of Default or may, with notice or passage of time or both, constitute a Default or an Event of Default, and (f) in respect of past due subcontractor payables of any Obligated Party. Notwithstanding anything herein to the contrary, Availability Reserves shall be applied to the Commitment or the Borrowing Base without duplication.

“Bank Product Agreements” means those certain agreements entered into from time to time between any Obligated Party or any of its Subsidiaries and a Secured Bank Product Provider in connection with any Bank Products.

“Bank Products” means any of the following services: (a) deposit accounts, (b) cash management services, including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve FedLine system) and other cash management arrangements, (c) debit cards, stored value cards, and credit cards (including commercial credit cards (including so called “procurement cards” or “P cards”)) and debit card and credit card processing services.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Blocked Accounts” has the meaning set forth in Section 2.6.

“Borrower” means each Person identified as such in the introductory paragraph hereto, and its successors and assigns to the extent permitted by Section 11.8.

“Borrower Representative” has the meaning set forth in Section 13.1.

“Borrowing Base” means, as of any date of determination, an amount equal to, without duplication: (a) ninety percent (90%) of Eligible Accounts owing by Investment Grade Account Debtors; plus (b) eighty-five percent (85%) of Eligible Accounts owing by Non-Investment Grade Account Debtors; plus (c) the Unbilled Advance Amount; minus (d) Availability Reserves.

“Borrowing Base Report” means, as of any date of preparation, a certificate, in form and substance acceptable to Lender, prepared by and certified by a Responsible Officer of the Borrower Representative.

“Business Day” means for all purposes, a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by law to be closed; provided that, in addition to the foregoing, in relation to Loans referencing Term SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing Term SOFR or any other dealings of such Loans referencing Term SOFR, any such day shall only be a “Business Day” if such day is also a U.S. Government Securities Business Day. Unless otherwise provided, the term “days” when used herein means calendar days.

“Capital Expenditure” means, with respect to any Person, any expenditure by such Person for (a) an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classified in relevant financial statements of such Person as equipment, real property, a fixed asset or a similar type of capitalized asset in accordance with GAAP or (b) an asset relating to or acquired in connection with an acquired business, and any and all acquisition costs related to clause (a) or (b) above.

“Capitalized Lease Obligation” means, with respect to any Person, the amount of Debt under a lease of Property by such Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP.

“Cash Dominion Period” means any period (a) commencing on the date that (i) Availability is less than the greater of fifteen percent (15%) of the Commitment and fifteen percent (15%) of the Borrowing Base for five (5) consecutive Business Days or (ii) an Event of Default shall have occurred, and (b) continuing until, during each of the preceding thirty (30) consecutive days, (x) Availability has been greater than or equal to the greater of fifteen percent (15%) of the Commitment and fifteen percent (15%) of the Borrowing Base and (y) no Event of Default has existed.

“Cash Equivalent Investments” means, at any time, (a) any evidence of Debt, maturing not more than one year after that time, issued or guaranteed by the United States Government or any agency thereof; (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-1 by S&P or P-1 by Moody’s; (c) any certificate of deposit, time deposit, or banker’s acceptance, maturing not more than one year after that time, or any overnight federal funds transaction that is issued or sold by Lender or its Affiliates (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000); (d)any repurchase agreement entered into with Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time that repurchase agreement is entered into of not less than 100% of the repurchase obligation of Lender (or other commercial banking institution) thereunder; (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements; and (f) other short-term liquid investments approved in writing by Lender.

“Cash Interest Expense” means, for any Person for any period, total interest expense in respect of all outstanding Debt actually paid or that is payable by such Person during such period, including, without limitation, all commissions, discounts, and other fees and charges with respect to letters of credit and all net costs under Hedge Agreements in respect of interest rates to the extent such costs are allocable to such period, but excluding interest expense not payable in cash, all as determined in accordance with GAAP.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Obligated Parties or any of their Subsidiaries.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, implemented, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any employee benefit plan of such person or its Subsidiaries, (ii) any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (iii) Warrant Holders or any of their affiliates) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis;

(b)  during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(c)  Holdings ceases to directly or indirectly own and control, of record and beneficially, one hundred percent (100%) of the Equity Interests of each Borrower (other than directors’ qualifying shares);

(d)  any Borrower ceases to directly or indirectly own and control, of record and beneficially, one hundred percent (100%) of the Equity Interests of each Subsidiary of such Borrower (other than directors’ qualifying shares), except for any cessation resulting from the dissolution or liquidation of any Subsidiary permitted under this Agreement;

(e)  a “change of control” or any comparable term under, and as defined in, the Term Loan Credit Agreement or any other Material Debt shall have occurred;

(f)  the sale, lease, transfer or other disposition of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, to any Person (other than to an Obligated Party in a transaction permitted hereunder);

(g)  Daniel Friedberg is no longer the chairman of the board of directors (or similar governing body) of Holdings performing the same or similar role that he is performing on the Closing Date; provided, that, to the extent Daniel Friedberg dies or becomes incapacitated and is no longer able to serve in such capacity, the Borrowers shall have ninety (90) days to select a replacement reasonably satisfactory to Lender;

(h)  Daniel Friedberg sells or otherwise transfers, directly or indirectly, any Equity Interests in Holdings (other than any transfer into an investment vehicle that is 100% owned and controlled by Daniel Friedberg solely for estate planning purposes) to the extent that immediately after giving effect to such sale or transfer Daniel Friedberg would own and control, directly or indirectly, less than $2,000,000 of Equity Interests of Holdings (measured at the fair market value at the time of such sale or transfer); provided, however, that this clause (h) shall only apply so long as an analogous clause applies in the Term Loan Credit Agreement; or

(i)  any Person or ‘group’ (within the meaning of Rules 13d 3 and 13d 5 under the Securities Exchange Act of 1934) (other than the Warrant Holders or any of their affiliates) other than Daniel Friedberg has the power, directly or indirectly, to appoint more than one (1) director to the board of directors of Holdings.

“Closing Date” means the first date all the conditions precedent set forth in Section 5.1 are satisfied or have been waived by Lender.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means (a) any and all Property of any Obligated Party described in Section 4.1, (b) any and all Property described in any Security Documents as security for any Obligations and (c) any and all other Property of any Obligated Party, now existing or hereafter acquired, that may at any time be, become or be intended to be, subject to a security interest or Lien in favor of Lender, on behalf of the Secured Parties, to secure the Obligations, in each case, excluding Excluded Property.

“Collateral Access Agreement” means a landlord waiver, mortgagee waiver, bailee letter or similar acknowledgment of any lessor, warehouseman, processor or other Person in form and substance satisfactory to Lender.

“Collection Account” has the meaning set forth in Section 2.6; provided that, at any time the Obligated Parties have only one Blocked Account into which all Receipts are deposited and no separate collection or concentration account has been established, the term “Collection Account” shall refer to such Blocked Account.

“Commitment” means the obligation of Lender to make Loans pursuant to Section 2.1(a) in an aggregate principal amount at any time outstanding up to but not exceeding $40,000,000, subject, however, to an increase pursuant to Section 2.8 or termination pursuant to Section 10.2.

“Commodity Account” shall have the meaning set forth in Article 9 of the UCC.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), and any successor statute.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit B, prepared by and certified by a Responsible Officer of the Borrower Representative acceptable to Lender.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with Term SOFR or any Successor Rate, as applicable, any technical, administrative or operational changes (including changes to the definitions of “Business Day”, “Interest Period” (or any similar or analogous definition), “U.S. Government Securities Business Day”, or the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization, operating agreement, regulations and/or other organizational and governance documents and agreements; and (g) in the case of any other entity, its organizational and governance documents and agreements.

“Contingent Liability” means, with respect to any Person, each obligation and liability of that Person and all such obligations and liabilities of that Person incurred pursuant to any agreement, undertaking or arrangement by which that Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Equity Interests of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions, or otherwise), or to maintain solvency, assets, level of income, working capital, or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property, or services from any other Person with the purpose or intent of assuring the owner of that indebtedness or obligation of the ability of that other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of any other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability will (subject to any limitation set forth in this Agreement) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cure Amount” means, with respect to any Equity Cure Contribution, the dollar amount of such Equity Cure Contribution.

“Cure Period” means, with respect to any Fiscal Quarter for which financial statements and a Compliance Certificate are required to be delivered pursuant to Section 7.1, the period ending on the date that is ten (10) Business Days after the earliest date on which each applicable Financial Covenant is required to be tested for such Fiscal Quarter pursuant to this Agreement.

“Debt” means, of any Person as of any date of determination (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all Capitalized Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on Property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) any other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person; (h) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person; (i) any liability under a sale and leaseback transaction that is not a Capitalized Lease Obligation; (j) any obligation under any so called “synthetic leases;” (k) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheet of a Person; (l) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (m) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (n) all net Hedge Obligations of such Person, valued at the Hedge Termination Value thereof; (o) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of redeemable preferred stock interests, at the greater of its voluntary or involuntary liquidation preference plus all accrued and unpaid dividends; and (p) all obligations of such Person with respect to financing insurance premiums.

“Debt Service” means, for any Person for any period, the sum of all regularly scheduled principal payments (excluding earn-out payments) and all Cash Interest Expense that are paid or payable during such period in respect of all Debt of such Person.

“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

“Default” means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

“Default Interest Rate” means (a) when used with respect to Obligations (other than Letter of Credit Fees), an interest rate equal to (i) the Applicable Margin, plus (ii) two percent (2%) per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin applicable to Letter of Credit Fees plus two percent (2%) per annum; provided, in no event shall the Default Interest Rate exceed the Maximum Rate.

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Dollars” and “$” mean lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of any political subdivision of the U.S.

“EBITDA” means, for Holdings and its Subsidiaries for any period, an amount equal to a) net income determined in accordance with GAAP; provided that net income shall exclude (x) the net income of any Subsidiary of such Person during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Constituent Documents or any agreement, instrument or law applicable to such Subsidiary during such period, except that such Person’s equity in any net loss of any such Subsidiary for such period shall be included in determining net income, and (y) any income (or loss) for such period of any other Person if such other Person is not a Subsidiary, except that Obligated Parties’ equity in the net income of any such Person for such period shall be included in net income up to the aggregate amount of cash actually distributed by such Person during such period to Obligated Parties or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Obligated Parties as described in clause (x) of this proviso), plus b) the sum of the following to the extent deducted in the calculation of net income: i) interest expense; ii) income taxes; iii) depreciation; iv) amortization; v) non-cash charges related to the impairment of goodwill; vi) non-cash expenses related to compensation arrangements pursuant to the grant of stock or other equity interest-based compensation; vii) non-cash charges and expenses related to purchase accounting adjustments; viii) other non-cash charges, expenses and losses (other than with respect to accounts receivable and/or inventory); ix) non-recurring transaction fees, expenses and costs (including, without limitation, those of advisors, legal counsel, agents or representatives) incurred in connection with the administration of, any amendment to or any consent or waiver under, the Loan Documents, in an aggregate amount not to exceed $500,000 in any Fiscal Year; x) fees and expenses of Holdings payable in cash during such period to reimburse the costs and expenses of the board of directors (or other similar governing bodies) of Holdings, in an aggregate amount not to exceed $100,000 in any Fiscal Year; xi) fees and transaction expenses not capitalized and incurred in connection with any consummated Permitted Acquisition (whether on or prior to the closing date of such Permitted Acquisition or within one hundred eighty (180) days after such closing date); xii) non-recurring fees and transaction expenses not capitalized and incurred in connection with any unconsummated Permitted Acquisition, in an aggregate amount not to exceed $1,200,000 in any trailing twelve (12) month period; xiii) indemnification expenses that are actually reimbursed in cash by a third party and documented with notification to Lender; xiv)expenses incurred to replace or repair tangible assets of Holdings and its Subsidiaries to the extent actually reimbursed in cash by third-party insurance within one hundred eighty (180) days of such expenses being incurred (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such one hundred eighty (180) days); xv) reasonable and documented integration costs in connection with Permitted Acquisitions in an aggregate amount not to exceed $2,000,000 in any trailing twelve (12) month period; xvi) general non-recurring and pro forma synergies, operating improvements, run-rate adjustments, cost savings or restructurings of the business of Borrowers resulting from actions already taken, to the extent satisfactory to Lender and Obligated Parties determine in good faith that such items are reasonable and are factually supportable (without duplication of the amount of actual benefits realized during such period from such actions) and are reasonably anticipated to be realized within twelve (12) months, as set forth in a certificate signed by a Responsible Officer of the Borrower Representative; provided, that the aggregate amount added back pursuant to this clause (xvi) shall not exceed $500,000 in any trailing twelve (12) month period; xvii) all non-cash charges of Borrowers and Holdings relating to earn-outs and contingent acquisition consideration or changes in the valuation thereof to the extent related to Permitted Acquisitions; xviii) cash proceeds from any business interruption insurance covering lost profits to the extent not already included in the calculation of net income; xix) other extraordinary, unusual, or non-recurring expenses or losses in an aggregate amount not to exceed $1,000,000 in any trailing twelve (12) month period; xx) non-recurring reasonable, documented charges and expenses related to recruiting expenses (including relocation and moving expenses), signing bonuses, severance expenses, restructuring, business separation expenses, office relocation, moving, lease termination and other related expenses, in an aggregate amount not to exceed $500,000 per Fiscal Year; and xxi) costs and expenses for non-recurring IT-related projects and upgrades in an aggregate amount not to exceed $1,500,000 during the term of this Agreement; minus (c) the sum of the following to the extent included in the calculation of net income: (i) income tax credits of such Person; (ii) extraordinary gains determined in accordance with GAAP; and (iii) all non-recurring, non-cash items increasing net income. Notwithstanding the foregoing, to the extent any Permitted Acquisition or other asset disposition permitted hereunder has been consummated during such period, EBITDA shall be calculated with respect to such period on a pro forma basis using the historical financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holdings and its Subsidiaries, which shall be reformulated as if such transaction, and any Debt incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (which pro forma adjustments shall be certified by a Responsible Officer of the Borrower Representative and may only be included to the extent approved by Lender in its reasonable discretion or supported by a quality of earnings report from a reputable third party reasonably acceptable to Lender); provided, that, notwithstanding anything to the contrary contained herein, (1) in no event shall the aggregate amount of addbacks set forth in clauses (xv), (xvi), (xix), (xx) and (xxi) above, when combined with any pro forma adjustments to EBITDA pursuant to the immediately preceding sentence, exceed twenty five percent (25%) of EBITDA for any period (calculated prior to giving effect to any such addbacks and adjustments); and (2) in any event, EBITDA shall not include (x) any addback for lost revenue, earnings, margins or associated costs and expenses (other than to the extent of cash proceeds of business interruption insurance expressly permitted to be included pursuant to clause (xviii) above), or (y) any addback with respect to any write down or write off of inventory or accounts receivable.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Accounts” means, as of any applicable period of determination thereof, all Accounts of the Borrowers (net of service charges, interest, rebates and finance fees) created in the ordinary course of business that are acceptable to Lender in its Permitted Discretion. Without limiting the foregoing and Lender’s Permitted Discretion provided herein, no Account shall be an Eligible Account if:

(a)  it does not comply with all applicable laws, rules, and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

(b)  it has been outstanding for a date that is more than the earlier of (i) ninety (90) days past the original date of invoice or (ii) sixty (60) days past the original due date therefor; provided, however, that, with respect to any ADM Receivable, the reference to “ninety (90) days” in clause (i) above shall be deemed to be "one hundred twenty (120) days”;

(c)  (i) the goods giving rise to it have not been delivered to the account debtor or otherwise do not constitute a final sale or (ii) the services giving rise to it have not been performed for the account debtor;

(d)  it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued;

(e)  (i) it arises from a sale on a cash-on-delivery, bill-and-hold, sale or return, sale on approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes or (ii) except in the case of any Eligible Unbilled Account, is not evidenced by an invoice or other documentation satisfactory to Lender in its Permitted Discretion which has been sent to the account debtor;

(f)  it is not subject to a first priority perfected security interest in favor of Lender;

(g)  it is subject to any Lien other than (i) a Lien in favor of Lender or (ii) a Permitted Lien which does not have priority over the Lien in favor of Lender or (iii) a Lien in favor of the Term Loan Agent that is subordinate to the Lien in favor of Lender pursuant to the Intercreditor Agreement;

(h)  it arises out of a contract with or order from, an account debtor that, by its terms, prohibits or makes void or unenforceable the grant of a security interest by the applicable Borrower to Lender in and to such Account;

(i)  it does not conform with a covenant or representation herein or in the other Loan Documents;

(j)  it is owing by a creditor or supplier of a Borrower or any Subsidiary thereof, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof);

(k)  the account debtor is insolvent or the subject of any bankruptcy or insolvency proceeding, or has made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, sold all or substantially all of its assets, or suffered a receiver or trustee to be appointed for any of its assets or affairs; or the applicable Borrower is not able to bring suit or enforce remedies against the account debtor through judicial process;

(l)  it is evidenced by any promissory note, chattel paper or an instrument of any kind that has not been delivered to Lender;

(m)  a default exists under the Account by any party thereto;

(n)  it is owed by an Affiliate, employee, officer, director or shareholder of any Borrower or any of their Subsidiaries;

(o)  it is owed in a currency other than Dollars;

(p)  the account debtor is organized or has its principal offices or assets outside the United States or Canada;

(q)  it is owed by an individual or a Sanctioned Person;

(r)  fifty percent (50%) or more of the Accounts owing from such account debtor are not Eligible Accounts hereunder;

(s)  it is owing by a Governmental Authority, unless the account debtor is the United States of America or any department, agency, or instrumentality thereof and the Account has been assigned to Lender in compliance with the Federal Assignment of Claims Act of 1940 and any other steps necessary to perfect the Lien of Lender in such Account have been complied with to Lender’s satisfaction;

(t)  it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof;

(u)  it is owing by an account debtor to the extent the aggregate amount of Accounts owing from such account debtor and its Affiliates to the Borrowers exceeds, as applicable, (i) with respect to Accounts owing by Investment Grade Account Debtors, forty percent (40%) of the aggregate amount of all Eligible Accounts, and (ii) with respect to Accounts owing by Non-Investment Grade Account Debtors, twenty five percent (25%) of the aggregate amount of all Eligible Accounts (provided, however, that, in each case if such aggregate exceeds such percentage of all Eligible Accounts, only such excess shall be ineligible);

(v)  any Borrower has made any agreement with the account debtor for any reduction of such Account, other than discounts and adjustments given in the ordinary course of business but only to the extent of any such reduction, or it was partially paid and an Obligated Party created a new receivable for the unpaid portion of such Account;

(w)  Lender otherwise determines it be ineligible in its Permitted Discretion; provided that Lender shall have the right to create and adjust eligibility standards and Availability Reserves from time to time in its Permitted Discretion; or

(x)   it has been sold, assigned, factored or otherwise transferred to any Person (including, for the avoidance of doubt, pursuant to the Permitted ADM Factoring Arrangement) (it being understood that any such Account may be included as an Eligible Account solely until the time such Account is actually sold pursuant thereto, so long as such Account otherwise satisfies the criteria for Eligible Accounts and has not been so sold).

The amount of the Eligible Accounts owed by an account debtor to a Borrower shall be reduced by the amount of all “contra accounts” and other obligations owed whether by a Borrower or any other Obligated Party or Subsidiary, to such account debtor.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, the Borrower Representative shall notify Lender thereof on and at the time of submission to Lender of the next Borrowing Base Report. In determining the amount of an Eligible Account, the face amount of an Account may, in Lender’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrowers may be obligated to rebate to an account debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrowers to reduce the amount of such account.

“Eligible Contract Participant” has the meaning set forth in the Commodity Exchange Act and the regulations thereunder.

“Eligible Unbilled Account” means an Account which would otherwise constitute an Eligible Account but for the fact that an invoice has not been issued, so long as (i) the applicable Borrower intends to send a bill or invoice for the goods or services giving rise to such Account within sixty (60) days of the accrual date, and (ii) the eligibility of such Account to be billed within such period is not subject to completion of any further performance by the applicable Obligated Party.

“Environmental Laws” means any and all federal, state, and local laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.

“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

“Equity Cure Contribution” means, with respect to any Fiscal Quarter, a bona fide cash equity contribution (in the form of common equity or other equity on terms reasonably satisfactory to Lender) made to Holdings in cash, which is contributed in cash by Holdings to the Borrowers (as a capital contribution or as a common equity subscription) and deposited into a Collection Account or a Blocked Account subject to an Account Control Agreement in favor of Lender.

“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as an Obligated Party or is under common control (within the meaning of Section 414(c) of the Code and Sections 414(m) and (o) of the Code for purposes of the provisions relating to Section 412 of the Code) with an Obligated Party.

“ERISA Event” means (a) a Reportable Event with respect to a Plan, (b) a withdrawal by any Obligated Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Obligated Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, (f) the imposition of any liability to the PBGC under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligated Party or any ERISA Affiliate, (g) the failure of any Obligated Party or ERISA Affiliate to meet any funding obligations with respect to any Plan or Multiemployer Plan, or (h) a Plan becomes subject to the at risk requirements in Section 303 of ERISA and Section 430 of the Code.

“Event of Default” has the meaning set forth in Section 10.1.

“Excess Cash Flow” has the meaning assigned to such term in the Term Loan Credit Agreement.

“Excluded Deposit Accounts” means any Deposit Account (a) established and used solely as (i) a payroll account or (ii) a zero-balance disbursement account through which disbursements are made and settled on a daily basis with no uninvested balance remaining overnight or (b) held in a fiduciary capacity and established in connection with employee benefit plans in the ordinary course of business or pursuant to applicable legal requirements.

“Excluded Hedge Obligation” means, with respect to any Obligated Party, any Hedge Obligations if, and to the extent that, all or a portion of such Obligated Party’s Guarantee of (whether such Guarantee arises pursuant to a Guaranty, by such Obligated Party’s being jointly and severally liable for such Hedge Obligations, or otherwise (any such Guarantee, an “Applicable Guarantee”)), or the grant by such Obligated Party of a security interest to secure, such Hedge Obligations (or any Applicable Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligated Party’s failure for any reason not to constitute an Eligible Contract Participant (determined after giving effect to Section 7.15 hereof or any other “keepwell, support or other agreement” (as defined in the Commodity Exchange Act), and any and all Guarantees of such Obligated Parties’ Hedge Obligations by other Obligated Parties) at the time the Applicable Guarantee of such Obligated Party or the grant of such security interest becomes effective with respect to such related Hedge Obligations. If any Hedge Obligations arise under a Master Agreement governing more than one Hedge Agreement, then such exclusion shall apply only to the portion of such Hedge Obligations that is attributable to Hedge Agreements for which such Applicable Guarantee or security interest is or becomes illegal.

“Excluded Property” means (a) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Obligated Party if (i) under the terms of that contract, lease, permit, license or license agreement or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of that contract, lease, permit, license, or license agreement (other than to the extent any such contract, lease, permit, license or license agreement has been entered into in contemplation hereof or as a means of circumventing the requirements under this Agreement or under the other Loan Documents) and (ii) that prohibition or restriction has not been waived or the consent of the other party to that contract, lease, permit, license or license agreement has not been obtained; (b)any asset with respect to which the costs of obtaining, perfecting, or maintaining a security interest in that asset exceeds the fair market value thereof or the benefit to Lender afforded thereby (as determined by Lender in consultation with Borrower Representative); (c) any United States intent-to-use trademark application, but only to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of that intent-to-use trademark application under applicable federal law; and (d) pledges or deposits permitted to be made in connection with Permitted Liens; provided, however, if any Excluded Property does not constitute Excluded Collateral (as defined in the Term Loan Credit Agreement), it shall not constitute Excluded Property hereunder. The exclusions of clauses (a) and (b) of this definition do not (and are not to be construed to) apply to the extent that (1) any described prohibition or restriction is ineffective under the applicable anti-assignment provisions (including Sections 9-406, 9-407, 9-408, or 9-409 of the UCC) or other applicable law, or (2) any consent or waiver has been obtained that would permit Lender’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of the applicable contract, lease, permit, license, or license agreement. The exclusions of clauses (a) and (b) of this definition do not (and are not to be construed to) limit, impair, or otherwise affect any of Lender’s continuing security interests in and liens upon any rights or interests of any Obligated Party in or to (x) monies due or to become due under or in connection with any described contract, lease, permit, license or license agreement (including any Accounts or Equity Interests), or (y) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license or license agreement. With respect to any intent-to-use trademark application excluded from the Collateral in accordance with clause (c) of this definition, upon submission to and acceptance by the United States Patent and Trademark Office of a statement of use or an amendment to allege use pursuant to 15 U.S.C. § 1060(a) or any successor provision, that intent-to-use trademark application will be considered Collateral.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) Lender acquires such interest in the Loan, Letter of Credit or Commitment or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.3, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender acquired the applicable interest in such Loan, Letter of Credit or Commitment or to Lender immediately before it changed its lending office and (c) any U.S. federal withholding Taxes imposed under FATCA.

“Facility” means the credit facility governed by this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Financial Covenants” means the covenants set forth in Sections 9.1 and 9.2.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year, which period is the 3-month period ending on the last day of each of March, June, September and December of each year.

“Fiscal Year” means the fiscal year of Holdings, which period is the 12-month period ending on the last day of December of each year.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) (i) EBITDA for the most recently completed Test Period, minus (ii) non-financed Capital Expenditures made or required to be made in cash during the most recently completed Test Period, minus (iii) cash income Taxes paid or payable during such period to (b) Fixed Charges for the most recently completed Test Period.

“Fixed Charges” means, for Holdings and its Subsidiaries for any Test Period, the sum of (a) Debt Service for such period, plus (b) the sum of distributions, dividends and other Restricted Payments made or required to be made during such period, plus (c) any cash contributions made or required to be made to any Plan during such period.

“Funding Loss” means an amount sufficient to compensate Lender for any loss, cost or expense incurred by Lender as a result of a prepayment, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by Lender or from fees payable to terminate the deposits from which such funds were obtained and includes any customary administrative fees charged by Lender in connection with the foregoing.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Guarantee” by any Person means any obligation or liability, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to operate Property, to take or pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Joinder Agreement” means a Guarantor Joinder Agreement in the form of Exhibit D hereto.

“Guarantors” means each Person who from time to time Guarantees all or any part of the Obligations, including any Person who becomes a party to this Agreement pursuant to a Guarantor Joinder Agreement, and including with respect to Obligations under any Bank Product Agreement to which an Obligated Party (other than Borrowers) or any of its Subsidiaries is a party, Borrowers, and “Guarantor” means any one of the Guarantors.

“Guaranty” means, collectively, the guaranty made by the Obligated Parties party to this Agreement pursuant to Article 12 and each other written guaranty executed by one or more of the Guarantors in favor of Lender, for the benefit of the Secured Parties, in form and substance satisfactory to Lender.

“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

“Hedge Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules and annexes, a “Master Agreement”) and (c) any and all Master Agreements and any and all related confirmations.

“Hedge Bank” means Lender or any Affiliate of Lender, in its capacity as a party to a Hedge Agreement with an Obligated Party.

“Hedge Obligations” means, for any Person, any and all obligations (whether absolute or contingent and howsoever and whensoever created) of such Person to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act arising, evidenced or acquired under (a) any and all Hedge Agreements, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedge Agreements, and (c) any and all renewals, extensions and modifications of any Hedge Agreements and any and all substitutions of any Hedge Agreements.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and settlement amounts, early termination amounts or termination value(s) determined in accordance therewith, such settlement amounts, early termination amounts or termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more commercially reasonable mid-market or other readily available quotations provided by any dealer which is a party to such Hedge Agreement or any other recognized dealer in such Hedge Agreements (which may include Lender or any Affiliate of Lender).

“Holdings” has the meaning set forth in the preamble to this Agreement.

“Increased Reporting Period” means the period (a) commencing on the date that (i) Availability shall be less than the greater of (x) fifteen percent (15%) of the Commitment and (y) fifteen percent (15%) of the Borrowing Base for five (5) consecutive Business Days or (ii) an Event of Default shall have occurred, and (b) continuing until, during each of the preceding thirty (30) consecutive days, (i) Availability shall have been greater than the greater of (x) fifteen percent (15%) of the Commitment and (y) fifteen percent (15%) of the Borrowing Base then in effect and (ii) no Event of Default shall have existed.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligated Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Ineligible Assignee” means those Persons specifically identified by Borrowers on Schedule 11.16 as of the Closing Date (not to exceed five Persons in the aggregate); provided, that such schedule may be updated by Borrowers from time to time with the prior written consent of Lender, which consent shall be in Lender’s sole discretion.

“Intellectual Property” means all copyrights, copyrightable works, patents, patent applications, trademarks, trademark applications, service marks, trade names, brand names, trade dress, slogans, logos and internet domain names and uniform resource locators, and the goodwill associated with any of the foregoing, and other types of intellectual or industrial property rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature to any of the foregoing or having similar effect in any jurisdiction throughout the world, and registrations and applications for registration of any of the foregoing, and all documentation and embodiments of the foregoing, in whatever form, now owned or hereafter acquired.

“Intercreditor Agreement” means that certain intercreditor agreement, dated as of the Closing Date, by and between Lender, as “ABL Lender”, and the Term Loan Agent, acknowledged by the Obligated Parties, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Interest Period” means with respect to any Term SOFR Loan, the period commencing on the date such Loan becomes a Term SOFR Loan (whether by the making of a Loan or its continuation) and ending on the numerically corresponding day in the calendar month that is one (1) month thereafter (in each case subject to the availability of Term SOFR for such period); provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Term SOFR Loan that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes of each Interest Period, Term SOFR for such Interest Period will be the Term SOFR Reference Rate determined as of the first Business Day of each calendar month in which the Interest Period commences and is adjusted as of the first Business Day of each calendar month thereafter.

“Interest Rate” means the rate equal to the lesser of (a) the Maximum Rate and (b) the Applicable Rate.

“Inventory” has the meaning set forth in Chapter 9 of the UCC.

“Investment Grade Account Debtor” means, any account debtor whose securities are rated BBB- (or then equivalent grade) or higher by S&P or Baa3 (or then equivalent grade) or higher by Moody’s, or whose credit rating or credit quality has the characteristics of an Investment Grade Account Debtor as determined by Lender in its Permitted Discretion.

“IRS” means the United States Internal Revenue Service or any entity succeeding to all or any of its functions.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by Lender and Borrowers (or any Subsidiary) or in favor of Lender and relating to such Letter of Credit.

“L/C Borrowing” has the meaning set forth in Section 2.5(c).

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Lender” means the Person identified as such in the introductory paragraph hereto, and includes its successors and assigns.

“Letter of Credit” means any letter of credit issued by Lender for the account of or at the direction of Borrowers pursuant to Article 2 of this Agreement.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by Lender.

“Letter of Credit Disbursement” has the meaning set forth in Section 2.5(c).

“Letter of Credit Expiration Date” has the meaning set forth in Section 2.5(a).

“Letter of Credit Fee” has the meaning set forth in Section 2.5(b).

“Letter of Credit Liabilities” means, at any time, the sum of (a) the aggregate face amount of all outstanding Letters of Credit, plus (b) any amounts drawn under any Letters of Credit for which Lender has not been fully reimbursed by Borrowers (unless Lender, in its sole discretion, has charged such unreimbursed amount to Borrowers as an L/C Borrowing in accordance with Section 2.5(c), in which case the drawn amount would not constitute a Letter of Credit Liability).

“Lien” means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

“Line Cap” means, as of any date of determination, the lesser of (a) (i) the Commitment minus (ii) Availability Reserves in effect on such date and (b) the Borrowing Base.

“Loan” means any loan or advance made by Lender pursuant to this Agreement.

“Loan Documents” means this Agreement, the Security Documents, the Note, the Issuer Documents, each Guaranty, any fee letter and all other promissory notes, letters of credit, guaranties, and other instruments, documents, certificates and agreements executed and delivered pursuant to or in connection with this Agreement or the Security Documents.

“Master Agreement” has the meaning set forth in the definition of “Hedge Agreement.”

“Material Adverse Event” means any act, event, condition, or circumstance which could materially and adversely affect: (a) the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of Holdings and its Subsidiaries, taken as a whole; (b) the ability of any Obligated Party to perform its obligations under any Loan Document to which it is a party; (c) the legality, validity, binding effect or enforceability against any Obligated Party of any Loan Document to which it is a party; (d) the rights of or remedies or benefits available to Lender under any of the Loan Documents; or (e) cancellation or termination of the agreements referenced in clauses (a) and (b) of the definition of “Voting Agreements”, other than by their terms.

“Material Agreement” means, with respect to any Obligated Party, (a) each contract or agreement to which such Obligated Party or any of its Subsidiaries is a party involving a customer of such Person that generates fifteen percent (15%) or more of consolidated gross profit for such Person or its Subsidiaries in any Fiscal Year, (b) the Voting Agreements, and (c) all other contracts or agreements as to which the breach, nonperformance, cancellation, or failure to renew by any party could reasonably be expected to result in a Material Adverse Event.

“Material Debt” means Debt (other than the Obligations) of any one or more of the Obligated Parties and their Subsidiaries in an aggregate principal amount exceeding $750,000.

“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lender in accordance with applicable Texas law (or applicable United States federal law to the extent that such law permits Lender to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrowers at the time of such change in the Maximum Rate.

“Monroe Term Loan Fee Letter” means any fee letter entered into in connection with the Term Loan Credit Agreement for the benefit of the Term Loan Agent or any of its Affiliates, as amended, restated, supplemented or otherwise modified from time to time.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions are being made or have been made by, or for which there is an obligation to make by or there is any liability, contingent or otherwise, with respect to an Obligated Party or any ERISA Affiliate and which is covered by Title IV of ERISA.

“Non-Investment Grade Account Debtor” means any account debtor which is not an Investment Grade Account Debtor.

“Note” means the promissory note of Borrowers payable to Lender, in substantially the form of Exhibit C.

“Obligated Party” means Borrowers and each Guarantor.

“Obligations” means all obligations, indebtedness, and liabilities of Borrowers, each Guarantor and any other Obligated Party to Lender or any Affiliate of Lender, or both, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities under this Agreement, all Hedge Obligations under any Secured Hedge Agreements, the other Loan Documents (including, without limitation, all Letter of Credit Liabilities and L/C Borrowings), all liabilities and obligations in respect of Bank Products owing to any Secured Bank Product Provider and all interest accruing on any of the foregoing (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether a claim for post filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding) and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof; provided, however, that any other term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the “Obligations” of any Obligated Party shall exclude, as to such Obligated Party, Excluded Hedge Obligations of such Obligated Party.

“OFAC” means the Office of Foreign Assets Control.

“Operating Lease” means any lease that is not a Capitalized Lease Obligation under GAAP

“Other Connection Taxes” means, with respect to Lender, Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Taxes (other than a connection arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit, or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment.

“Paid in Full” or “Payment in Full” means, (a) the indefeasible payment in full in cash of all outstanding Advances, together with accrued and unpaid interest thereon, (b) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to Lender of a cash deposit, or at the discretion of Lender a backup standby letter of credit satisfactory to Lender, in an amount equal to 103% of the outstanding Letter of Credit Liabilities as of the date of such payment), (c) the indefeasible payment in full in cash of the accrued and unpaid fees owing under the Loan Documents, (d) the indefeasible payment in full in cash of all reimbursable expenses and other Obligations (other than contingent obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (e) the termination of the Commitment, and (f) the termination of all Bank Product Agreements and Secured Hedge Agreements with all amounts then due and payable thereunder having been paid in full in cash or entering into other arrangements satisfactory to the Secured Parties counterparty thereto.

“Participant” means any Person (other than (a) a natural Person, (b) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person or (c) Borrowers or any of Borrowers’ Affiliates or Subsidiaries or any other Obligated Party) to which a participation is sold by Lender in all or a portion of Lender’s rights and/or obligations under this Agreement (including all or a portion of the Commitment and/or the Loans owing to it).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107 56, signed into law October 26, 2001).

“Payment Conditions” means, with respect to any Payment Conditions Transaction, (a) no Default shall have occurred and be continuing on the date of such Payment Conditions Transaction or would result after giving effect to such Payment Conditions Transaction, (b) after giving effect to such Payment Conditions Transaction, either (i) Availability (or the average thereof, in the case of clause (x) below), calculated on a pro forma basis for (x) the average Availability over the prior thirty (30) day period and (y) immediately following such Payment Conditions Transaction, shall be greater than or equal to forty percent (40%) of the Commitment, or (ii) (x) Availability (or the average thereof, in the case of clause (1) below), calculated on a pro forma basis for (1) the average Availability over the prior thirty (30) day period and (2) immediately following such Payment Conditions Transaction, shall be greater than or equal to the greater of (A) twenty percent (20%) of the Line Cap and (B) $3,000,000, and (y) the Fixed Charge Coverage Ratio for Holdings and its Subsidiaries for the most recently ended Test Period calculated on a pro forma basis, after giving effect to such Payment Conditions Transaction, shall be greater than or equal to 1.10 to 1.00, (c) so long as the Term Loan Debt has not been Paid in Full (as defined in the Intercreditor Agreement), the payment conditions set forth in the Term Loan Credit Agreement as in effect on the Closing Date (or as thereafter amended with Lender’s prior written consent) have been satisfied, (d) after giving effect to such Payment Conditions Transaction on a pro forma basis as of the date thereof, Holdings shall be in compliance with Section 9.2 for the most recently ended Test Period, and (e) Borrowers shall have delivered to Lender prior to the date of the proposed Payment Conditions Transaction a certificate signed by a Responsible Officer of the Borrower Representative giving notice of the intent to consummate such Payment Conditions Transaction and certifying compliance with the foregoing conditions (including calculations of Availability and the Fixed Charge Coverage Ratio (if applicable)) in a Payment Conditions Certificate.

“Payment Conditions Certificate” means a certificate in substantially the form of Exhibit A, prepared by a Responsible Officer of the Borrower Representative.

“Payment Conditions Transaction” means any Restricted Payment made pursuant to Section 8.4(c), any Permitted Acquisition made pursuant to Section 8.5(i), any investment made pursuant to Section 8.5(k), any other payment with respect to Subordinated Debt subject to the Payment Conditions or any other transaction subject to the Payment Conditions.

“Payment Date” means, with respect to each Term SOFR Loan, the first Business Day of each and every calendar month during the term of this Agreement, upon prepayment of such Loan and the Termination Date.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

“Permitted Acquisition” means an Acquisition by any Obligated Party in a transaction that satisfies each of the following requirements:

(a)  Lender has provided its prior written consent to such Acquisition (which shall not be unreasonably withheld, conditioned or delayed);

(b)  no Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition;

(c)  both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct in all material respects (without duplication of any applicable materiality qualification);

(d)  such Acquisition is not a hostile or contested acquisition;

(e)  the business acquired in connection with such Acquisition is (i) located in the United States, (ii) organized under applicable United States and state laws, and (iii) not engaged, directly or indirectly, in any line of business other than the businesses in which the Obligated Parties are engaged on the Closing Date and any business activities that are substantially similar, related, or incidental thereto;

(f)  (i) the aggregate acquisition consideration paid for all such Acquisitions during the term of this Agreement shall not exceed $52,500,000, and (ii) the aggregate acquisition consideration for any single Acquisition (or series of related Acquisitions) shall not exceed $15,000,000;

(g)  the business, division or Person acquired shall not have a negative EBITDA after giving effect to reasonable pro forma adjustments which are approved by Lender;

(h)  as soon as available, but not less than thirty (30) days prior to such Acquisition (or such shorter time period as Lender may agree in its sole discretion), Borrower has provided Lender (i) notice of such Acquisition and (ii) a copy of all business and financial information reasonably requested by Lender including pro forma financial statements, statements of cash flow, and Availability projections;

(i)  if such Acquisition is an acquisition of the Equity Interests of a Person, such Acquisition is structured so that the acquired Person shall become a wholly-owned domestic Subsidiary of Borrower and become an Obligated Party pursuant to the terms of this Agreement promptly thereafter (and in any event within ten (10) days or such longer period agreed to by Lender) with the consummation of such acquisition;

(j)  if such Acquisition is an acquisition of assets, such Acquisition is structured so that an Obligated Party shall acquire such assets;

(k)  if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U;

(l)  if such Acquisition involves a merger or a consolidation involving a Borrower or any other Obligated Party, such Borrower or such Obligated Party, as applicable, shall be the surviving entity;

(m)  no Obligated Party shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that would be reasonably expected to result in a Material Adverse Event;

(n)(x) the Payment Conditions shall be satisfied immediately before and after giving pro forma effect to such Acquisition; and, (y) on a pro forma basis immediately after giving effect to such Acquisition, the Senior Net Leverage Ratio shall not exceed the maximum Senior Net Leverage Ratio then permitted under this Agreement minus 0.25x; provided, however, that, notwithstanding the foregoing, with respect to the Permitted Acquisition to be funded with the proceeds of the Delayed Draw Term Loan (as defined under the Term Loan Credit Agreement), the Delayed Draw Term Loan Leverage Condition (as defined under the Term Loan Credit Agreement) shall apply rather than this clause (y);

(o)  all actions required to be taken with respect to any newly acquired or formed Subsidiary of an Obligated Party and/or the assets acquired in connection with such Acquisition, as applicable, required under Section 7.13 shall have been taken or shall be taken substantially concurrently with the consummation of such Acquisition or as otherwise set forth herein;

(p)  Borrower shall have furnished to Lender at least three (3) Business Days and not more than five (5) Business Days (or such shorter or longer period of time, as applicable, as may be agreed by Lender in its sole discretion) prior to the date on which any such Acquisition is to be consummated, (i) a current draft of the applicable material acquisition documents and (ii) a certificate of a Responsible Officer of Borrower, in form and substance reasonably satisfactory to Lender, certifying that all requirements set forth in this definition with respect to such Acquisition will be satisfied on or prior to the date of such Acquisition;

(q)  if the Accounts acquired in connection with such Acquisition are proposed to be included in the determination of the Borrowing Base, Lender shall have conducted an audit and field examination of such Accounts, the results of which shall be satisfactory to Lender; and

(r)  Borrower shall have delivered to Lender the final executed material documentation relating to such Acquisition within three (3) Business Days following the consummation thereof.

“Permitted ADM Factoring Arrangement” means the sale of ADM Receivables by Quest in the ordinary course of business pursuant to the ADM/BOA Factoring Agreement so long as (a) all purchases of ADM Receivables under such agreement are made without recourse to Quest, with the purchaser assuming all credit risk with respect to the ADM Receivables purchased, and (b) the net cash proceeds from each such sale are deposited into a Blocked Account or the Collection Account pursuant to an Account Control Agreement in favor of Lender.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Liens” means those Liens permitted by Section 8.2.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“Plan” means any employee benefit or other plan, other than a Multiemployer Plan, established or maintained by, or for which there is an obligation to make contributions by or there is any liability, contingent or otherwise with respect to Borrowers or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to Section 412 of the Code.

“Pledged Collateral” means all Securities and other Investment Property consisting of Equity Interests of the Obligated Parties, whether or not physically delivered to Lender pursuant to this Agreement.

“Principal Office” means the principal office of Lender, presently located at 2000 McKinney Avenue, Suite 700, Dallas, Texas 75201.

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person.

“Receipts” has the meaning set forth in Section 2.7.

“Related Indebtedness” has the meaning set forth in Section 11.20.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, sub agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of Property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or Property.

“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre remedial studies and investigations and post remedial monitoring and care.

“Rent Reserve” means, with respect to any leased location or other third-party site at which any books and records, Equipment or other material Collateral are located and with respect to which no Collateral Access Agreement is in effect, a reserve equal to (a) in the case of any leased location, all rent, charges and fees scheduled or customarily falling due for payment during a three (3) month period for such location, and (b) in the case of any other location, an amount determined by Lender in its Permitted Discretion in respect of liabilities owed to the applicable lessor, mortgagee, consignee, bailee, processor, warehouseman or other applicable Person.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA.

“Responsible Officer” means the chief executive officer, president, chief financial officer, or treasurer of the Borrower Representative, a Borrower or another Obligated Party, as applicable, or any Person designated by a Responsible Officer to act on behalf of a Responsible Officer; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of an Obligated Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Obligated Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligated Party.

“Restricted Payment” means, collectively, (a) any dividend or other distribution (whether in cash, securities or other Property) with respect to any capital stock or other Equity Interest of Holdings or any Subsidiary and (b) any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock or other Equity Interest or on account of any return of capital to Holdings’ stockholders, partners or members (or the equivalent Person thereof).

“Revolving Credit Exposure” means, at any time of determination, the sum of (a) the outstanding principal amount of Loans at such time plus (b) the outstanding amount of Letter of Credit Liabilities at such time.

“RICO” means the Racketeer Influenced and Corrupt Organization Act of 1970.

“S&P” means S&P Global Ratings, a S&P Global Inc. business and any successor thereto that is a nationally-recognized rating agency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Closing Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons, in each case, to the extent dealings are prohibited or restricted with such Person under Sanctions or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means any economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions imposed, administered or enforced from time to time by the United States Government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury or other relevant sanctions authority.

“Secured Bank Product Provider” means Lender and any Affiliate of Lender that provides Bank Products to any Obligated Party or any Subsidiary of an Obligated Party.

“Secured Hedge Agreement” means any Hedge Agreement required or permitted under this Agreement entered into by and between any Obligated Party or any of its Subsidiaries and any Hedge Bank.

“Secured Parties” means the collective reference to Lender, each Hedge Bank, each Secured Bank Product Provider and any other Person the Obligations owing to which are, or are purported to be, secured by the Collateral under the terms of the Loan Documents.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Security Documents” means each and every security agreement, pledge agreement, Account Control Agreement, mortgage, deed of trust or other collateral security agreement required by or delivered to Lender from time to time that purport to create a Lien in favor of any of the Secured Parties to secure the payment or performance of the Obligations or any portion thereof.

“Senior Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Senior Debt as of such date to (b) EBITDA for the most recently completed Test Period.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, with respect to any Person, as of any date of determination, that the fair value of the assets of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, and that, as of such date, such Person will be able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person acting in good faith.

“Specified Obligated Party” means any Obligated Party that is not an Eligible Contract Participant (determined prior to giving effect to Section 7.15 hereof or any other “keepwell, support or other agreement” (as defined in the Commodity Exchange Act), or any similar provision contained in any Guaranty).

“Subordinated Debt” means any Debt of any Obligated Party (other than the Obligations and the Term Loan Debt) that has been subordinated to the Obligations by written agreement, in form and substance satisfactory to Lender and which has been approved in writing by Lender (in its sole discretion) as constituting Subordinated Debt for purposes of this Agreement and if such Subordinated Debt is secured, the Liens securing such Subordinated Debt have been subordinated to the Liens of Lender securing the Obligations by written agreement, in form and substance satisfactory to Lender.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrowers.

“Successor Rate” has the meaning set forth in Section 2.2.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Agent” means Monroe Capital Management Advisors, LLC, in its capacity as administrative and collateral agent under the Term Loan Credit Agreement (and any successor agent).

“Term Loan Credit Agreement” means that certain term loan credit agreement, dated as of October 19, 2020, among one or more Obligated Parties, the lenders from time to time party thereto, and the Term Loan Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date and otherwise to the extent not prohibited by the Loan Documents.

“Term Loan Documents” means the Term Loan Credit Agreement and all other documents, instruments and agreements executed in connection therewith, in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time to the extent not prohibited by the Loan Documents.

“Term Loan Debt” means all “Obligations” (as defined in the Term Loan Credit Agreement) owing from time to time under the Term Loan Documents.

“Term Loan Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Term SOFR” means, for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor of one month on the day (such day, a “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Successor Rate with respect to the Term SOFR Reference Rate is not then in effect, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided that if Term SOFR as so determined shall ever be less than zero percent (0%), then Term SOFR shall be deemed to be zero percent (0%). For purposes of clarity, Term SOFR for any Interest Period shall be the Term SOFR Reference Rate for a term of one-month determined as of the first Business Day of the calendar month in which such Interest Period commences and is adjusted as of the first Business Day of each calendar month thereafter.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its sole discretion).

“Term SOFR Loan” means a Loan bearing interest based on Term SOFR.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means 11:00 A.M. Dallas, Texas time on December 30, 2029, or such earlier date on which the Commitment terminates as provided in this Agreement.

“Test Period” means, at any time, the four (4) consecutive Fiscal Quarters of Holdings then last ended (taken as one (1) accounting period) for which financial statements have been or are required to be delivered pursuant to this Agreement; provided that, if any determination requiring a Test Period is made after the Closing Date but prior to the date the quarterly financial statements for the first Fiscal Quarter ending after the Closing Date are delivered (or required to be delivered) pursuant to Section 7.1, then, for purposes of such determination, references to the Test Period shall be deemed to refer to the most recently ended Fiscal Quarter for which financial statements were delivered to Lender prior to the Closing Date (and, prior to the date the quarterly financial statements for the first Fiscal Quarter ending after the Closing Date are delivered (or required to be delivered) pursuant to Section 7.1, the covenant levels to be tested for purposes of the Payment Conditions (or “Payment Conditions – Voluntary Prepayments” (as defined in the Intercreditor Agreement), “Payment Conditions – ECF Prepayments” (as defined in the Intercreditor Agreement), or “Payment Conditions – Warrants” (as defined in the Intercreditor Agreement)) shall be the initial covenant levels).

“Total Senior Debt” means, as of any date of determination, without duplication, (a) all Debt of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding (i) contingent obligations in respect of Contingent Liability (except to the extent constituting (A) a Contingent Liability in respect of Debt of a Person other than any Obligated Party, or (B) a Contingent Liability in respect of undrawn letters of credit), (ii) Debt of any Borrower to any other Obligated Party and Debt of any Subsidiary to any Borrower or to any other Subsidiary, (iii) any Debt that is unsecured or contractually subordinated to the Obligations in form and substance reasonably satisfactory to Lender, (iv) obligations with respect to earn-out payments for Permitted Acquisitions until due and payable, and (v) obligations for any leased real property to the extent unsecured and not constituting debt for borrowed money, minus (b) unrestricted cash and Cash Equivalent Investments of Holdings and its Subsidiaries on deposit in Deposit Accounts subject to Account Control Agreements in favor of the Term Loan Agent and Lender in an aggregate amount not to exceed $1,000,000 (or such greater amount as Lender may approve in writing in its sole discretion) (but excluding, for the avoidance of doubt, the cash proceeds of any Delayed Draw Term Loans (as defined in the Term Loan Credit Agreement as in effect on the date hereof) or any Incremental Facilities (as defined in the Term Loan Credit Agreement as in effect on the date hereof)) as of such date; provided, that, for all purposes of calculating the Senior Net Leverage Ratio under the Loan Documents, the amount of outstanding Loans included in clause (a) above shall be calculated by taking the average of such outstanding Loans at the end of each Business Day for the trailing ninety (90) day period (or, if prior to the date that is ninety (90) days following the Closing Date, the period from the Closing Date to the date the Senior Net Leverage Ratio is being tested).

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas; provided, however, that in any event, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority (or terms of similar import in any applicable jurisdiction) of Lender’s security interest in any Collateral is governed by the Uniform Commercial Code (or other similar law) as in effect in a jurisdiction (whether within or outside the United States) other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code (or other similar law) as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority (or terms of similar import in such jurisdiction) and for purposes of definitions related to such provisions.

“Unbilled Advance Amount” means, as of any date of determination, an amount equal to the lesser of (i) the sum of (A) eighty five percent (85%) of Eligible Unbilled Accounts that remain unbilled within thirty (30) days of the accrual date, plus (B) seventy five percent (75%) of Eligible Unbilled Accounts that remain unbilled more than thirty (30) days but within sixty (60) days of the accrual date, and (ii) $15,000,000.

“Unfunded Pension Liability” means the excess, if any, of (a) the funding target as defined under Section 430(d) of the Code without regard to the special at risk rules of Section 430(i) of the Code, over (b) the value of plan assets as defined under Section 430(g)(3)(A) of the Code determined as of the last day of each calendar year, without regard to the averaging which may be allowed under Section 310(g)(3)(B) of the Code and reduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Code.

“U.S.” or “United States” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Voting Agreements” means (a) that certain Consideration Agreement, dated as of October 19, 2020, by and among Holdings, Green Remedies Waste and Recycling, Inc., a North Carolina corporation, and Alan Allred, in each case, as the same may be amended or otherwise modified as permitted hereunder and (b) any similar agreements or arrangements relating to voting matters and/or affecting the constitution of the board of directors of Holdings.

“Warrant Holders” means, individually or collectively, as context may require, Monroe Capital Management Advisors, LLC or any of its affiliates or controlled investment vehicles that hold Warrants.

“Warrant Letter Agreement” means that certain Letter Agreement, dated as of August 5, 2020, by and between Holdings and the Warrant Holders, as amended, restated, supplemented or otherwise modified from time to time as permitted thereunder.

“Warrants” means, collectively (a) each Warrant to Purchase Common Stock, dated as of October 19, 2020, issued by Holdings to the Warrant Holders and (b) any further warrant issued by Holdings to the Warrant Holders.

1.2  Accounting Matters. Any accounting term used in this Agreement or any other Loan Document shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, with respect to Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided, however, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the date of this Agreement unless Borrowers and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. Notwithstanding anything to the contrary contained in this Section 1.2 or in the definition of “Capitalized Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

1.3  ERISA Matters. If, after the date hereof, there shall occur, with respect to ERISA, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by the PBGC or any other Governmental Authority, then either Borrowers or Lender may request a modification to this Agreement solely to preserve the original intent of this Agreement with respect to the provisions hereof applicable to ERISA, and the parties to this Agreement shall negotiate in good faith to complete such modification.

1.4  Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document). The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; specific enumeration shall not exclude the general but shall be construed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) means “including, without limitation”; in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; and all references to money refer to the legal currency of the United States of America.

1.5  Interpretative Provisions. For purposes of Section 10.1, a breach of a financial covenant shall be deemed to have occurred as of any date of determination thereof by Borrowers or Lender or as of the last date of any specified measurement period, regardless of when the financial statements or the Compliance Certificate reflecting such breach are delivered to Lender. Unless otherwise expressly stated, if a Person may not take an action under this Agreement, then it may not take that action indirectly, or take any action assisting or supporting any other Person in taking that action directly or indirectly.

1.6  Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware Law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.7  Rates. Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Term SOFR or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof, including the selection of such rate and any related spread or other adjustment or whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Successor), as it may or may not be adjusted in accordance with this Agreement, will be similar to, or produce the same value or economic equivalence of, the Term SOFR Reference Rate, Term SOFR or any other benchmark reference rate or (ii) the effect, implementation or composition of any Conforming Changes. Lender and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Successor Rate) or any relevant adjustments thereto, in each case, in a manner adverse to the Obligated Parties. Lender may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR or any other benchmark reference rate, or any component definition thereof or rates referred to in the definition thereof, in each case, pursuant to the terms of this Agreement, and shall have no liability to any Obligated Party or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.8  Rounding. Any financial ratios required to be maintained by Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.9  Times of Day. Unless otherwise specified, all references herein to times of day shall be references to central time (daylight or standard, as applicable).

1.10  Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE 2

ADVANCES AND LETTERS OF CREDIT

2.1  Loans. Subject to the terms and conditions of this Agreement, Lender agrees to make one or more Loans to Borrowers from time to time from the Closing Date until the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of the Commitment, provided that the aggregate amount of all Loans at any time outstanding plus all outstanding Letter of Credit Liabilities shall not exceed the Line Cap. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrowers may borrow, repay, and reborrow Loans hereunder.

(a)  The Note. The obligation of Borrowers to repay the Loans and interest thereon shall be evidenced by the Note executed by Borrowers, and payable to Lender, in the principal amount of the Commitment as originally in effect.

(b)  Repayment of Loans. Borrowers shall repay the unpaid principal amount of all Loans and all accrued but unpaid interest thereon (together with all amounts drawn under any Letters of Credit for which Lender has not been fully reimbursed by Borrowers or which have not been refinanced as a L/C Borrowing) on the Termination Date, unless sooner due by reason of acceleration by Lender as provided in this Agreement. The unpaid principal balance of the Loans at any time shall be the total amount advanced hereunder by Lender less the amount of principal payments made thereon by or for Borrowers, which balance may be endorsed on the Note from time to time by Lender or otherwise noted in Lender’s records, which notations shall be, absent manifest error, conclusive evidence of the amounts owing hereunder from time to time.

(c)  Interest. The unpaid principal amount of the Loans shall, subject to the following sentence and Section 2.2(a), bear interest at the applicable Interest Rate during the applicable Interest Period. If at any time such rate of interest would exceed the Maximum Rate but for the provisions hereof limiting interest to the Maximum Rate, then any subsequent reduction shall not reduce the rate of interest on the Loans below the Maximum Rate until the aggregate amount of interest accrued on the Loans equals the aggregate amount of interest which would have accrued on the Loans if the interest rate had not been limited by the Maximum Rate. All accrued but unpaid interest on the principal balance of the Loans shall be payable on each Payment Date and on the Termination Date, provided that interest accruing at the Default Interest Rate pursuant to Section 2.2(a) shall be payable on demand.

(d)  Borrowing Procedure. Borrowers shall give Lender notice of each Loan by means of an Advance Request Form containing the information required therein and delivered (by hand, facsimile or e-mail) to Lender no later than 11:00 a.m. (Dallas, Texas time) on the requested date of any Loan. Lender at its option may accept telephonic requests for such Loans, provided that such acceptance shall not constitute a waiver of Lender’s right to require delivery of an Advance Request Form in connection with subsequent Loans. Any telephonic request for a Loan by Borrowers shall be promptly confirmed by submission of a properly completed Advance Request Form to Lender, but failure to deliver an Advance Request Form shall not be a defense to payment of the Loan. Lender shall have no liability to Borrowers for any loss or damage suffered by Borrowers as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Borrowers and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. Each Advance Request Form (whether telephonic or written) shall specify (i) the requested date of the Loan (which shall be a Business Day) and (ii) the principal amount of Loans to be borrowed. Subject to the terms and conditions of this Agreement, each Loan shall be made available to Borrowers by depositing the same, in immediately available funds, in an account of Borrowers designated by the Borrower Representative maintained with Lender at the Principal Office.

(e)  Continuation. Unless Borrowers pay or repay any Term SOFR Loan on or prior to the last day of the Interest Period then in effect, such Term SOFR Loan shall automatically be continued on the last day of such Interest Period.

(f)  Deemed Borrowing. Notwithstanding the limitations set forth in Section 2.1, unless payment is otherwise made by Borrowers, the becoming due of any interest or fees due and payable hereunder shall be deemed to be a request for a Term SOFR Loan on the due date in the amount due and the Loan proceeds shall be disbursed as direct payment of such Obligation. In addition, Lender may, at its option, charge such amount against any operating, investment or other account of Borrowers maintained with Lender or any of its Affiliates.

2.2  General Provisions Regarding Interest; Payment; Etc.

(a)  Default Interest Rate. Any outstanding principal of any Advance and (to the fullest extent permitted by law) any other amount payable by Borrowers under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Interest Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Additionally, at any time that an Event of Default exists, all outstanding and unpaid principal amounts of all of the Obligations shall, to the extent permitted by law, bear interest at the Default Interest Rate. Interest payable at the Default Interest Rate shall be payable from time to time on demand and all such interest shall continue to accrue on the Obligations after the filing by or against Borrowers of any petition seeking any relief in bankruptcy or under any Debtor Relief Law (and regardless of whether a claim for post filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding).

(b)  Computation of Interest. Interest on the Advances and all other amounts payable by Borrowers hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received. Each determination by Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)  Unconditional Payment. Borrowers is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under any of the Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of the Obligations under the Loan Documents and shall not be discharged or satisfied with any prior payment thereof or cancellation of such Obligations, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

(d)  Partial or Incomplete Payments. Remittances in payment of any part of the Obligations other than in the required amount in immediately available funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default in the payment of such Obligations.

(e)  Successor Rate; Conforming Changes. The Interest Rate, including Term SOFR, is subject to change as provided for herein. If Term SOFR is not available at any time for any reason or Lender makes the determination to incorporate or adopt a new benchmark interest rate to replace Term SOFR in one or more credit agreements to which it is a party as sole lender or administrative agent, then Lender may replace Term SOFR with an alternate benchmark interest rate and adjustment, if applicable, as reasonably selected by Lender, giving due consideration to any evolving or then existing conventions for such interest rate and adjustment (any such successor interest rate, as adjusted, the “Successor Rate”). In connection with the use or administration of Term SOFR or any Successor Rate, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Lender will promptly notify the Borrower Representative of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR or any Successor Rate.

(f)  Funding Loss. All prepayments of the Loans shall be accompanied by any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment, plus any other sums which have become due to Lender under the other Loan Documents on or before the date of prepayment, but which have not been fully paid. In the event of (i) the payment of any Term SOFR Loan other than on the last day of an Interest Period applicable thereof (including as a result of an Event of Default or as a result of a prepayment pursuant to Section 3.2) or (ii) the failure to borrow or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto, Borrowers shall pay Lender an amount equal to any Funding Loss incurred in connection with such prepayment within fifteen (15) days after demand therefor.

(g)  Cash Dominion. All funds credited to the Collection Account during a Cash Dominion Period shall be promptly applied by Lender to the Obligations whether or not such Obligations shall have, by their terms, matured, such application to be made first to prepay any interest or expenses as Lender may elect, second to prepay the Loans and third to cash collateralize outstanding Letter of Credit Liabilities to the extent required hereunder; provided, however, Lender need not apply or give credit for any item included in such sums until one Business Day after the final collection thereof; provided, further, however, that Lender’s failure to so apply any such sums shall not be a waiver of Lender’s right to so apply such sums or any other sums at any time during a Cash Dominion Period. Notwithstanding anything herein to the contrary, to the extent any funds credited to the Collection Account constitute net cash proceeds (i) from any disposition not otherwise permitted by Section 8.8 or a disposition permitted by Section 8.8 if the applicable provision of Section 8.8 requires the net cash proceeds thereof to be applied in accordance with Section 3.2(b), (ii) from the incurrence of any Debt not permitted by Section 8.1, (iii) from any Casualty Event, the application of such net cash proceeds shall be subject to Section 3.2(b), or (iv) from any issuance of stock or other Equity Interests by any Obligated Party other than to any other Obligated Party, the application of such net cash proceeds shall be subject to Section 3.2(b). Other than during a Cash Dominion Period, all funds credited to the Collection Account may be subsequently deposited into Borrowers’ funding account.

2.3  Fees.

(a)  Unused Facility Fee. Borrowers agree to pay to Lender an unused facility fee on the daily average unused amount of the Commitment for the period from and including the date of this Agreement to and including the Termination Date applicable to the Commitment, at the rate of 0.375 percent (0.375%) per annum based on a 360 day year and the actual number of days elapsed. For the purpose of calculating the unused facility fee hereunder, the Commitment shall be deemed utilized by the principal amount of all outstanding Loans and Letter of Credit Liabilities. Accrued unused facility fees shall be payable monthly in arrears on the first Business Day of each calendar month during the term of this Agreement and on the Termination Date.

(b)  Fee Letter. Borrowers agree to pay to Lender each fee set forth in any fee letter among Borrowers and Lender.

2.4  Use of Proceeds. The proceeds of the Loans shall be used by Borrowers for working capital and general corporate purposes of the Obligated Parties and their Subsidiaries in the ordinary course of business and to pay fees, costs and expenses incurred in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby, including the repayment in full of the Existing Debt identified on Schedule 8.1.

2.5  Letters of Credit.

(a)  Issuance. Subject to the terms and conditions of this Agreement, Lender agrees to issue one or more standby letters of credit for the account of Borrowers from time to time from the date hereof through the date that is five (5) Business Days prior to the Termination Date (the “Letter of Credit Expiration Date”); provided, however, that after giving effect to any L/C Credit Extension, with respect to any Letter of Credit, (i) the outstanding Letter of Credit Liabilities shall not exceed Three Million Five Hundred Thousand Dollars ($3,500,000) and (ii) the Revolving Credit Exposure shall not exceed the Line Cap. Unless otherwise agreed by Lender, each Letter of Credit shall have an expiration date not to exceed one year after the issuance thereof, shall not have an expiration date beyond the Termination Date applicable to the Commitment, shall be payable in Dollars, shall have a minimum face amount of Fifty Thousand Dollars ($50,000), must support a transaction that is entered into in the ordinary course of Borrowers’ and their Subsidiaries’ business, must be satisfactory in form and substance to Lender, will be subject to the payment of such Letter of Credit fees as Lender may require (including those set forth in Section 2.5(b), and shall be issued pursuant to such Issuer Documents executed by Borrowers (including, without limitation, Lender’s form of Letter of Credit Application as then in effect) as Lender may require. Lender shall have no obligation to make any L/C Credit Extension if (A) (1) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain Lender from making such L/C Credit Extension, or any law applicable to Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Lender shall prohibit, or request that Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or (2) shall impose upon Lender with respect to the Letter of Credit any restriction, reserve or capital requirement not in effect on the Closing Date, or shall impose upon Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date, in each case unless Lender is compensated therefor in accordance with Section 2.5(f) below or (B) doing so would violate one or more policies of Lender applicable to letters of credit generally. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of Borrowers, or states that a Subsidiary of Borrowers is the “account party,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of Lender against such Subsidiary, Borrowers (x) shall be obligated to reimburse Lender hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of Borrowers and (y) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of any of their Subsidiaries inures to the benefit of Borrowers, and that Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.

(b)  Fees.

(i)  Issuance, Amendment and Processing Fees. Borrowers shall pay directly to Lender for its own account an issuance fee as set forth in the fee letter between Borrowers and Lender, as well as customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(ii)  Letter of Credit Fees. Borrowers shall pay to Lender a Letter of Credit fee (the “Letter of Credit Fee”) for each standby Letter of Credit equal to the Applicable Margin for Term SOFR Loans times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10. Letter of Credit Fees for each standby Letter of Credit shall be (i) due and payable in arrears on the first Business Day of each calendar month, commencing with the first such date to occur after the issuance or renewal of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a monthly basis in arrears. If there is any change in the Applicable Margin for Term SOFR Loans during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Margin for Term SOFR Loans separately for each period during such quarter that such Applicable Margin for Term SOFR Loans was in effect. Notwithstanding anything to the contrary contained herein while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Interest Rate.

(c)  Reimbursement. Each payment by Lender pursuant to a drawing under a Letter of Credit (a “Letter of Credit Disbursement”) is required to be reimbursed by Borrowers to Lender and payable immediately upon such drawing and, at the sole option of Lender, can be charged by Lender as (and in such event will be deemed to be) a Loan by Lender to Borrowers under the Note and this Agreement as of the day and time such payment is made by Lender and in the amount of such payment (such Loan, an “L/C Borrowing”). If Lender shall make any Letter of Credit Disbursement, then, unless Borrowers shall reimburse such Letter of Credit Disbursement in full on the date such disbursement is made or Lender elects (in its sole discretion) to charge such unreimbursed amount to Borrowers as an L/C Borrowing, the unpaid amount thereof shall bear interest, for each day from and including the date such disbursement is made to but excluding the date that Borrowers reimburse such LC disbursement, at the rate per annum then applicable to Loans bearing interest at Term SOFR and such interest shall be paid on the date when such reimbursement is made.

(d)  Obligations Absolute. The obligation of Borrowers to reimburse Lender for each Letter of Credit Disbursement and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) waiver by Lender of any requirement that exists for Lender’s protection and not the protection of Borrowers or any waiver by Lender which does not in fact materially prejudice Borrowers; (v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft; (vi) any payment made by Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable; (vii) any payment by Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any bankruptcy, insolvency, or other similar law; or (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrowers or any Subsidiary.

(e)  Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by Lender and Borrowers when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, Lender shall not be responsible to Borrowers for, and Lender’s rights and remedies against Borrowers shall not be impaired by, any action or inaction of Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including applicable law or any order of a jurisdiction where Lender or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit or other Issuer Document chooses such law or practice.

(f)  Additional Costs in Respect of Letters of Credit. If, after the date hereof, there shall occur the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or Lender’s commitment to issue Letters of Credit hereunder, and the result shall be to increase the cost to Lender of issuing or maintaining any Letter of Credit or its commitment to issue Letters of Credit hereunder or reduce any amount receivable by Lender hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of Lender’s reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by Lender, Borrowers agree to pay to Lender, from time to time as specified by Lender, such additional amounts as shall be sufficient to compensate Lender for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by Lender, submitted by Lender to Borrowers, shall be conclusive as to the amount thereof; provided that the determination thereof is made on a reasonable basis.

(g)  Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.6  Cash Collateral; Blocked Accounts. Subject to Section 7.12, each Obligated Party shall establish with Lender or any banks acceptable to Lender, certain lockboxes and blocked accounts as agreed upon by Lender (collectively “Blocked Accounts”), for the benefit of Lender, for the deposit of all receipts and collections in accordance with Section 2.7, pursuant to executed Account Control Agreements and/or lockbox agreements (which lockbox agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of Lender granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account (each such lockbox agreement, a “Lockbox Agreement”)), as applicable, in form and substance satisfactory to Lender, in its reasonable discretion. All receipts and collections (including net cash proceeds of any disposition of any Account) shall be deposited directly to the Collection Account held by Lender, from and after the establishment thereof (and prior to the establishment thereof, may be deposited into the Borrowers’ existing Blocked Account used for collections), shall be pledged to Lender, for the benefit of the Secured Parties, and, if applicable, forwarded on a daily basis to a collection account held by Lender (the “Collection Account”). During a Cash Dominion Period, proceeds received from such Blocked Accounts or otherwise deposited directly into the Collection Account shall be applied against any Obligations owing by Borrowers to Lender in accordance with Section 2.2(g). At any time other than during a Cash Dominion Period, collections which are received into the Collection Account shall be subsequently deposited into Borrower’s funding account rather than being applied to the Obligations. Only Lender shall have the right to direct withdrawals from such Blocked Accounts or the Collection Account during a Cash Dominion Period. Except as otherwise agreed to by Lender, each bank at which any such Blocked Account is maintained shall waive any right of offset such bank may otherwise have in such Blocked Account and the items deposited therein. Borrowers shall pay all fees and charges as may be required by any depository in which such Blocked Accounts are opened. Subject to Section 7.12, each Obligated Party shall (x) contemporaneously with the execution of this Agreement, provide Lender with duly executed springing Account Control Agreements (and any applicable Lockbox Agreements) for each Blocked Account and the Collection Account maintained with any financial institution other than Lender, and (y) within thirty (30) days after the Closing Date, provide Lender with duly executed Account Control Agreements (and any applicable Lockbox Agreements) for each Blocked Account and the Collection Account maintained with Lender. Subject to Section 7.12, each Obligated Party covenants and agrees to notify all of its customers and account debtors in writing on or before the date set forth in Section 7.12 directing such customers and account debtors to forward all current and future remittances and/or payments owed to such Obligated Party to the Blocked Accounts or the Collection Account. If notwithstanding the foregoing instructions, any Obligated Party receives any proceeds of any Accounts, such Obligated Party shall receive such payments as Lender’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Accounts received by it to a Blocked Account or the Collection Account. All of the Obligated Parties’ Deposit Accounts as of the Closing Date are set forth in Schedule 4.2.

2.7  Collection of Accounts. All receipts of cash, cash equivalents, checks, credit card receipts, drafts, instruments, and other items of payment arising out of the performance of services or the sale of inventory or other Property of the Obligated Parties or the creation of accounts receivable, including without limitation, insurance proceeds and Tax refunds (referred to as “Receipts”), and all Property of the Obligated Parties in which Lender has a security interest or Lien, shall be deposited daily into one or more of the Blocked Accounts, and shall be held in trust by such Obligated Party for Lender until so deposited. In the event, notwithstanding the provisions of this Section, any Obligated Party receives or otherwise has possession or control of any Receipts, or any proceeds or collections of any Property of the Obligated Parties in which Lender has a security interest or Lien, such Receipts, proceeds, and collections shall be held in trust by such Obligated Party for Lender and shall not be commingled with any of such Obligated Party’s other funds or deposited in any account of such Obligated Party or any other Person other than a Blocked Account or the Collection Account.

2.8  Uncommitted Increase of Commitment. So long as no Default has occurred and is continuing, Borrowers may from time to time, request in writing an increase in the Commitment (a “Commitment Increase”) by an amount (for all such requests) not exceeding $10,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000, (ii) Borrowers may make a maximum of two such requests and (iii) Lender shall not be required or otherwise obligated to provide any portion of such Commitment Increase unless agreed to by Lender in its sole discretion. As a condition precedent to such Commitment Increase, Borrowers shall deliver to Lender (A) a certificate of each Obligated Party dated as of the effective date of such Commitment Increase signed by a Responsible Officer of such Obligated Party, in each case in form and substance satisfactory to Lender, (1) certifying and attaching the resolutions adopted by such Obligated Party approving or consenting to such Commitment Increase, and (2) in the case of Borrowers, certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Article 6 and the other Loan Documents are true and correct on and as of the effective date of such Commitment Increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.8, the representations and warranties contained in Section 6.2 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.1, and (y) no Default has occurred and is continuing or would result from such Commitment Increase, (B) legal opinions and documents consistent with those delivered on the Closing Date to the extent requested by Lender, and (C) evidence satisfactory to Lender that the Term Loan Agent has consented to such Commitment Increase solely to the extent required under the Intercreditor Agreement.

ARTICLE 3

PAYMENTS

3.1  Method of Payment. All payments of principal, interest, and other amounts to be made by Borrowers under this Agreement and the other Loan Documents shall be made to Lender at the Principal Office in Dollars and immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all Taxes at the times and in the manner provided in the Loan Documents.

3.2  Prepayments.

(a)  Voluntary Prepayments. Subject to the conditions set forth below, Borrowers shall have the right, at any time and from time to time, to prepay the principal of the Loans in full or in part. Borrowers shall notify Lender by telephone (confirmed by fax) or through an electronic system or method approved by Lender for such purpose, of any prepayment not later than 11:00 a.m. at least one (1) Business Day prior to the date of such prepayment. Prepayments shall be in a minimum amount of $100,000 or any whole multiple of $50,000 in excess thereof.

(b)  Mandatory Prepayment of Loans.

(i)  If at any time the unpaid principal balance of the Revolving Credit Exposure exceeds the Line Cap then in effect, then Borrowers shall immediately prepay the entire amount of such excess to Lender (or, if no Loans are outstanding, deposit cash collateral with Lender in an aggregate amount equal to such excess).

(ii)  Concurrently with the receipt of the proceeds of any disposition permitted by Section 8.8(b) or 8.8(j), Borrowers shall use all net proceeds of such disposition that, in the case of dispositions permitted under Section 8.8(b), are not used to purchase other equipment to replace such equipment to prepay the outstanding principal of the Loans.

(iii)  Subject to Section 7.5(c), concurrently with the receipt of any insurance proceeds or proceeds of any Casualty Event, Borrowers shall use all such insurance proceeds or net proceeds of such Casualty Event to prepay the outstanding principal of the Loans.

(iv)  Concurrently with the incurrence or issuance by any Obligated Party of any Debt (other than Debt expressly permitted to be incurred or issued pursuant to Section 8.1), Borrowers shall prepay the Loans in an amount equal to one hundred percent (100%) of the net cash proceeds thereof.

(v)  Concurrently with the receipt by any Obligated Party of any net cash proceeds of any capital contributions (whether or not evidenced by the issuance, sale or other disposition of any Equity Interests, and including, as and when received, any net cash proceeds received upon the sale or other disposition of any non-cash consideration received by any Obligated Party in respect of any such capital contribution), including any Equity Cure Contribution, Borrowers shall prepay the Loans in the amount equal to one hundred percent (100%) of the net cash proceeds thereof.

(vi)  Each prepayment of Loans under the foregoing clauses (i) through (v) of this Section 3.2(b) shall be applied as follows: first to prepay any interest or expenses as Lender may elect, second to prepay the Loans and third to cash collateralize outstanding Letter of Credit Liabilities to the extent required hereunder.

(c)  Term Loan Credit Agreement. Notwithstanding anything herein to the contrary, until the Payment in Full (as defined in the Term Loan Credit Agreement), (i) no mandatory prepayment hereunder shall be required to be made to the extent such proceeds are required to be paid to the Term Loan Agent to be applied to the Term Loan Debt in accordance with the Intercreditor Agreement, (ii) no mandatory prepayment under Section 3.2(b)(iv) shall be required to be made, and (iii) no mandatory prepayment under Section 3.2(b)(v) shall be required to be made except in connection with any Equity Cure Contribution made in connection with the exercise of the Cure Right, in which case the mandatory prepayment shall be limited to the ABL Equity Cure Amount (as defined in the Intercreditor Agreement), in each case, except with respect to any portion (if any) of any proceeds that are declined by the Term Loan Agent.

3.3  Withholding of Taxes; Gross-Up.

(a)  Defined Terms. For purposes of this Section 3.3, the term “applicable law” includes FATCA.

(b)  Payments Free of Taxes. Any and all payments by or on account of any obligation of any Obligated Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligated Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.3), Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)  Payment of Other Taxes by the Obligated Parties. The Obligated Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Lender timely reimburse it for the payment of, any Other Taxes.

(d)  Indemnification by Obligated Parties. The Obligated Parties shall jointly and severally indemnify Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.3) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrowers by Lender shall be conclusive absent manifest error.

(e)  Treatment of Certain Refunds. If Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.3 (including by the payment of additional amounts pursuant to this Section 3.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of Lender, shall repay to Lender the amount paid to Lender (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will Lender be required to pay any amount to any indemnifying party pursuant to this paragraph (e), the payment of which would place Lender in a less favorable net after-Tax position than Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (e) shall not be construed to require Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f)  Survival. Each party’s obligations under this Section 3.3 shall survive the resignation or replacement of Lender or any assignment of rights by, or the replacement of, Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document (including the Payment in Full of the Obligations).

3.4  Increased Costs.

(a)  Increased Costs. If Lender determines that any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, Lender (except any such reserve requirement reflected in Term SOFR);

(ii)  subject Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) and (c) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)  impose on Lender any other condition, cost or expense (other than taxes) affecting this Agreement, the other Loan Documents or Loans made by Lender or any Letter of Credit;

and the result of any of the foregoing shall be to increase the cost to Lender of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to Lender of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by Lender hereunder or under any other Loan Document (whether of principal, interest or otherwise), then Borrowers will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

(b)  Capital or Liquidity Requirements. If Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company as a consequence of this Agreement, the Commitment of or the Loans made by Lender or Letters of Credit issued by Lender to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrowers will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.

(c)  Certificates for Reimbursement. A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 3.4 shall be delivered to Borrowers and shall be conclusive absent manifest error. Borrowers shall pay Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)  Delay in Requests. Failure or delay on the part of Lender to demand compensation pursuant to this Section 3.4 shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that Lender notifies Borrowers of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.5  Illegality. If Lender determines that any law or regulation has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for Lender or its applicable lending office to make, maintain, fund or continue any Loans whose interest is determined by reference to the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest rates based upon the Term SOFR Reference Rate or Term SOFR, then, on notice thereof by Lender to Borrowers, any obligation of Lender to make or continue Term SOFR Loans shall be suspended until Lender notifies Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrowers shall, upon demand from Lender, prepay all Term SOFR Loans either on the last day of the current calendar month, if Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if Lender may not lawfully continue to maintain such Term SOFR Loans; provided that if there is a Successor Rate acceptable to Lender then in effect, Borrowers may convert all Term SOFR Loans to a Loan with such Successor Rate. Upon any such prepayment, Borrowers shall also pay accrued interest on the amount so prepaid.

ARTICLE 4

SECURITY

4.1  Grant of Security Interest. To secure the prompt payment and performance of the Obligations (including all obligations of the Guarantors), each Obligated Party hereby grants to Lender, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of the following Property of such Obligated Party, whether now owned or hereafter acquired, and wherever located:

(a)  all Accounts;

(b)  all Goods, including Inventory, Equipment and fixtures;

(c)  all General Intangibles, including Intellectual Property;

(d)  all Chattel Paper, including electronic chattel paper

(e)  all Commercial Tort Claims, including those shown on Schedule 4.2;

(f)  all Deposit Accounts, Securities Accounts and Commodity Accounts, including sums in any blocked, lockbox, sweep or collection account, and all cash, Cash Equivalent Investments and any other amounts credited to such accounts;

(g)  all cash and Cash Equivalent Investments;

(h)  all Investment Property, Documents, and Instruments;

(i)  all Letter-of-Credit Rights;

(j)  all Supporting Obligations;

(k)  all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies with respect to Collateral, and claims against any Person for loss, damage or destruction of any Collateral;

(l)  all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(m)  all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to, destruction of, business interruption in relation to, or other involuntary conversion of any kind or nature of any or all of the other Collateral.

Notwithstanding anything herein to the contrary, in no event shall the security interest or Lien attach to, or the term “Collateral” be deemed to include, any Excluded Property.

4.2  Collateral.

(a)  Deposit Accounts; Securities Accounts; Commodity Accounts; Cash Collateral.

(i)  Deposit Accounts; Securities Accounts; Commodity Accounts. Schedule 4.2 sets forth all Deposit Accounts, Securities Accounts and Commodity Accounts maintained by Borrowers and other Obligated Parties. Each Obligated Party hereby authorizes and directs each bank or other depository or securities intermediary to deliver to Lender, upon request of Lender, all balances in any Deposit Account, Securities Account and Commodity Account maintained for such Obligated Party that constitutes Collateral, in accordance with the applicable Account Control Agreement between such Obligated Party, Lender and such bank or other depository or securities intermediary. For the avoidance of doubt, Lender may issue such request at any time.

(ii)  Cash Collateral. Cash collateral may be invested, at Lender’s reasonable discretion (and with the consent of Borrowers, as long as no Event of Default has occurred and is continuing), but Lender shall have no duty to do so, regardless of any agreement or course of dealing with any Obligated Party, and shall have no responsibility for any investment or loss. As security for the Obligations, each Obligated Party hereby grants to Lender, for the benefit of Secured Parties, a security interest in and Lien upon all cash collateral held from time to time and all proceeds thereof, whether held in a cash collateral account or otherwise. Upon a drawing on any Letter of Credit for which funds are on deposit as cash collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse Lender. To the extent not applied in accordance with the immediately preceding sentence, after an Event of Default has occurred and is continuing, Lender may apply cash collateral to the payment of such Obligations as they become due, in such order as Lender may elect. Each cash collateral account and all cash collateral shall be under the sole dominion and control of Lender, and no Obligated Party or other Person shall have any right to any cash collateral, until the Obligations have been Paid in Full.

(b)  Pledged Collateral.

(i)  Schedule 4.2 sets forth a complete and accurate list of all Pledged Collateral owned by the Obligated Parties. The applicable Obligated Party is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed in Schedule 4.2 as being owned by it, free and clear of any Liens, except for any Permitted Liens. Each Obligated Party further represents and warrants that (A) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (B) with respect to any certificates delivered to Lender representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Obligated Party has so informed Lender so that Lender may take steps to perfect its security interest therein as a General Intangible, and (C) all Pledged Collateral held by a securities intermediary is covered by an Account Control Agreement among such Obligated Party, the securities intermediary and Lender pursuant to which Lender has Control. In addition, (I) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (II) no options, warrants, calls or commitments of any character whatsoever (x) exist relating to such Pledged Collateral or (y) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (III) no consent, approval, authorization, or other action by, and no giving of notice or filing with, any Governmental Authority or any other Person is required for the pledge by such Obligated Party of such Pledged Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Obligated Party, or for the exercise by Lender of the voting or other rights provided for in this Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(ii)  Each Obligated Party will permit Lender from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of Lender granted pursuant to this Agreement. With respect to any Pledged Collateral owned by it, such Obligated Party will take any actions necessary to cause (A) the issuers of uncertificated securities which are Pledged Collateral and (B) any securities intermediary which is the holder of such Pledged Collateral, to cause Lender to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Obligated Party will, with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into an Account Control Agreement giving Lender Control.

(iii)  No Obligated Party will (A) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral owned by it to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets or merge or consolidate with any other entity (other than with respect to transactions and other dispositions not prohibited by this Agreement), or (B) vote any such Pledged Collateral in favor of any of the foregoing.

(iv)  No Obligated Party will permit or suffer the issuer of an Equity Interest constituting Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Obligated Party.

(v)  Each Obligated Party will permit any registerable Pledged Collateral owned by it to be registered in the name of Lender or its nominee at any time at the option of Lender.

(vi)  So long as no Event of Default shall have occurred and be continuing: (A) each Obligated Party shall have the right to vote and give consents with respect to the Pledged Collateral or any other Collateral for all purposes not inconsistent with the provisions of this Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Lender in respect of the Collateral or would otherwise conflict with the Loan Documents; and (B) each Obligated Party shall be entitled to collect and receive for its own use, any cash dividends, proceeds or distributions paid in respect of the Pledged Collateral, except such dividends, proceeds or distributions as are prohibited under this Agreement or any other Loan Document; provided, however, that until actually paid, all rights to any such permitted dividends, proceeds or distributions shall remain subject to the Lien created by this Agreement. All dividends, proceeds or distributions in respect of any of the Pledged Collateral of the Obligated Parties whenever paid or made (other than such cash dividends, proceeds or distributions as are permitted to be paid to such Obligated Party in accordance with this clause (B)) shall be delivered to Lender to hold as Collateral and shall, if recovered by such Obligated Party, be received in trust for the benefit of Lender, be segregated from the other property or funds of such Obligated Party, and be forthwith delivered to Lender as Collateral.

(vii)  Each Obligated Party will permit Lender or its nominee at any time after the occurrence and continuance of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

(viii)  Each Obligated Party agrees that no ownership interests in a limited liability company or a limited partnership which are included within the Collateral owned by such Obligated Party shall at any time constitute a Security under Article 8 of the UCC of the applicable jurisdiction.

(ix)  Each Obligated Party or any of its Subsidiaries, in its respective capacity as an issuer of Pledged Collateral (in such capacity, an “Issuer”), hereby (A) consents to the grant by the applicable Obligated Party to Lender, for the benefit of the Secured Parties, of a security interest in and lien on all of the applicable Pledged Collateral issued by such Issuer, (B) represents to Lender that it has no rights of setoff or other claims against any of such Pledged Collateral issued by such Issuer, (C) acknowledges and agrees that it shall, upon the occurrence and continuation of an Event of Default and demand by Lender, pay to Lender, for the benefit of the Secured Parties, any dividends and distributions due to any Obligated Party in accordance with the terms hereof, and (D) consents to the transfer of such Pledged Collateral to Lender or its nominee following the occurrence and continuation of an Event of Default and to the substitution of Lender or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto, as applicable. Each Obligated Party hereby authorizes and instructs each Issuer to comply with any instruction received by it from Lender in writing that (I) states that an Event of Default has occurred and is continuing and (II) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Obligated Party.

(c)  Intellectual Property.

(i)  No Obligated Party has any interest in, or title to, any Intellectual Property except as set forth in Schedule 4.2. This Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the applicable offices for such Obligated Party and this Agreement (or a short form of this Agreement) with the United States Copyright Office and the United States Patent and Trademark Office, fully perfected first priority security interests in favor of Lender on such Obligated Party’s Intellectual Property, which perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Obligated Party; and all action necessary or desirable to protect and perfect Lender’s Lien on such Obligated Party’s Intellectual Property shall have been duly taken.

(ii)  Each Obligated Party will use its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of Lender of any license by such Obligated Party of any Intellectual Property (and all rights under or relating to such license) and to enforce the security interests granted hereunder.

(iii)  Whenever any Obligated Party, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Obligated Party shall report such filing to Lender concurrently with the next delivery of a Compliance Certificate. Upon the request of Lender, such Obligated Party shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Lender may reasonably request to evidence Lender’s security interest in any Intellectual Property and the goodwill and general intangibles of such Obligated Party relating thereto or represented thereby.

(iv)  Each Obligated Party shall notify Lender immediately if it knows or has reason to know that any application or registration relating to any material Intellectual Property (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Obligated Party’s ownership of any material Intellectual Property, its right to register the same, or to keep and maintain the same.

(v)  Each Obligated Party shall, unless it shall reasonably determine that such Intellectual Property is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Lender shall deem appropriate under the circumstances to protect such Intellectual Property. Each Obligated Party shall take all actions necessary or requested by Lender to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Intellectual Property (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless Lender shall determine that such Intellectual Property is not material to the conduct of such Obligated Party’s business.

(d)  Commercial Tort Claims. Except as shown on Schedule 4.2, no Obligated Party has a Commercial Tort Claim (other than a Commercial Tort Claim for less than $100,000). The Obligated Parties shall promptly notify Lender in writing if any Obligated Party has a Commercial Tort Claim (other than a Commercial Tort Claim for less than $100,000), shall promptly amend Schedule 4.2 to include such claim, and shall take such actions as Lender deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Lender.

(e)  Letter-of-Credit Rights. If any Obligated Party is or becomes the beneficiary of a letter of credit, it shall promptly, and in any event within two Business Days after becoming a beneficiary, notify Lender thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to Lender and (ii) agree to direct all payments thereunder to a Blocked Account, all in form and substance reasonably satisfactory to Lender.

(f)  Certain After-Acquired Collateral. No Obligated Party has any interest in, or title to, any Investment Property (other than Pledged Collateral), Chattel Paper, Documents, or Instruments with an individual value of or face amount in excess of $100,000 except as set forth in Schedule 4.2. If after the Closing Date, any Obligated Party obtains any interest in any Collateral consisting of Investment Property, Chattel Paper, Documents, or Instruments, in each case, constituting Collateral either (i) with an individual value of or face amount in excess of $250,000 or (ii) to the extent the aggregate amount of Investment Property, Chattel Paper, Documents or Instruments outstanding at such time is in excess of $100,000, such Obligated Party shall promptly notify Lender, and, upon Lender’s written request, shall promptly take such actions as Lender reasonably deems appropriate to effect Lender’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession of such Collateral or any Account Control Agreement with respect thereto or using its commercially reasonable efforts to obtain any Collateral Access Agreement, as applicable. If any Collateral is in the possession of a third party, at Lender’s written request, the Obligated Parties shall use commercially reasonable efforts to obtain an acknowledgment that such third party holds the Collateral for the benefit of Lender.

4.3  Accounts.

(a)  Records and Schedules of Accounts. Each Obligated Party shall keep accurate and complete records of its Accounts in all material respects, including all payments and collections thereon, and shall submit Lender copies of sales, collection, reconciliation and other similar reports in form reasonably satisfactory to Lender, on such periodic basis as Lender may reasonably request. Each Obligated Party shall also provide to Lender, a customer list, names and addresses of account debtors, invoice detail for any Account, any discount, allowance, credit, authorized return or dispute with respect to any Account, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Lender may reasonably request. If any Account in an aggregate face amount of $250,000 or more ceases to be an Eligible Account, Borrowers shall notify Lender of such occurrence promptly (and in any event within 5 Business Days) after any Obligated Party has knowledge thereof.

(b)  Taxes. If an Account of any Obligated Party constituting Collateral includes a charge for any Taxes (in each case to the extent such Taxes are then due and payable (except if being contested in good faith by appropriate proceedings being diligently conducted and for which adequate reserves have been provided in accordance with GAAP) and which have priority over the Liens of Lender in such Accounts), Lender is authorized, during the continuance of an Event of Default, in its reasonable discretion, to pay the amount thereof to the proper taxing authority for the account of such Obligated Party and to charge the Obligated Parties therefor; provided, however, that Lender shall not be liable for any Taxes that may be due from the Obligated Parties or with respect to any Collateral.

(c)  Account Verification. Whether or not a Default or an Event of Default has occurred and is continuing, Lender shall have the right at any time, in the name of Lender, any designee of Lender or any Obligated Party, to verify the validity, amount or any other matter relating to any Accounts of the Obligated Parties by mail, telephone or otherwise. The Obligated Parties shall reasonably cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

4.4  [Reserved.]

4.5  Equipment.

(a)  Records and Schedules of Equipment. Each Obligated Party shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Lender, on such periodic basis as Lender may reasonably request, a current schedule thereof, in form reasonably satisfactory to Lender. Promptly upon request, the Obligated Parties shall deliver to Lender evidence of their ownership or interests in any Equipment.

(b)  Condition of Equipment. With respect to the Obligated Parties’ obligations in connection with the operation of their business, the Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of such Equipment is preserved at all times, reasonable wear and tear excepted. Each Obligated Party shall ensure that such Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications.

4.6  General Provisions.

(a)  Location of Collateral. All material tangible items of Collateral, other than Inventory in transit, shall at all times be kept by the Obligated Parties at locations owned or leased by an Obligated Party; at bailee, warehouse, fabrication or other third party locations, including locations in respect of which Lender has received a Collateral Access Agreement (or taken a Rent Reserve); at customer locations or at manufacturer locations or other locations for the purposes of repair or servicing of such Collateral, except that the Obligated Parties and their Subsidiaries may make sales or other dispositions of Collateral in accordance with Section 8.8. Schedule 4.2 lists all locations where Collateral is located.

(b)  Insurance of Collateral.

(i)  Each Obligated Party shall maintain insurance with respect to the Collateral and provide the endorsements with respect thereto, in each case, in accordance with Section 7.5. From time to time upon reasonable written request, Borrowers shall provide Lender with reasonably detailed information as to the insurance so carried. If any Obligated Party fails to provide and pay for any insurance with respect to Collateral required to be maintained under the Loan Documents, Lender may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. If no Event of Default has occurred and is continuing, the Obligated Parties may settle, adjust or compromise any insurance claim with respect to Collateral. If an Event of Default has occurred and is continuing, only Lender, or any Obligated Party with Lender’s consent (not to be unreasonably withheld or delayed), shall be authorized to settle, adjust and compromise such claims.

(ii)  Any proceeds of insurance with respect to any Collateral (other than proceeds from workers’ compensation or fiduciary and/or director and officer insurance) and any awards arising from condemnation of any Collateral shall be deposited in a Blocked Account.

(c)  Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Lender to any Person to realize upon any Collateral, shall be borne and paid by the Obligated Parties. Lender shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Lender’s possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at the Obligated Parties’ sole risk.

(d)  Defense of Title. Each Obligated Party shall defend its title to Collateral and Lender’s Liens therein against all Persons, claims and demands, except Permitted Liens.

4.7  Limitations. The Lien on Collateral granted hereunder is given as security only and shall not subject Lender or any other Secured Party to, or in any way modify, any obligation or liability of the Obligated Parties relating to any Collateral. In no event shall the grant of any Lien under any Loan Document secure an Excluded Hedge Obligation of the granting Obligated Party.

4.8  Further Assurances. All Liens granted to Lender under the Loan Documents are for the benefit of Secured Parties. To secure full and complete payment and performance of the Obligations, Borrowers shall, and shall cause the other Obligated Parties to, execute and deliver or cause to be executed and delivered this Agreement and all of the Security Documents required by Lender to grant a Lien to Lender in all of the Collateral of Borrowers and the other Obligated Parties described herein or in such Security Documents. Promptly upon reasonable, written request, the Obligated Parties shall deliver such instruments and agreements, and shall take such actions, as Lender deems reasonably appropriate under applicable law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Obligated Party authorizes Lender to file any financing statement that describes the Collateral in the same manner as described herein (or by any other description which reasonably approximates the description contained in this Agreement) and ratifies any action taken by Lender before the Closing Date to effect or perfect its Lien on any Collateral.

4.9  Grant of Intellectual Property License. For the purpose of enabling Lender to exercise the rights and remedies under the Loan Documents at such time as Lender shall be lawfully entitled to exercise such rights and remedies, each Obligated Party hereby, automatically and without further action from any party upon the occurrence and continuance of an Event of Default and upon Lender’s exercise of remedies, (a) grants to Lender, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Obligated Party) to use, license or sublicense any Intellectual Property rights now owned or hereafter acquired by such Obligated Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that Lender may sell any of such Obligated Party’s Inventory directly to any person, including without limitation persons who have previously purchased such Obligated Party’s Inventory from such Obligated Party and in connection with any such sale or other enforcement of Lender’s rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to such Obligated Party and any Inventory that is covered by any copyright owned by or licensed to such Obligated Party and Lender may finish any work in process and affix any trademark owned by or licensed to such Obligated Party and sell such Inventory as provided herein.

4.10  Power of Attorney. Each Obligated Party hereby irrevocably constitutes and appoints (until the Obligations have been Paid in Full) Lender (and all Persons designated by Lender) as Borrowers’ and such Obligated Party’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Lender, or Lender’s designee, may, without notice and in either its or Borrowers’ or an Obligated Party’s name, but at the cost and expense of Borrowers and the other Obligated Parties:

(a)  endorse any Obligated Party’s name on any check, draft or other item of payment payable to such Obligated Party or other proceeds of Collateral (including proceeds of insurance) that come into Lender’s possession or control; and

(b)  to the extent any of the following relate to the Collateral, (i) notify any account debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Lender deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts, Securities Accounts or Commodity Accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign an Obligated Party’s name to a proof of claim or other document in a bankruptcy of an account debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to any Obligated Party, and notify postal authorities to deliver any such mail to an address designated by Lender; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use an Obligated Party’s stationery and sign its name to verifications of Accounts and notices to account debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (x) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which an Obligated Party is a beneficiary; and (xi) take all other actions as Lender reasonably deems appropriate to fulfill an Obligated Party’s obligations under the Loan Documents.

4.11  Setoff. If an Event of Default exists, Lender shall have the right to set off and apply against the Obligations in such manner as Lender may determine, at any time and without notice to Borrowers or any other Obligated Party, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Borrowers or any other Obligated Party whether or not the Obligations are then due. As further security for the Obligations, Borrowers and each other Obligated Party hereby grants to Lender a security interest in all money, instruments, and other Property of Borrowers or such other Obligated Party now or hereafter held by Lender, including, without limitation, Property held in safekeeping. In addition to Lender’s right of setoff and as further security for the Obligations, Borrowers and each other Obligated Party hereby grants to Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts (including all deposit accounts, securities accounts and commodities accounts) of Borrowers or such other Obligated Party now or hereafter on deposit with or held by Lender or any Affiliate of Lender and all other sums at any time credited by or owing from Lender or any Affiliate of Lender to Borrowers or any other Obligated Party. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have in law or in equity, under the Loan Documents, or otherwise.

ARTICLE 5

CONDITIONS PRECEDENT

5.1  Initial Extension of Credit. The obligation of Lender to make the initial Advance under this Agreement or issue the initial Letter of Credit is subject to the condition precedent that Lender shall have received on or before the day of such Advance or Letter of Credit all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance reasonably satisfactory to Lender:

(a)  Resolutions. Resolutions of the governing body of Borrowers and each other Obligated Party certified by the Secretary or an Assistant Secretary (or other Responsible Officer) of such Person which authorize the execution, delivery, and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to be a party and any Hedge Agreements with Lender to which such Person is or is to be a party;

(b)  Incumbency Certificate. A certificate of incumbency certified by a Responsible Officer of each Obligated Party certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which Borrowers and each other Obligated Party is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such individual Persons;

(c)  Constituent Documents. The Constituent Documents for Borrowers and each other Obligated Party certified as of a date acceptable to Lender by the appropriate government officials of the state of incorporation or organization of Borrowers and each other Obligated Party;

(d)  Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of each Obligated Party as to the existence and good standing of such Obligated Party, each dated within ten (10) days prior to the date of the initial Advance or Letter of Credit (or such longer period as agreed to by Lender);

(e)  Note. The Note executed by Borrowers;

(f)  Security Documents. The Security Documents requested by Lender and executed by Borrowers and the other Obligated Parties;

(g)  Financing Statements; Recordings. Each document (including UCC financing statements reflecting Borrowers and the other Obligated Parties, as debtors, and Lender, as secured party), required by the Loan Documents or under law or reasonably requested by Lender to be filed, registered or recorded in order to create in favor of Lender, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation;

(h)  Guaranty. The Guaranty executed by each Guarantor;

(i)  [Reserved.];

(j)  Insurance Matters. Copies of insurance certificates describing all insurance policies required by Section 7.5, together with lender’s loss payable and additional insured endorsements, as applicable, in favor of Lender with respect to all insurance policies covering Collateral and all other insurance policies required by Section 7.5;

(k)  Lien Searches. The results of UCC, tax lien and judgment lien searches showing all financing statements and other documents or instruments on file against Borrowers and each other Obligated Party in the appropriate filing offices, such search to be as of a date no more than ten (10) days (or such other period acceptable to Lender) prior to the date of the initial Advance or Letter of Credit (or such longer period as agreed to by Lender) and such searches shall reveal no Liens on any of the assets of the Obligated Parties except for Permitted Liens or discharged on or prior to the Closing Date pursuant to a pay-off letter or other documentation satisfactory to Lender;

(l)  Opinion of Counsel. A favorable opinion of Olshan Frome Wolosky LLP, legal counsel to Borrowers and Guarantors, and favorable opinions of local counsel in each jurisdiction where Lender reasonably determines such opinions are necessary, in each case addressed to Lender and covering such matters as Lender may reasonably request;

(m)  Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys’ fees) referred to in Section 11.1, to the extent invoiced, shall have been paid in full by Borrowers;

(n)  Closing Certificate. A certificate, signed by a Responsible Officer of the Borrower Representative(i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct as of the Closing Date, (iii) either (x) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Obligated Parties and the validity against such Obligated Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (y) stating that no such consents, licenses or approvals are so required, (iv) certifying as to any other factual matters as may be reasonably requested by Lender and (v) attaching true, correct and complete copies of the Term Loan Documents (other than the Monroe Term Loan Fee Letter) as in effect on the Closing Date (including all amendments, restatements, supplements and waivers in effect on the Closing Date) and certifying that the Term Loan Documents are in full force and effect;

(o)  Solvency. A solvency certificate signed by the chief financial officer of each Borrower (or another Responsible Officer of the Borrower Representative acceptable to Lender) dated the Closing Date in form and substance reasonably satisfactory to Lender;

(p)  Borrowing Base Report. A Borrowing Base Report which calculates the Borrowing Base as of a date acceptable to Lender;

(q)  [Reserved.]

(r)  KYC Information; Beneficial Ownership Information. Each Borrower and each of the other Obligated Parties shall have provided to Lender at least five (5) Business Days prior to the Closing Date (or such shorter period as agreed to by Lender) (i) the documentation and other information requested by Lender as it deems necessary in order to comply with requirements of any Anti-Corruption Laws and Anti-Terrorism Laws, including, without limitation, the Patriot Act and any applicable “know your customer” rules and regulations and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower;

(s)  Payoff of Existing Debt; Release of Liens. Satisfactory pay-off letters for all existing Debt (other than Debt permitted under Section 8.1), which confirms that all Liens upon any of the Property of the Obligated Parties intended to constitute Collateral will be terminated concurrently with the repayment of such Debt and all letters of credit issued or guaranteed as part of such Debt shall have been cash collateralized or supported by a Letter of Credit;

(t)  Closing Fees. Evidence that any fees required to be paid to Lender on or prior to the Closing Date pursuant to any fee letter have been paid;

(u)  Legal Due Diligence. Lender and its counsel shall have completed all legal due diligence, the results of which shall be satisfactory to Lender in its sole discretion;

(v)  Appraisals; Field Examination. Such appraisals and field examinations as Lender shall reasonably require, in form and scope reasonably satisfactory to Lender and the results of which shall be satisfactory to Lender in its sole discretion;

(w)  Perfection Certificate. A perfection certificate in form reasonably satisfactory to Lender signed by a Responsible Officer of each Borrower;

(x)  Pledged Equity Interests; Stock Powers; Pledged Notes. (i) The certificates representing any Equity Interests pledged pursuant to the Loan Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to Lender pursuant to the Loan Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof; provided that delivery of any such certificates, stock powers and pledged notes to the Term Loan Agent (or as otherwise required pursuant to the Intercreditor Agreement) shall satisfy this clause (x); and

(y)  Financial Statements; Financial Projections. (i) (A) The audited consolidated balance sheet of Holdings and its Subsidiaries fiscal year-ended December 31, 2024, and the related audited statements of income and retained earnings and cash flows for such fiscal year, and (B) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the most recently completed Fiscal Quarter- or month-end and related unaudited interim statements of income and retained earnings and (ii) pro-forma consolidated financial statements for Holdings and its Subsidiaries, and projections prepared by management of Holdings, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the Closing Date and on an annual basis for each year thereafter during the term of this Agreement, which shall be in form reasonably acceptable to Lender and not be inconsistent with any financial information or projections previously delivered to Lender;

(z)  Additional Items. The additional items set forth on Schedule 5.1(n) and such other additional approvals, opinions, or documents as Lender or its legal counsel may reasonably request;

(aa)  Intercreditor Agreement. A duly executed Intercreditor Agreement, in form and substance satisfactory to Lender.

(bb)  Term Loan Amendment. A duly executed amendment to, among other things, consent under, the Term Loan Credit Agreement and related Term Loan Documents, in form and substance satisfactory to Lender, evidencing the Term Loan Agent’s and Term Loan Lenders’ consent to this Agreement and to the Intercreditor Agreement; and

(cc)  Opening Excess Availability. Evidence satisfactory to Lender that, after giving effect to the initial Loan, the payment of all fees, costs and expenses due and payable on the Closing Date and the payoff and discharge of the Existing Debt, Availability is not less than $15,000,000.

5.2  All Extensions of Credit. The obligation of Lender to make any Loan or L/C Credit Extension (including the initial Loan and the initial Letter of Credit) is subject to the following additional conditions precedent:

(a)  Request for Advance or Letter of Credit. Lender shall have received in accordance with this Agreement an Advance Request Form or Letter of Credit Application as the case may be pursuant to Lender’s requirements and executed by a Responsible Officer of the Borrower Representative;

(b)  No Default. No Default shall have occurred and be continuing, or would result from or after giving effect to such Advance or L/C Credit Extension;

(c)  No Material Adverse Event. No Material Adverse Event has occurred and no circumstance exists that could be a Material Adverse Event;

(d)  Representations and Warranties. All of the representations and warranties contained in Article 6 and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or L/C Credit Extension with the same force and effect as if such representations and warranties had been made on and as of such date (it being understood and agreed that (i) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects and (ii) for purposes of this clause (d), the representations and warranties contained in Section 6.2 shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1(a) and (b), respectively); and

(e)  Availability. After giving effect to such Advance or L/C Credit Extension, Availability shall not be less than $0.

(f)  Additional Documentation. Lender shall have received such additional approvals, opinions, or documents as Lender or its legal counsel may reasonably request.

Each Advance hereunder shall be deemed to be a representation and warranty by Borrowers that the conditions specified in this Section 5.2 have been satisfied on and as of the date of the applicable Advance or L/C Credit Extension.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, and to make Advances and issue Letters of Credit hereunder, each Borrower represents and warrants to Lender that:

6.1  Entity Existence. Each Obligated Party and each of its Subsidiaries (a) is duly incorporated or organized, as the case may be, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could result in a Material Adverse Event. Each Borrower and each of the other Obligated Parties has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

6.2  Financial Statements; Etc. Borrowers have delivered to Lender audited financial statements of Holdings and its Subsidiaries as at and for the fiscal year ended December 31, 2024, unaudited financial statements of Holdings and its Subsidiaries as at and for the fiscal year ended December 31, 2025 and unaudited financial statements of Holdings and its Subsidiaries for the one (1)-month period ended January 31, 2026. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Holdings and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Holdings nor any of its Subsidiaries or any other Obligated Party has any material contingent liabilities, liabilities for taxes, unusual forward or long term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. No Material Adverse Event has occurred since the effective date of the financial statements referred to in this Section 6.2. All projections delivered by Borrowers to Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to Lender and all such assumptions are disclosed in the projections. Neither Holdings nor any of its Subsidiaries has any material Guarantees, contingent liabilities, liabilities for taxes, or any long term leases or unusual forward or long term commitments, or any Hedge Agreement or other transaction or obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this Section 6.2. Other than the Debt listed on Schedule 8.1 and Debt otherwise permitted by Section 8.1, Holdings and each Subsidiary have no Debt.

6.3  Action; No Breach. The execution, delivery, and performance by each of each Borrower and each other Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the Constituent Documents of such Person, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any Material Agreement to which such Person is a party or by which it or any of its Properties is bound or subject, or (b) constitute a default under any Material Agreement, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person. No Default has occurred and is continuing.

6.4  Operation of Business. Each Obligated Party and its Subsidiaries possess all licenses, permits, consents, authorizations, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its respective businesses substantially as now conducted and as presently proposed to be conducted, and neither any Obligated Party nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing.

6.5  Litigation and Judgments. Except as specifically disclosed in Schedule 6.5 as of the date hereof, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Borrowers after reasonable investigation, threatened against or affecting Borrowers, any of their Subsidiaries, or any other Obligated Party or any of their Properties that could, if adversely determined, reasonably be expected to (i) result in liabilities of or economic loss to any Obligated Party or Subsidiary of an Obligated Party in excess of $250,000 or (ii) result in a Material Adverse Event. There are no outstanding judgments against Borrowers, any of their Subsidiaries, or any other Obligated Party. Since the Closing Date, there has been no adverse change in the status of any matter set forth on Schedule 6.5 that, taking into account the availability of any appeals, could reasonably be expected to increase materially the likelihood of (x) the incurrence of liabilities of or economic loss to any Obligated Party or Subsidiary of an Obligated Party in excess of $250,000 or (y) the occurrence of a Material Adverse Event resulting therefrom.

6.6  Rights in Properties; Liens. Each Obligated Party and its Subsidiaries has good and indefeasible title to or valid leasehold interests in its respective Properties, including the Properties reflected in the financial statements described in Section 6.2, and none of the Properties of Borrowers or any of their Subsidiaries is subject to any Lien, except Permitted Liens.

6.7  Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrowers or any other Obligated Party is a party, when delivered, shall constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights.

6.8  Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by Borrowers or any other Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party or the validity or enforceability thereof other than the recording and filing of the applicable Security Documents and financing statements in connection therewith.

6.9  Taxes. Each Obligated Party and its Subsidiaries has filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, Property, and sales Tax returns, and has paid all of their respective liabilities for Taxes, assessments, governmental charges, and other levies that are due and payable other than Taxes, if any, the payment of which is being contested in good faith and by appropriate proceedings and reserves for the payment of which are being maintained in accordance with GAAP. Except as specifically disclosed in Schedule 6.9, Borrowers know of no pending investigation of any Obligated Party or any of its Subsidiaries by any taxing authority or of any pending but unassessed Tax liability of any Obligated Party or any of its Subsidiaries. No Obligated Party nor any of their Subsidiaries has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of an Obligated Party or its Subsidiaries or for which any Obligated Party or its Subsidiaries may be liable. No Obligated Party nor any Subsidiary thereof is, or has been party to any Tax sharing agreement, Tax allocation agreement, Tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes.

6.10  Use of Proceeds; Margin Securities. Neither any Obligated Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

6.11  ERISA. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan. No ERISA Event has occurred or is reasonably expected to occur. No Plan has any Unfunded Pension Liability. No Obligated Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA). No Obligated Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan. No Obligated Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

6.12  Disclosure. No statement, information, report, representation, or warranty made by Borrowers or any other Obligated Party in this Agreement or in any other Loan Document or furnished to Lender in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrowers which is a Material Adverse Event, or which might in the future be a Material Adverse Event that has not been disclosed in writing to Lender. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

6.13  Subsidiaries. As of the Closing Date, Holdings has no Subsidiaries other than those listed on Schedule 6.13 (and, if subsequent to the Closing Date, such additional Subsidiaries as have been formed or acquired in compliance with Section 7.13) and Schedule 6.13 sets forth the jurisdiction of incorporation or organization of each such Subsidiary and the percentage of Holdings’ ownership interest in such Subsidiary. All of the outstanding capital stock or other Equity Interests of each Subsidiary described on Schedule 6.13 has been validly issued, is fully paid, and is non assessable. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock or similar options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of Holdings or any Subsidiary, except as created by the Loan Documents.

6.14  Material Agreements and Judgments. Schedule 6.14 sets forth a complete and correct list of all Material Agreements of each Obligated Party and each Subsidiary thereof in effect as of the Closing Date and on the date of each update thereof required hereunder. Except as set forth on Schedule 6.14, no Obligated Party nor any of its Subsidiaries is a party to any Material Agreement. No Obligated Party nor any of its Subsidiaries is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in (a) any Material Agreement to which it is a party or (b) any judgment, decree or order to which any Obligated Party or any Subsidiary thereof is a party or by which any Obligated Party or any Subsidiary thereof or any of their respective properties may be bound.

6.15  Compliance with Laws. No Borrower nor any of its Subsidiaries is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.

6.16  Inventory. All inventory of the Obligated Parties and their Subsidiaries has been and will hereafter be produced in compliance with all applicable laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act (29 U.S.C. §§ 201 219).

6.17  Regulated Entities. No Obligated Party nor any of its Subsidiaries is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Debt, pledge its assets or perform its obligations under the Loan Documents.

6.18  Environmental Matters. Except to the extent that a Material Adverse Event could not reasonably be expected to arise as a result:

(a)  Each Obligated Party and its Subsidiaries, and all of its respective Properties, assets, and operations are in full compliance with all Environmental Laws. No Borrower is aware of, nor has any Borrower received written notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of each Obligated Party and its Subsidiaries with all Environmental Laws;

(b)  Each Obligated Party and its Subsidiaries has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and each Obligated Party and its Subsidiaries are in compliance with all of the terms and conditions of such permits, except where the failure to do so could not reasonably be expected to result in material liability to any of the Obligated Parties and their Subsidiaries;

(c)  No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from any of the Properties or assets of Borrowers or any of their Subsidiaries in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws. The use which each Obligated Party and its Subsidiaries make and intend to make of their respective Properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their Properties or assets in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

(d)  Neither any Obligated Party nor any of its Subsidiaries nor any of their respective currently or previously owned or leased Properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

(e)  There are no conditions or circumstances associated with the currently or previously owned or leased Properties or operations of any Obligated Party or any of its Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

(f)  Neither any Obligated Party nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., regulations thereunder or any comparable provision of state law. Each Obligated Party and its Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

(g)  Neither any Obligated Party nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

(h)  No Lien arising under any Environmental Law has attached to any Property or revenues of any Obligated Party or any of its Subsidiaries.

6.19  Intellectual Property. All material Intellectual Property owned or used by the Obligated Parties and their Subsidiaries is listed, together with application or registration numbers, where applicable, in Schedule 6.19. Each Person identified on Schedule 6.19 owns, or is licensed to use, all material Intellectual Property necessary to conduct its business as currently conducted, except for such Intellectual Property the failure of which to own or license could not reasonably be expected to result in a Material Adverse Event, and the use thereof does not infringe in any material respect upon the rights of any other Person. Each Person identified on Schedule 6.19 will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority.

6.20  Foreign Assets Control Regulations and Anti Money Laundering. Each Obligated Party and each Subsidiary of each Obligated Party is and will remain in compliance in all respects with all United States economic sanctions laws, Executive Orders and implementing regulations as promulgated by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti money laundering and counter terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Obligated Party and no Subsidiary, Affiliate, or any director, officer, employee, agent, affiliate or representative of any Obligated Party is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions, (b) a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons with which a United States Person cannot deal with or otherwise engage in business transactions, or included on His Majesty’s Treasury of the United Kingdom’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or any similar list enforced by any other relevant sanctions authority, (c) or is otherwise a Sanctioned Person, or (d) located, organized or resident, or has assets, in a Sanctioned Country.

6.21  Patriot Act. The Obligated Parties, each of their Subsidiaries, and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), and all other enabling legislation or executive order relating thereto, (b) the Patriot Act, and (c) all other federal or state laws relating to “know your customer” (collectively, “Anti-Terrorism Laws”) and anti-money laundering rules and regulations. No part of the proceeds of any Loan or Letter of Credit will be used directly or indirectly (i) for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 or (ii) to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person, or in any other manner that will result in any violation by any Person (including Lender) of any Anti-Terrorism Laws, Anti-Corruption Laws or any Sanctions.

6.22  Solvency. On the Closing Date and after giving effect to each Advance made or Letter of Credit issued, amended, renewed or extended hereunder, each of each Borrower and each other Obligated Party is Solvent and has not entered into any transaction with the intent to hinder, delay or defraud a creditor.

6.23  Anti-Corruption Laws. Each Obligated Party and each Subsidiary of each Obligated Party has conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other laws, rules, and regulations of any jurisdiction applicable to any Obligated Party or any of its Subsidiaries from time to time concerning or relating to bribery or corruption (collectively, “Anti-Corruption Laws”), and has instituted and maintained policies and procedures designed to promote and achieve compliance with such Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

6.24  Labor Matters. There are no strikes, work stoppages or other labor controversies pending, or to the knowledge of any Obligated Party, threatened against any Obligated Party or any of its Subsidiaries, which could reasonably be expected to result in a Material Adverse Event. The hours worked by and payments made to employees of the Obligated Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except to the extent any such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Obligated Party or any Subsidiary, or for which any claim may be made against any Obligated Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Obligated Party or such Subsidiary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.25  Affiliate Transactions. Except as set forth on Schedule 6.25, as of the Closing Date, there are no existing or proposed agreements, arrangements, understandings or transactions between any Obligated Party and any of the officers, members, managers, directors, stockholders, parents, holders of other Equity Interests, employees or Affiliates of any Obligated Party or any members of their respective immediate families, except (i) in connection with such Person’s employment with such Obligated Party or (ii) transactions for fair consideration and on term no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

6.26  Collateral; Perfected Lien. The provisions of the applicable Loan Documents are effective to create in favor of Lender for the benefit of the Secured Parties a legal, valid and enforceable Lien (subject to Permitted Liens) on all right, title and interest of the respective Obligated Parties party thereto in the Collateral. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect such Liens in Collateral.

6.27  Eligible Contract Participant. Each Obligated Party is an Eligible Contract Participant.

6.28  Term Loan Documents; Intercreditor Agreement. As of the Closing Date, Borrowers have delivered to Lender true and correct copies of the Term Loan Documents (other than the Monroe Term Loan Fee Letter). The Term Loan Documents are in full force and effect as of the Closing Date and have not been terminated, rescinded or withdrawn as of such date. This Agreement, the other Loan Documents and the Obligations incurred hereunder and thereunder are permitted to be incurred by the Term Loan Documents. The Intercreditor Agreement is in full force and effect.

ARTICLE 7

AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees that until the Obligations have been Paid in Full:

7.1  Reporting Requirements. Borrowers will furnish to Lender:

(a)  Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the last day of each fiscal year of Holdings, beginning with the fiscal year ending December 31, 2025, a copy of the annual audit report of Holdings and its Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as of the end of such fiscal year and for the twelve (12) month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Semple, Marchal & Cooper, LLP, or other independent certified public accountants of recognized standing acceptable to Lender, to the effect that such report has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope. Each such delivery of annual financial statements pursuant to this Section 7.1(a) shall include, in reasonable detail, comparative columns to the most recent projections for the applicable fiscal year delivered pursuant to Section 7.1(u) (or any such projections delivered to Lender prior to the Closing Date), together with a management report identifying the reasons for any significant variations;

(b)  Monthly and Quarterly Financial Statements.

(i)  As soon as available, and in any event within thirty (30) days after the last day of each calendar month, beginning with the calendar month ending February 28, 2026, a copy of an unaudited financial report of Holdings and its Subsidiaries as of the end of such month and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, all in reasonable detail certified by a Responsible Officer to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Holdings and its Subsidiaries, on a consolidated and consolidating basis, as of the dates and for the periods indicated therein;

(ii)  As soon as available, and in any event within forty-five (45) days after the last day of each Fiscal Quarter of each fiscal year of Holdings, beginning with the Fiscal Quarter ending March 31, 2026, a copy of an unaudited financial report of Holdings and its Subsidiaries as of the end of such Fiscal Quarter and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Holdings and its Subsidiaries, on a consolidated and consolidating basis, as of the dates and for the periods indicated therein and, in comparative form, the corresponding figures from the most recent projections for the current fiscal year delivered pursuant to Section 7.1(u) (or any such projections delivered to Lender prior to the Closing Date), together with a management report identifying the reasons for any significant variations;

(c)  Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Sections 7.1(a) and 7.1(b), a Compliance Certificate (1) stating that to the best of such officer’s knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (2) showing in reasonable detail the calculations demonstrating compliance with the covenants set forth in Article 9, (3) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements most recently delivered pursuant to Section 7.1(a) above and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (4) containing such other certifications set forth therein. For the avoidance of doubt, with respect to Compliance Certificates delivered with monthly financial statements as of the end of any month that is not also the end of a Fiscal Quarter, the Compliance Certificate shall (i) certify to the matters set forth therein and (ii) exclude the financial covenant calculations in Article 9, which shall only be completed and certified as of each Fiscal Quarter-end and fiscal year-end, as applicable;

(d)  Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Holdings or any of its Subsidiaries by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or Properties of Holdings or any of its Subsidiaries;

(e)  Borrowing Base Report. On or before the last day of each month, as of the last day of the immediately preceding month, a Borrowing Base Report, calculating the Borrowing Base and reflecting the components of the Borrowing Base, including (1) Eligible Accounts of Borrowers as of the end of the preceding month and calculating the advance amounts based thereon and (2) the Unbilled Advance Amount as of the end of the preceding month (including detail of Eligible Unbilled Accounts by 0–30 day, 31–60 day and greater than sixty (60) day categories (with the greater than sixty (60) day category identified as ineligible and excluded from the Unbilled Advance Amount) and showing application of the $15,000,000 cap with respect thereto), together with the Account agings and accounts payable agings, cash receipt journals or copies of checks, invoices for new billings, sales journals and backup for all miscellaneous credits and debits, and any other reports which support such report, and worksheets detailing the Accounts excluded from Eligible Accounts and Eligible Unbilled Accounts excluded from the Unbilled Advance Amount (including all Eligible Unbilled Accounts aged greater than sixty (60) days) and the reason for such exclusion; provided that if an Increased Reporting Period is in effect, a Borrowing Base Report and related documentation shall be due on or before the third (3rd) Business Day of each week calculating the Borrowing Base and reflecting the Eligible Accounts of Borrowers and the Unbilled Advance Amount as of the end of the preceding week and calculating the advance amounts based thereon. Such report shall also reflect the amount of sales and receipts of Obligated Parties during the preceding period and such other information as Lender may reasonably request;

(f)  Notice of Litigation. Promptly (but in no event later than five (5) days) after the commencement or occurrence thereof, notice of (i) all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting any Obligated Party or any of its Subsidiaries which, if determined adversely to such Obligated Party or such Subsidiary, could reasonably be expected to (A) result in liabilities of or economic loss to such Obligated Party or such Subsidiary in excess of $250,000 or (B) result in a Material Adverse Event, or (ii) any adverse change in the status of any actions, suits, and proceedings before any Governmental Authority or arbitrator that, taking into account the availability of any appeals, could reasonably be expected to increase materially the likelihood of (x) the incurrence of liabilities of or economic loss to any Obligated Party or Subsidiary of an Obligated Party in excess of $250,000 or (y) the occurrence of a Material Adverse Event resulting therefrom;

(g)  Notice of Default. As soon as possible and in any event within five (5) days after the occurrence of any Default, a written notice setting forth the details of such Default and the action that Borrowers have taken and proposes to take with respect thereto;

(h)  ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which any Obligated Party or ERISA Affiliate files with or receives from the PBGC, the IRS, or the U.S. Department of Labor under ERISA; as soon as possible and in any event within five (5) days after any Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event or Prohibited Transaction has occurred with respect to any Plan, a certificate of the chief financial officer of the Borrower Representative setting forth the details as to such ERISA Event or Prohibited Transaction and the action that Borrowers propose to take with respect thereto; annually, copies of the notice described in Section 101(f) of ERISA that any Obligated Party or ERISA Affiliate receives with respect to a Plan or Multiemployer Plan; and promptly after any request therefor by Lender, copies of (A) any documents described in Section 101(k)(1) of ERISA that Borrowers or any ERISA Affiliate may request with respect to any Multiemployer Plan and (B) any notices described in Section 101(l)(1) of ERISA that Borrowers or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if Borrowers or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, Borrowers or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(i)  Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to Lender pursuant to any other clause of this Section 7.1;

(j)  Updates to Collateral Schedules. Concurrently with the delivery of each Compliance Certificate delivered in connection with the financial statements pursuant to Section 7.1(a) and (b), updates to Schedule 4.2 and any other applicable schedule to the Security Documents to the extent that information contained in such schedules has become inaccurate or incomplete since the initial delivery or the most recent update thereof;

(k)  Tax Returns. Within thirty (30) days after each filing thereof by each Obligated Party with any Governmental Authority, if requested by Lender, complete copies of the federal income tax returns so filed;

(l)  Insurance. Within ten (10) Business Days after any material change in insurance coverage by Borrowers or any other Obligated Party from that previously disclosed to Lender, a report describing such change, and, within thirty (30) days after each request by Lender in its Permitted Discretion, certificates of insurance from the insurance companies insuring Borrowers and the other Obligated Parties, describing such insurance coverage;

(m)  Notice of Material Adverse Event. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of any event or circumstance that could reasonably be expected to result in a Material Adverse Event;

(n)  Material Agreements. Promptly, and in any event within two days after (i) (A) any Material Agreement of any Obligated Party or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to such Obligated Party or such Subsidiary, as the case may be, or (B) any new Material Agreement is entered into, or (ii) any officer of any Obligated Party or any of its Subsidiaries obtaining knowledge (1) of any condition or event that constitutes a default or an event of default under any Material Agreement or Material Debt, (2) that any event, circumstance, or condition exists or has occurred that gives any counterparty to such Material Agreement a termination or assignment right thereunder, or (3) that notice has been given to any Obligated Party or any of its Subsidiaries asserting that any such condition or event has occurred, a certificate of a Responsible Officer of the applicable Obligated Party specifying the nature and period of existence of such condition or event and, in the case of clause (i), including copies of such material amendments or new contracts, delivered to Lender and, in the case of clause (ii), as applicable, explaining the nature of such claimed default or event of default, and including an explanation of any actions being taken or proposed to be taken by such Obligated Party with respect thereto;

(o)  Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event, in each case with respect to Property of any Obligated Party having an aggregate fair market value in excess of $250,000;

(p)  Accounts Receivable and Accounts Payable Aging. Concurrently with the delivery of any Borrowing Base Report, (i) an account receivable aging, classifying the Obligated Parties’ accounts receivable in categories of 0-30, 31-60, 61-90 and over ninety (90) days from date of invoice, in such form and detail as Lender shall require, together with a schedule of unbilled Accounts by 0–30 day, 31–60 day and greater than sixty (60) day categories and a reconciliation to the Unbilled Advance Amount (including application of the $15,000,000 cap with respect thereto), together with (1) a statement indicating that unbilled Accounts greater than sixty (60) days are ineligible for inclusion in the Borrowing Base and (2) with any necessary reconciliation between such account receivable aging and the corresponding monthly financial statements delivered pursuant to Section 7.1(b) and the Borrowing Base Report delivered pursuant to Section 7.1(e), as applicable, and (ii) account payable aging classifying the Obligated Parties’ accounts payable by categories of 0-30, 31-60 and over sixty (60) days from date of invoice, also in such detail as Lender shall reasonably require, and in each case certified by a Responsible Officer of the Borrower Representative;

(q)  [Reserved.]

(r)  Notice of Certain Changes. Promptly, (i) notice of any change in the business conducted by any Obligated Party or any of its Subsidiaries, (ii) copies of any amendment, restatement, supplement or other modification to any of the Constituent Documents of any Obligated Party or any of its Subsidiaries and (iii) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification;

(s)  Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by Holdings or any of its Subsidiaries to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by Holdings or any of its Subsidiaries with any securities exchange or the Securities and Exchange Commission or any successor agency;

(t)  Environmental Matters. Prompt written notice, and in any event within three Business Days, of any action, investigation or inquiry by any Governmental Authority threatened in writing or any demand or lawsuit threatened in writing by any Person against Borrower or its Subsidiaries or their Properties, in each case, in connection with any Environmental Laws if Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $250,000, not fully covered by insurance, subject to normal deductible;

(u)  Projections. As soon as practicable and in any event not later than 30 days following the end of each fiscal year, projections for Holdings and its Subsidiaries for the following fiscal year, such projections to be prepared in accordance with GAAP and to include, on a monthly basis, an operating and capital budget and a projected income statement, statement of cash flows and balance sheet;

(v)  General Information. Promptly, certification or such other information concerning Borrowers, any of their Subsidiaries, or any other Obligated Party as Lender may from time to time request including, but not limited to, certification regarding or information about the ownership and management of such entities;

(w)  Term Loan Reports and Deliveries. Promptly, and in any event at the same time furnished to the Term Loan Agent or the lenders under the Term Loan Credit Agreement, copies of any financial reporting, notices and other information furnished under the Term Loan Documents, including, without limitation, any material collateral reporting, compliance certificate, or other information, in each case that are not otherwise required to be furnished to Lender pursuant to this Section 7.1;

(x)  Draft Amendments to Term Loan Documents. No later than five (5) Business Days prior to the earlier of the execution date or the effective date thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification to any of the Term Loan Documents; and

(y)  Term Loan Defaults; Intercreditor Notices. Promptly upon receipt or delivery, as applicable, copies of (i) any notices of default or acceleration delivered or received under the Term Loan Documents and (ii) any Standstill Notice (as defined in the Intercreditor Agreement) or other notice of any Enforcement Action (as defined in the Intercreditor Agreement, however described) delivered or received under the Intercreditor Agreement.

All representations and warranties set forth in the Loan Documents with respect to any financial information concerning any Borrower or any Guarantor shall apply to all financial information delivered to Lender by such Borrower, such Guarantor, or any Person purporting to be a Responsible Officer or other representative of such Borrower or such Guarantor regardless of the method of transmission to Lender or whether or not signed by such Borrower, such Guarantor, or such Responsible Officer or other representative, as applicable.

7.2  Maintenance of Existence; Conduct of Business. Each Obligated Party shall, and shall cause each of its Subsidiaries to, preserve and maintain its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business, except to the extent a failure to so preserve and maintain could not reasonably be expected to cause a Material Adverse Event. Each Obligated Party shall, and shall cause each of its Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices.

7.3  Maintenance of Properties. Each Obligated Party shall, and shall cause each of its Subsidiaries to, maintain, keep, and preserve all of its Properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition.

7.4  Taxes and Claims. Each Obligated Party shall, and shall cause each of its Subsidiaries to, pay or discharge at or before maturity or before becoming delinquent (a) all Taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither any Obligated Party nor any of its Subsidiaries shall be required to pay or discharge any Tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established so long as the failure to make payment pending any contest could not reasonably be expected to cause a Material Adverse Event or result in a Lien upon any Property of Borrowers or any of their Subsidiaries in violation of Section 8.2.

7.5  Insurance.

(a)  Each Obligated Party shall, and shall cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar Properties in the same general areas in which such Obligated Party and its Subsidiaries operate, provided that in any event each Obligated Party will maintain and cause each of its Subsidiaries to maintain workmen’s compensation insurance, property insurance, comprehensive general liability insurance, and cyber insurance reasonably satisfactory to Lender. Each insurance policy covering Collateral shall name Lender as lender’s loss payable and each insurance policy covering liabilities shall name Lender as additional insured, and each such insurance policy shall provide that such policy will not be cancelled or reduced without thirty (30) days prior written notice to Lender.

(b)  All proceeds of insurance shall be paid over to Lender for application to the Obligations, unless Lender otherwise agrees in writing in its sole discretion; provided that the application of such proceeds shall be subject to Section 7.5(c).

(c)  If Lender agrees in writing, in its sole discretion, then Borrowers or the applicable Obligated Party may apply the net proceeds of a Casualty Event to the repair, restoration, or replacement of the assets suffering such Casualty Event, so long as (i) such repair, restoration, or replacement is completed within one hundred eighty (180) days after the date of such Casualty Event (or such longer period of time agreed to in writing by Lender), (ii) while such repair, restoration, or replacement is underway, all of such net proceeds are on deposit with Lender in a separate deposit account over which Lender has exclusive control, and (iii) such Casualty Event did not cause an Event of Default. If an Event of Default occurs pursuant to which Lender exercises its rights to accelerate the Obligations as provided in Section 10.2 or such repair, restoration, or replacement is not completed within one hundred eighty (180) days of the date of such Casualty Event (or such longer period of time agreed to in writing by Lender), then Lender may immediately and without notice to any Person apply all of such net proceeds to the Obligations, regardless of any other prior agreement regarding the disposition of such net proceeds.

7.6  Inspection Rights; Field Examinations.

(a)  Inspection Rights. At any reasonable time and from time to time, each Obligated Party shall, and shall cause each of its Subsidiaries to, (i) permit representatives and independent contractors of Lender to examine, inspect, review, evaluate and make physical verifications and appraisals of the inventory and other Collateral in any manner and through any medium that Lender considers advisable, (ii) to examine, copy, and make extracts from its books and records, (iii) to visit and inspect its Properties, and (iv) to discuss its business, operations, and financial condition with its directors, officers, employees, and independent certified public accountants, in each instance, at Borrowers’ expense and at such reasonable times during normal business hours and as often as may be reasonably requested, in each case other than for the purpose of performing Inventory appraisals or field exams, which are addressed in clause (b) of this Section 7.6; provided that, other than with respect to such visits and inspections during the continuance of a Default, Lender shall not exercise such rights more often than two (2) times during any calendar year; provided, further, that when a Default exists Lender (or its representatives or independent contractors) may do any of the foregoing under this Section at the sole cost and expense of Borrowers and at any time during normal business hours and without advance notice.

(b)  Field Examinations. Each Obligated Party shall, and shall cause each of its Subsidiaries to, permit any representatives designated by Lender (including any consultants, accountants, lawyers and appraisers retained by Lender) to conduct field examinations of the Accounts and related working capital matters of the Obligated Parties and of the Obligated Parties’ related data processing and other systems, all at the sole cost and expense of the Obligated Parties and at reasonable times; provided that the Obligated Parties shall only be responsible for the costs and expenses of (1) two third-party field examinations during any twelve (12) month period or (2) up to three field examinations during any twelve (12) month period in the event that an Increased Reporting Period shall have occurred and be continuing at any time during such period. Additionally, there shall be no limitation on the number or frequency of field examinations if a Default has occurred and is continuing, and the Obligated Parties shall be solely responsible for the costs and expenses of any field examinations conducted while a Default has occurred and is continuing.

7.7  Keeping Books and Records. Each Obligated Party shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

7.8  Compliance with Laws. Each Obligated Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

7.9  Compliance with Agreements. Each Obligated Party shall, and shall cause each of its Subsidiaries to, comply with (a) all Material Agreements and (b) all other agreements, contracts, and instruments binding on it or affecting its Properties or business, except to the extent a failure to so comply could not reasonably be expected to have a Material Adverse Event.

7.10  Further Assurances. Each Obligated Party shall, and shall cause each of its Subsidiaries and each other Obligated Party to, execute and deliver such further agreements and instruments and take such further action as may be requested by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Lender in the Collateral. Without limiting the foregoing, Borrowers shall, and shall cause the other Obligated Parties to, cause any agent or other representative of holders of any refinancing or replacement of the Term Loan Debt to execute and deliver a joinder to, or other agreement binding such agent or representative to, the Intercreditor Agreement in form and substance reasonably satisfactory to Lender.

7.11  ERISA. Each Obligated Party shall, and shall cause each of its Subsidiaries to, comply with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

7.12  Depository Relationship.

(a)  To induce Lender to establish the Facility and to extend credit to Borrowers hereunder, each Obligated Party shall, and shall cause each of its Subsidiaries to, use Lender as its principal depository bank and each Obligated Party shall, and shall cause each of its Subsidiaries to, (i) within ninety (90) days after the Closing Date (or such longer period as agreed to by Lender in its sole discretion), maintain Lender as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts, (ii) on the Closing Date, cause all Commodity Accounts, Deposit Accounts and Securities Accounts (in each case, excluding those accounts which are Excluded Deposit Accounts) held by the Obligated Parties with any Person other than Lender to be subject to a springing Account Control Agreement in favor of Lender, (iii) at all times maintain Blocked Accounts required by Section 2.6 and (iv) cause all collections and other Receipts to be directed to Blocked Accounts or the Collection Account in accordance with Section 2.6. Additionally, Lender shall be the principal provider of Bank Products to Borrowers and their Subsidiaries.

(b)  Each Obligated Party shall, with respect to each Deposit Account, Securities Account and Commodity Account (in each case, excluding those accounts which are Excluded Deposit Accounts) that such Obligated Party at any time opens, maintains or acquires after the Closing Date, substantially contemporaneously with the opening or acquisition of such Deposit Account, Securities Account or Commodity Account (in each case, excluding those accounts which are Excluded Deposit Accounts) and prior to depositing any funds therein or transferring any assets thereto, enter into an Account Control Agreement that is effective for Lender to obtain “control” (within the meaning of Chapter 8 or Chapter 9 of the UCC, as applicable), and pursuant to which the depository bank that maintains such Deposit Account, securities intermediary that maintains such Securities Account, or commodities intermediary that maintains such Commodity Account, as applicable, agrees to comply at any time with instructions from Lender to such depository bank, securities intermediary or commodities intermediary directing the disposition of funds from time to time credited to such Deposit Account, Securities Account or Commodity Account, without further consent of such Obligated Party. No Obligated Party shall permit any Deposit Account excluded from the requirements of this Section 7.12 as a result of such Deposit Account constituting an Excluded Deposit Account to cease to qualify as an Excluded Deposit Account unless and until such account is subject to an Account Control Agreement.

7.13  Additional Guarantors. Borrowers shall notify Lender at the time that any Person becomes a Subsidiary of an Obligated Party (whether by formation, acquisition, merger or otherwise), and promptly thereafter (and in any event within ten (10) days or such longer period agreed to by Lender) cause such Person to (a) become a Guarantor by executing and delivering to Lender a Guaranty or any joinder or assumption thereof, (b) execute and deliver a joinder to this Agreement and all Security Documents requested by Lender pledging to Lender for the benefit of the Secured Parties all of its Property constituting Collateral (subject to such exceptions as Lender may permit in its sole discretion) and take all actions required by Lender to grant to Lender for the benefit of the Secured Parties a perfected first priority security interest in such Property, including the filing of UCC financing statements in such jurisdictions as may be requested by Lender and the execution and delivery of Account Control Agreements to the extent required pursuant to Section 7.12 or under the Security Documents, (c) deliver all documentation and other information regarding such newly formed or acquired Subsidiary as may be required to comply with the applicable “know your customer” rules and regulations, including the Patriot Act and (d) deliver to Lender such other documents and instruments as Lender may require, including appropriate favorable opinions of counsel to such Person in form, content and scope reasonably satisfactory to Lender.

7.14  [Reserved.]

7.15  Keepwell. Each Obligated Party hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Obligated Party with respect to such Hedge Obligations as may be needed by such Specified Obligated Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Hedge Obligations and to cause such Specified Obligated Party to be an Eligible Contract Participant with respect to all Hedge Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering any Obligated Party’s obligations and undertakings under this Section 7.15 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Obligated Parties under this Section 7.15 shall remain in full force and effect until the Obligations have been Paid in Full. The Obligated Parties intend this Section 7.15 to constitute, and this Section 7.15 shall be deemed to constitute, a Guarantee of the obligations of, and a “keepwell, support, or other agreement” (as defined in the Commodity Exchange Act) for the benefit of, each Specified Obligated Party for all purposes of the Commodity Exchange Act.

7.16  Anti-Corruption Laws. Each Obligated Party shall, and shall cause each of its Subsidiaries to, conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other Anti-Corruption Laws, and maintain policies and procedures designed to promote and achieve compliance with such Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

7.17  Collateral Access Agreements.  If any Collateral, including any books and records or Equipment, is located at a location leased by any Obligated Party or is in the possession or control of any Person (other than a customer of such Obligated Party), Borrowers shall notify the landlord or such Person, as applicable, of Lender's security interest therein and, upon request by Lender, instruct such Person to execute a Collateral Access Agreement or otherwise acknowledge in writing its agreement to hold such Collateral for the benefit of Lender and subject to Lender's instructions; provided that if Borrowers are unable to have such Person execute a Collateral Access Agreement, then such failure shall not constitute a Default under this Agreement, but Lender may establish a Rent Reserve. If any Collateral is located in a third party warehouse facility or is held under a bailment, custodial or similar arrangement with a warehouse operator, bailee, or other third party and if so requested by Lender, Borrowers and such other Obligated Parties (as promptly as possible after requested by Lender but in any event within five (5) Business Days after any such request is made) will deliver (i) to Lender receipts or other documents of title, if any, covering such Collateral showing Lender as the beneficiary thereof and (ii) to such third party such agreements relating to the release of such Collateral as Lender may reasonably request; provided that if Borrowers are unable to have such Person execute a Collateral Access Agreement, then such failure shall not constitute a Default under this Agreement, but Lender may establish a Rent Reserve.

7.18  Post-Closing Covenants. The Obligated Parties shall execute and deliver the documents and take each action set forth on Schedule 7.18, in each case, within the applicable corresponding time limits specified on such schedule, or such later date as may be approved by Lender in writing in Lender’s sole discretion.

7.19  Permitted ADM Factoring Arrangement. Borrowers shall provide Lender with a true and complete copy of the ADM/BOA Factoring Agreement on or prior to the Closing Date and hereby consents to Lender corresponding and communicating (orally or in writing) directly with the counterparty thereto, whether or not any representatives of Borrowers are present. Borrowers shall, upon Lender’s written request, take such further actions and provide such other information and reports as Lender may reasonably request regarding the Permitted ADM Factoring Arrangement and shall facilitate discussions between Lender and the counterparty. Borrowers shall provide Lender immediate written notice of each sale of ADM Receivables pursuant to the Permitted ADM Factoring Arrangement and, upon Lender’s request (including any request made in connection with the occurrence of a Cash Dominion Period), shall deliver an updated Borrowing Base Report as soon as practicable (and in any event within one (1) Business Day) on a pro forma basis giving effect to such sale. The net cash proceeds of each such sale shall be deposited into a Blocked Account or the Collection Account pursuant to an Account Control Agreement in favor of Lender.

7.20  Subcontractor Liens. Each Obligated Party shall use commercially reasonable efforts to prevent any contractor or subcontractor from obtaining or enforcing a lien with respect to any contract to which any Obligated Party is a party and shall promptly notify Lender if (x) any Obligated Party fails to pay any uncontested amounts to a subcontractor under any contract when due after any applicable cure period or (y) any subcontractor obtains a lien with respect to any contract to which any Obligated Party is a party.

ARTICLE 8

NEGATIVE COVENANTS

Each Obligated Party covenants and agrees that until the Obligations have been Paid in Full:

8.1  Debt. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, incur, create, assume, or permit to exist any Debt, except:

(a)  the Obligations (other than Hedge Obligations);

(b)  existing Debt described on Schedule 8.1;

(c)  Subordinated Debt;

(d)  Debt in the form of Capitalized Lease Obligations or purchase money obligations of any entity that becomes a Subsidiary pursuant to a Permitted Acquisition; provided, that (x) such Debt exists at the time such entity becomes a Subsidiary and is not created in contemplation of such acquisition, (y) such Debt is not guaranteed by any Obligated Party or Subsidiary other than by any such acquired entity that guaranteed such Debt at the time it became a Subsidiary, and (z) such Debt does not exceed $750,000 in the aggregate at any time outstanding, and any renewals, extensions or refinancings thereof so long as the principal amount is not increased;

(e)  unsecured intercompany Debt (i) owed by any Obligated Party to another Obligated Party, (ii) owed by any Obligated Party to a Subsidiary that is not an Obligated Party; provided that such Debt (A) shall be subordinated to the Obligations in a manner reasonably satisfactory to Lender pursuant to a subordination agreement (which subordination agreement, for the avoidance of doubt, shall prohibit any payments with respect thereto unless the Payment Conditions are then satisfied) and (B) shall be evidenced by a demand note in form and substance reasonably satisfactory to Lender and pledged and delivered to Lender, and (iii) owed by a Subsidiary that is not an Obligated Party to an Obligated Party; provided that such Debt (A) is permitted under Section 8.5 and (B) shall be evidenced by a demand note in form and substance reasonably satisfactory to Lender and, if requested by Lender, pledged and delivered to Lender;

(f)  Guarantees by any Obligated Party of Debt of any Subsidiary and by any Subsidiary of Debt of any Obligated Party or any other Subsidiary; provided that (i) the Debt so guaranteed is permitted by this Section 8.1, (ii) Guarantees by any Obligated Party of Debt of any Subsidiary that is not an Obligated Party is permitted under Section 8.5, and (iii) Guarantees permitted under this Section 8.1(f) shall be subordinated to the Obligations on the same terms as the Debt so Guaranteed is subordinated to the Obligations;

(g)  Hedge Obligations existing or arising under Hedge Agreements permitted by Section 8.16;

(h)  endorsements of negotiable instruments for collection in the ordinary course of business;

(i)  Term Loan Debt under the Term Loan Documents, in each case subject to the Intercreditor Agreement;

(j)  Debt incurred in connection with the financing of insurance premiums in the ordinary course of business;

(k)  unsecured seller notes and unsecured earn outs issued by Holdings in connection with Permitted Acquisitions, in each case (i) in an aggregate principal amount not to exceed $12,000,000 at any time outstanding, (ii) not maturing or amortizing prior to the date that is ninety one (91) days after the Termination Date, and (iii) subordinated to the Obligations pursuant to a subordination agreement reasonably acceptable to Lender; provided that, for the avoidance of doubt, obligations described in Section 8.1(q) shall not count toward the cap in this Section 8.1(k);

(l)  unsecured Debt of Borrowers and their Subsidiaries owing to banks or other financial institutions under corporate credit cards issued to officers and employees for business-related expenses in the ordinary course of business in an aggregate principal amount not to exceed $375,000 at any time outstanding;

(m)  Debt of any Obligated Party to any employee, officer or director (or such Person’s spouse, estate or estate-planning vehicle) to repurchase Equity Interests from such Person upon death, disability or termination of employment, in an aggregate principal amount not to exceed $250,000 at any time outstanding;

(n)  unsecured Debt incurred in respect of netting services, overdraft protection and other similar services, in each case incurred in the ordinary course of business;

(o)  Debt in an aggregate principal amount not to exceed $250,000 at any time outstanding in connection with surety, appeal, bid or performance bonds and letters of credit issued in support thereof, in each case obtained in the ordinary course of business;

(p)  deposits supporting the performance of Operating Leases in the ordinary course of business in an aggregate principal amount not to exceed $250,000 at any time outstanding;

(q)  unsecured Debt arising from agreements providing for customary adjustments of purchase price, indemnities or similar obligations, or from unsecured Guarantees securing the performance of any Obligated Party or any Subsidiary pursuant to such agreements, in each case in connection with any Permitted Acquisition (but excluding seller notes and earn-outs permitted by Section 8.1(k));

(r)  cash obligations under incentive, non-compete, consulting, deferred compensation or other similar arrangements (other than sales commissions) incurred in the ordinary course of business in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

(s)  Debt arising under the Permitted ADM Factoring Arrangement;

(t) Debt in the form of purchase money indebtedness or Capitalized Lease Obligations incurred to finance the acquisition, installation, repair or improvement of fixed or capital assets of any Obligated Party or Subsidiary; provided, that (i) the aggregate principal amount of all such Debt shall not exceed $200,000 at any time outstanding, and (ii) any Liens securing such Debt shall be limited to the assets so financed and the proceeds thereof; and

(u)  other unsecured Debt not otherwise permitted by the foregoing clauses of this Section 8.1, not to exceed $750,000 in the aggregate at any time outstanding.

8.2  Limitation on Liens. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, incur, create, assume, or permit to exist any Lien upon any of its Property, assets, or revenues, whether now owned or hereafter acquired, except:

(a)  existing Liens disclosed on Schedule 8.2;

(b)  Liens in favor of Lender for the benefit of the Secured Parties to secure the Obligations;

(c)  encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real Property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Obligated Parties or their Subsidiaries to use or operate such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use or operation;

(d)  Liens for Taxes, assessments, or other governmental charges (excluding any Lien imposed pursuant to any provision of ERISA) which are not delinquent or which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves in accordance with GAAP have been established and for which such contest operates to suspend the enforcement of any foreclosure or levy on any Property of any Obligated Party or any of its Subsidiaries;

(e)  Liens of mechanics, materialmen, warehousemen, carriers or other similar Liens arising in the ordinary course of business securing obligations that are not then due and payable, or that are being contested in good faith by appropriate proceedings (with adequate reserves established in accordance with GAAP and enforcement effectively stayed), and that do not secure borrowed money or the deferred purchase price of property or services and do not, in the aggregate, materially detract from the value of, or materially impair the use of, the affected Property;

(f)  Liens resulting from good faith deposits or pledges (i) to secure payments of workers’ compensation, unemployment insurance and other social security obligations (other than Liens imposed by ERISA), and (ii) made in connection with surety, bid, performance and similar bonds, in each case incurred in the ordinary course of business;

(g)  Liens securing purchase money Debt or arising in connection with Capitalized Lease Obligations; provided that any such Lien (i) attaches to the applicable property within twenty (20) days of the acquisition thereof (or, in the case of a Capitalized Lease Obligation, to the property being leased at the inception of such lease), (ii) at all times attaches solely to the property so acquired or leased (and proceeds thereof), and (iii) secures only Debt permitted by Section 8.1(d), as applicable;

(h)  Liens securing the Term Loan Debt, in each case subject to the Intercreditor Agreement;

(i)  [Reserved];

(j)  customary rights of set-off against depository accounts in favor of banks or other depository institutions at which any Obligated Party or Subsidiary maintains such accounts, securing only the obligations of such Person to pay ordinary course fees and bank charges;

(k)  Liens consisting of precautionary filings of UCC financing statements with respect to Operating Leases permitted hereunder and any interest of title of a lessor under any Operating Lease permitted hereunder;

(l)  Liens arising from judgments in circumstances not constituting an Event of Default;

(m)  Liens securing obligations related to the Permitted ADM Factoring Arrangement that attach solely to ADM Receivables sold in connection therewith and the proceeds thereof; and

(n)  other Liens incurred in the ordinary course of business of the Obligated Parties with respect to obligations that do not, in the aggregate, exceed $500,000 at any time outstanding; provided, that (i) no such Lien permitted under this clause (n) shall encumber Accounts (including Eligible Accounts or Eligible Unbilled Accounts) or the proceeds thereof, and (ii) Borrowers shall promptly (and in any event within three (3) Business Days of the granting thereof) notify Lender in writing of each Lien incurred in reliance on this clause (n), including a reasonably detailed description of the nature and amount secured by any such Lien.

As between Lender, on the one hand, and the Term Loan Agent, on the other hand, the relative priority, attachment, perfection and enforcement of their respective Liens upon the ABL Priority Collateral and the Term Loan Priority Collateral shall be governed solely by, and be subject in all respects to, the Intercreditor Agreement.

8.3  Mergers, Etc. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become a party to a merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind up, dissolve, or liquidate, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

(a)  any Subsidiary may merge or consolidate with a Borrower so long as such Borrower is the surviving entity;

(b)  any Subsidiary that is not a Borrower may merge or consolidate with another Subsidiary so long as (i) each party to such merger or consolidation is a wholly-owned Subsidiary immediately prior to such transaction and (ii) if a Subsidiary that is a Guarantor is involved in such merger or consolidation, such Guarantor is the surviving entity;

(c)  any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or to another Subsidiary that is a wholly-owned Subsidiary; provided that if the transferor in such transaction is an Obligated Party, then the transferee must be an Obligated Party; and

(d)  an Obligated Party may form or acquire a Subsidiary to the extent permitted under Sections 8.5 and 8.15.

8.4  Restricted Payments. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare or make any Restricted Payment, or incur any obligation (contingent or otherwise) to do make any Restricted Payment, except:

(a)  A Borrower or any of its Subsidiaries may declare and pay dividends with respect to its common Equity Interests payable solely in additional common Equity Interests, and, with respect to its preferred Equity Interests, payable solely in additional preferred Equity Interests or in its common Equity Interests;

(b)  Subsidiaries may declare and pay dividends and other Restricted Payments to Borrowers and any other Subsidiary of Borrowers that is an Obligated Party;

(c)  Borrowers may make other Restricted Payments in cash subject to the satisfaction of the Payment Conditions with respect thereto; and

(d) each Obligated Party and each of its Subsidiaries may make cash payments under the Warrants to the extent such payments are permitted under the Intercreditor Agreement.

8.5  Loans and Investments. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make, hold or maintain, any advance, loan, extension of credit, or capital contribution to or investment in, Guarantee any obligations of, or purchase any stock, bonds, notes, debentures, or other securities of, any Person, or consummate any Acquisition, except:

(a)  existing investments described on Schedule 8.5;

(b)  readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

(c)  fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by either (i) any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000.00 or (ii) Lender;

(d)  commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of S&P or Moody’s;

(e)  (i) investments (other than Acquisitions), loans or advances made by any Obligated Party or any Subsidiary of any Obligated Party to any Obligated Party or substantially contemporaneously with the making of such investment will become an Obligated Party in compliance with Section 7.13, or (ii) investments (other than Acquisitions), loans or advances made by any Subsidiary that is a non-Obligated Party to any other Subsidiary that is a non-Obligated Party;

(f)  investments consisting of Hedge Agreements permitted under Section 8.16;

(g)  advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable;

(h)  advances to officers, directors and employees of Holdings and its Subsidiaries in an aggregate amount not to exceed $100,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes in the ordinary course of business;

(i)  investments constituting Permitted Acquisitions;

(j)  non-cash consideration received pursuant to the consummation of asset dispositions and Permitted Acquisitions, in each case permitted under this Agreement;

(k)  other Investments not otherwise permitted hereunder, made in cash, in an aggregate amount not to exceed $250,000 at any time outstanding, so long as the Payment Conditions are satisfied immediately before and after giving effect to such Investment.

8.6  Limitation on Issuance of Equity. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign, or otherwise dispose of (a) any of its stock or other Equity Interests, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its stock or other Equity Interests, or (c) any option, warrant, or other right to acquire any of its stock or other Equity Interests, in each case other than to Borrowers or to the extent otherwise constituting a Restricted Payment permitted under Section 8.4(a) and the issuance of the Warrants to the Warrant Holders.

8.7  Transactions With Affiliates. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, including, without limitation, the purchase, sale, or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of Borrowers or such Subsidiary, except (a) in the ordinary course of and pursuant to the reasonable requirements of Borrowers’ or such Subsidiary’s business, pursuant to a transaction which is otherwise expressly permitted under this Agreement, and upon fair and reasonable terms no less favorable to Borrowers or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of Borrowers or such Subsidiary, (b) transactions solely among Obligated Parties, (c) Restricted Payments permitted under Section 8.4 and (d) investments permitted under Sections 8.5(h) and 8.5(j).

8.8  Disposition of Assets. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except:

(a)  dispositions of inventory in the ordinary course of business;

(b)  dispositions, for fair value, of worn out and obsolete equipment not necessary or useful to the conduct of the Obligated Parties’ business;

(c)  dispositions or transfers from any Obligated Party or any of its Subsidiaries to Borrowers or any other Obligated Party;

(d)  dispositions of cash and Cash Equivalent Investments in connection with any transaction not prohibited under this Agreement;

(e)  the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction;

(f)  non-exclusive licenses and sublicenses of Intellectual Property in the ordinary course of business not interfering in any material respect with the ordinary conduct of or materially detracting from the value of the business of the Obligated Parties and their Subsidiaries;

(g)  the abandonment or disposition of Intellectual Property that are no longer used or useful in the business of the Obligated Parties and their Subsidiaries;

(h)  dispositions constituting Restricted Payments permitted under Section 8.4 or investments permitted under Section 8.5;

(i)  sales of ADM Receivables pursuant to the Permitted ADM Factoring Arrangement;

(j)  the disposition, termination or unwinding of any Hedge Agreement;

(k)  dispositions not otherwise permitted under this Section 8.8; provided that:

(i)  no Default shall have occurred and be continuing or would result therefrom, both before and after giving effect thereto;

(ii)  100% of the consideration received in respect to any such disposition shall be cash;

(iii)  the consideration received shall be equal to or greater than the fair market value thereof (as reasonably determined by a Responsible Officer of such Obligated Party and if requested by Lender, such Obligated Party shall deliver a certificate of a Responsible Officer of such Obligated Party certifying to that effect); and

(iv)  the aggregate fair market value (as reasonably determined by Borrowers in good faith) of all Property Disposed of pursuant to this clause (k) in any fiscal year of the Borrowers shall not exceed $1,000,000;

provided that in the case of any disposition permitted under clause (k) of this Section 8.8, Borrowers shall make the mandatory prepayment of the Loans to the extent required pursuant to Section 3.2.

Notwithstanding anything to the contrary herein, in no event shall any Obligated Party sell, transfer, assign, distribute, contribute or otherwise dispose of any material Intellectual Property to any Person that is not an Obligated Party other than to the extent constituting non-exclusive outbound licenses of Intellectual Property granted by the Obligated Parties in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of the Obligated Parties and their Subsidiaries.

8.9  Sale and Leaseback. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal Property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

8.10  Prepayment of Debt. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any optional or voluntary payment, prepayment (whether voluntary or mandatory), repurchase or redemption of any Debt (other than the Obligations), except (i) regularly scheduled, non-accelerated payments of Debt permitted under Section 8.1 (excluding the Term Loan Debt), (ii) payments with respect to the Term Loan Debt (except to the extent otherwise prohibited by the Intercreditor Agreement); provided that each voluntary prepayment with respect to the Term Loan Debt and each mandatory prepayment in respect of Excess Cash Flow with respect to the Term Loan Debt shall, in each case, be subject to the Intercreditor Agreement; (iii) refinancings of Debt permitted under Section 8.1 and (iv) payments in respect of Subordinated Debt only to the extent expressly permitted by the applicable subordination agreement (which subordination agreement, for the avoidance of doubt, shall prohibit any payments with respect to Subordinated Debt unless the Payment Conditions are then satisfied).

8.11  Nature of Business. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than the businesses in which they are engaged as of the date hereof. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, make any material change in its credit collection policies if such change would materially impair the collectability of any Account, nor will it rescind, cancel or modify any Account except in the ordinary course of business.

8.12  Environmental Protection. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly (a) use (or permit any tenant to use) any of their respective Properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material in violation of, or in a manner or to a location that could give rise to liability under, any applicable Environmental Laws, (b) generate any Hazardous Material in violation of Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of Environmental Laws, or (d) otherwise conduct any activity or use any of their respective Properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which Borrowers or any of their Subsidiaries would be responsible.

8.13  Accounting. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Lender, or (b) in tax reporting treatment, except as required by law and disclosed to Lender.

8.14  No Negative Pledge. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any other Loan Document, which (a) directly or indirectly prohibits Borrowers, any of their Subsidiaries, or any Obligated Party from creating or incurring a Lien on any of its Property, revenues, or assets, whether now owned or hereafter acquired, or the ability of any of its Subsidiaries, or any Obligated Party to make any payments, directly or indirectly, to Borrowers by way of dividends, distributions, advances, repayments of loans, repayments of expenses, accruals, or otherwise or (b) in any way would be contravened by such Person’s performance of its obligations hereunder or under the other Loan Documents.

8.15  Subsidiaries. No Borrower nor any other Obligated Party shall, directly or indirectly, form or acquire any Subsidiary unless such Subsidiary is a wholly-owned Domestic Subsidiary and complies with the requirements of Section 7.13.

8.16  Hedge Agreements. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, enter into any Hedge Agreement, except (a) Hedge Agreements entered into in the ordinary course of business to hedge or mitigate risks to which such Obligated Party or any Subsidiary of such Obligated Party has actual exposure (other than those in respect of Equity Interests) which have terms and conditions reasonably acceptable to Lender, (b) Hedge Agreements required under the Term Loan Documents, and (c) other Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any Debt of any Obligated Party or any of its Subsidiaries which have terms and conditions reasonably acceptable to Lender.

8.17  OFAC. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, fail to comply with the laws, regulations and executive orders referred to in Section 6.20 and Section 6.21. Borrowers shall not directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Sanctioned Country, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity of Sanctions.

8.18  Amendment of Constituent Documents and Material Agreements. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, (a) violate the provisions of its Constituent Documents, (b) modify, repeal, replace or amend any provision of, or waive any of its rights under, (i) its Constituent Documents, (ii) any documents governing Subordinated Debt, (iii) any Warrants (excluding, for the avoidance of doubt, the amendments thereto contemplated to occur on the Closing Date) or (iv) any Material Agreement, in each case, in a manner adverse to the interests of Lender, without the prior written consent of Lender or (c) modify, repeal, replace or amend any provision of, or waive any of its rights under Term Loan Document to the extent prohibited by the Intercreditor Agreement.

8.19  Anti-Corruption Laws. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly use the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other Anti-Corruption Laws.

8.20  Permitted Activities of Holdings. No Obligated Party shall permit Holdings to engage in any trade or business other than acting as a holding company for the Equity Interests of the Obligated Parties and any activities reasonably incidental thereto. Holdings shall not hold any cash or Cash Equivalent Investment that is not subject to a Control Agreement.

8.21  Acquisition of Term Loan Debt. No Obligated Party shall purchase or hold any Term Loan Debt.

8.22  Permitted ADM Factoring Arrangement. Borrowers shall not, without the prior written consent of Lender, (a) amend, restate, supplement or otherwise modify the ADM/BOA Factoring Agreement or the Permitted ADM Factoring Arrangement in a manner adverse to the interest of Lender, or (b) amend, restate, supplement or otherwise modify any remittance or payment instructions for ADM Receivables purchased under the ADM/BOA Factoring Agreement or the Permitted ADM Factoring Arrangement.

8.23  Bill-and-Hold Sales, Etc. No Obligated Party shall, nor shall it permit any of its Subsidiaries to, make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, repurchase or return or consignment basis.

ARTICLE 9

FINANCIAL COVENANTS

Each Borrower covenants and agrees that until the Obligations have been Paid in Full:

9.1  Minimum Fixed Charge Coverage. Holdings shall not permit, as of the last day of any Fiscal Quarter, the Fixed Charge Coverage Ratio for the most recently completed Test Period then ended to be less than the applicable ratio set forth below for such Test Period:

Test Period Ending	Fixed Charge Coverage Ratio
March 31, 2026, June 30, 2026, September 30, 2026, December 31, 2026, March 31, 2027 and June 30, 2027	1.00 to 1.00
September 30, 2027 and December 31, 2027	1.05 to 1.00
March 31, 2028 and each Test Period thereafter	1.10 to 1.00

9.2  Maximum Senior Net Leverage Ratio. Holdings shall not permit, as of the last day of any Fiscal Quarter, the Senior Net Leverage Ratio to exceed the applicable maximum Senior Net Leverage Ratio set forth below for such Test Period:

Test Period Ending	Senior Net Leverage Ratio
March 31, 2026	7.00 to 1.00
June 30, 2026 and September 30, 2026	7.25 to 1.00
December 31, 2026	7.00 to 1.00
March 31, 2027 and June 30, 2027	6.50 to 1.00
September 30, 2027 and December 31, 2027	6.00 to 1.00
March 31, 2028 and June 30, 2028	5.00 to 1.00
September 30, 2028 and December 31, 2028	4.50 to 1.00
March 31, 2029 and June 30, 2029	4.00 to 1.00
September 30, 2029 and each Test Period thereafter	3.50 to 1.00

9.3  Equity Cure.

(a)  Cure Right. Notwithstanding anything to the contrary herein, in the event of any failure to comply with the Financial Covenants as of the last day of any Fiscal Quarter, Borrowers may, during the applicable Cure Period, exercise the right (the “Cure Right”) to make an Equity Cure Contribution, subject to Section 9.3.

(b)  Effect of Cure. Upon receipt by Lender of written notice from Borrower Representative (no later than the last day of the Cure Period) of Borrowers’ irrevocable election to exercise the Cure Right for such Fiscal Quarter, the Cure Amount, upon receipt thereof by a Borrower, shall be deemed to increase EBITDA for purposes of determining compliance with the Financial Covenants for such Fiscal Quarter and each subsequent Test Period that includes such Fiscal Quarter. If, after giving effect to the preceding sentence, the applicable Financial Covenant is satisfied for such Fiscal Quarter, any Default or Event of Default arising solely from a breach of the applicable Financial Covenant for such Fiscal Quarter shall be deemed not to have occurred or to have been cured.

(c)  Limitations. (i) Borrowers’ rights under this Section 9.3 may be exercised no more than four (4) times during the term of this Agreement; (ii) may be exercised no more than twice in any period of four (4) Fiscal Quarters; (iii) may not be exercised in two (2) consecutive Fiscal Quarters; and (iv) may not be exercised if the amount of proceeds of the Equity Cure Contribution, together with the aggregate amount of proceeds of all prior Equity Cure Contributions, exceeds twenty percent (20%) of EBITDA (calculated prior to giving effect to such Equity Cure Contribution) in any trailing twelve (12) month period. Not more than one (1) Equity Cure Contribution may be made with respect to any single Fiscal Quarter, and the Cure Right may not be exercised if an Event of Default under Section 10.1(e) or 10.1(f) has occurred and is continuing. The amount of proceeds of any Equity Cure Contribution may not be greater or less than the amount required to cause Borrowers to be in compliance with the applicable Financial Covenant(s) as of the end of the applicable Fiscal Quarter (without giving effect to any prepayment of Debt).

(d)  Use of Proceeds; Deposit. The Equity Cure Contribution shall be deposited in a Collection Account or a Blocked Account subject to an Account Control Agreement in favor of Lender and applied to the Loans (without a corresponding reduction in Commitments) in accordance with Section 3.2.

(e)  No Other Effects.

(i)  The proceeds of any Equity Cure Contribution shall be disregarded for purposes of determining EBITDA for any pricing, financial covenant based conditions, or baskets with respect to the covenants contained in this Agreement, and there shall be no pro forma reduction in Debt with the proceeds of any Equity Cure Contribution for determining compliance with the Financial Covenants or for determining any pricing, financial covenant based conditions, or baskets with respect to the covenants contained in this Agreement, in each case in the Fiscal Quarter in which that Equity Cure Contribution is used and each Test Period ending on the last day of each of the following three (3) Fiscal Quarters.

(ii)  For the avoidance of doubt, the Cure Amount shall be deemed to be included in EBITDA for purposes of determining compliance with the Financial Covenants for such Fiscal Quarter and for each subsequent Test Period that includes such Fiscal Quarter, and shall not otherwise be given pro forma effect for any other purpose.

ARTICLE 10

DEFAULT

10.1  Events of Default. Each of the following shall be deemed an “Event of Default”:

(a)  Borrowers shall fail to pay the Obligations or any part thereof shall not be paid when due or declared due;

(b)  Any Borrower or any other Obligated Party or any of their Subsidiaries shall breach any provision of Sections 2.6, 2.7, 4.2, 4.3, 4.8, 7.1, 7.2, 7.5, 7.6, 7.12, 7.13, 7.16 or Article 8 or Article 9 of this Agreement; provided, that any Default or Event of Default under this clause arising solely from noncompliance with Section 9.1 or 9.2 shall be subject to the Cure Right, if Borrowers timely and properly exercise such Cure Right, shall be deemed not to have occurred or to have been cured.

(c)  Any representation or warranty made or deemed made by or on behalf of any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading, or erroneous in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed to have been made;

(d)  Any Borrower, any of their Subsidiaries, or any other Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by Sections 10.1(a) and (b)), and such failure continues for more than thirty (30) days after the earlier to occur of any Obligated Party’s receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of any Obligated Party;

(e)  Any Borrower, any of their Subsidiaries, or any other Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its Property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing;

(f)  An involuntary proceeding shall be commenced against any Borrower, any of their Subsidiaries, or any other Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its Property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days;

(g)  Any (i) Borrower, any of their Subsidiaries, or any other Obligated Party shall fail to pay when due any principal of or interest on any Material Debt (other than the Obligations or the Term Loan Debt), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid, repurchased, defeased or redeemed prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment, repurchase, defeasance or redemption or to require the cash collateralization thereof or (ii) “Event of Default” (as defined in the Term Loan Credit Agreement) or comparable event has occurred under the Term Loan Credit Agreement;

(h)  There shall occur an Early Termination Date (as defined in a Hedge Agreement) under any Hedge Agreement to which any Obligated Party or Subsidiary of an Obligated Party is a party resulting from (1) any event of default under such Hedge Agreement to which any Obligated Party or any Subsidiary of any Obligated Party is the Defaulting Party (as defined in such Hedge Agreement), or (2) any Termination Event (as defined in such Hedge Agreement) under such Hedge Agreement as to which any Obligated Party or any Subsidiary of any Obligated Party is an Affected Party (as defined in such Hedge Agreement) and, in either event, the Hedge Termination Value, if any, owed by any Obligated Party or any Subsidiary of any Obligated Party as a result thereof exceeds $1,000,000;

(i)  This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrowers, any of their Subsidiaries, any other Obligated Party or any of their respective equity holders, or Borrowers or any other Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected Lien (subject to Permitted Liens that have priority over the Liens in favor of Lender under applicable law or that are expressly permitted to have priority over such Liens pursuant to the terms of the Loan Documents) upon any of the Collateral purported to be covered thereby;

(j)  Any of the following events shall occur or exist with respect to Borrowers or any ERISA Affiliate: (i) any ERISA Event occurs with respect to a Plan or Multiemployer Plan, or (ii) any Prohibited Transaction involving any Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Lender subject Borrowers or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, the IRS, the U.S. Department of Labor, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to result in a Material Adverse Event;

(k)  Borrowers, any of their Subsidiaries, or any other Obligated Party, or any of their Properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within thirty (30) days from the date of entry thereof;

(l)  The occurrence of a Change of Control;

(m)  Borrowers, any of their Subsidiaries, or any other Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $1,000,000 against any of its assets or Properties;

(n)  A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate (to the extent not covered by third party insurance as to which the insurer does not dispute coverage (without taking into account any applicable deductibles)) shall be rendered by a court or courts against Borrowers, any of their Subsidiaries, or any other Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Borrowers, such Subsidiary, or such Obligated Party shall not, within such period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(o)  The subordination provisions related to any Subordinated Debt or any other agreement, document or instrument governing any Subordinated Debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or any such subordination provisions; or

(p)  Lender determines that a Material Adverse Event has occurred.

10.2  Remedies Upon Default. If any Event of Default shall occur and be continuing, then Lender may without notice terminate the Commitment (and Lender’s obligation to make L/C Credit Extensions) or declare the Obligations or any part thereof to be immediately due and payable, or both, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrowers; provided, however, that upon the occurrence of an Event of Default under Section 10.1(e) or (f), the Commitment shall automatically terminate, and the Obligations shall become immediately due and payable, in each case without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrowers. In addition to the foregoing, if any Event of Default shall occur and be continuing, Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

10.3  Application of Funds. After, or in connection with, the exercise of remedies provided for in Section 10.2 (or after the Loans have automatically become immediately due and payable and the Letters of Credit have automatically been required to be cash collateralized as set forth in Sections 10.2 and 10.5), any amounts received on account of the Obligations shall be applied by Lender in such order as it elects in its sole discretion. Excluded Hedge Obligations with respect to any Obligated Party shall not be paid with the amounts received from such Obligated Party or its assets but appropriate adjustments shall be made with respect to payments from other Obligated Parties to preserve the allocation to Obligations as determined by Lender. Notwithstanding the foregoing, to the extent required by the Intercreditor Agreement, the proceeds of any sale of, or other realization upon, any Collateral, and any other amounts received on account of the Obligations after an Event of Default, shall be applied in accordance with the Intercreditor Agreement.

10.4  Performance by Lender. If any Obligated Party shall fail to perform any covenant or agreement contained in any of the Loan Documents, then Lender may (but shall have no obligation to) perform or attempt to perform such covenant or agreement on behalf of such Obligated Party. In such event, Borrowers shall, at the request of Lender, promptly pay to Lender any amount expended by Lender in connection with such performance or attempted performance, together with interest thereon at the Default Interest Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any covenant, agreement, or other obligation of Borrowers or any other Obligated Party under this Agreement or any other Loan Document.

10.5  Cash Collateral. If any Event of Default shall occur and be continuing or the Termination Date shall have occurred, Borrowers shall, if requested by Lender, immediately deposit with and pledge to Lender cash in a manner satisfactory to Lender in an amount equal to 103% of the outstanding Letter of Credit Liabilities as security for the Obligations; provided that the obligation to deposit such cash collateral shall be effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default described in clause (e) or (f) of Section 10.1. Borrowers hereby grant (and subjects to the control of) Lender a first priority security interest in all cash collateral required to be deposited pursuant to this Section 10.5 and each deposit account in which such cash collateral is deposited, and in all proceeds of the foregoing (including all interest accruing thereon, if any), all as security for the Obligations. Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over each deposit account into which any cash collateral is deposited in accordance with this Section 10.5. Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of cash collateral.

ARTICLE 11

MISCELLANEOUS

11.1  Expenses. Each Borrower hereby agrees to pay on demand: (a) all documented costs and expenses of Lender and its Related Parties in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, supplements, waivers, consents and ratifications thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for Lender and its Related Parties; (b) all costs and expenses of Lender in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, court costs and the fees and expenses of legal counsel, advisors, consultants, experts and auditors for Lender; (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents; (d) all documented costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any Lien contemplated by this Agreement or any other Loan Document; and (e) (i) all other documented costs and expenses incurred by Lender in connection with this Agreement or any other Loan Document (including fees, costs and expenses incurred in connection with field examinations and appraisals and sums paid or incurred to take any action required of any Obligated Party under the Loan Documents that such Obligated Party fails to pay or take), (ii) all other documented costs and expenses incurred by Lender in connection with the servicing and administration of the Obligations (including all costs and expenses incurred by Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder), (iii) all other costs and expenses incurred by Lender in connection with any litigation, dispute, suit, proceeding or action arising from or related to the Obligations or any Loan Document, or (iv) all other costs and expenses incurred by Lender in connection with the enforcement of its rights and remedies, and the protection of its interests in bankruptcy, insolvency or other legal proceedings or in any workout or restructuring (including the negotiations thereof), including, without limitation, all costs, expenses, and other charges (including Lender’s internal charges) incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of Borrowers or any other Obligated Party. Any amount to be paid under this Section 11.1 shall be a demand obligation owing by Borrowers and if not paid within ten (10) days after demand shall bear interest, to the extent not prohibited by and not in violation of applicable law, from the date of expenditure until paid at the Default Interest Rate.

11.2  INDEMNIFICATION. EACH OBLIGATED PARTY SHALL INDEMNIFY LENDER AND EACH AFFILIATE THEREOF AND ITS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE “INDEMNIFIED PARTIES” AND INDIVIDUALLY AN “INDEMNIFIED PARTY”) FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) ANY OF THE LOAN DOCUMENTS INCLUDING THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) ANY ACTION TAKEN OR NOT TAKEN BY LENDER (OR ANY TRUSTEE UNDER ANY LOAN DOCUMENT) THAT IS ALLOWED OR PERMITTED UNDER ANY OF THE LOAN DOCUMENTS, INCLUDING THE PROTECTION OR ENFORCEMENT OF ANY LIEN, SECURITY INTEREST, OR OTHER RIGHT, REMEDY, OR RECOURSE CREATED OR AFFORDED BY THE LOAN DOCUMENTS OR AT LAW OR IN EQUITY, (E) ANY DISPUTE AMONG OR BETWEEN ANY OF THE OBLIGATED PARTIES OR BETWEEN OR AMONG ANY PARTNERS, VENTURERS, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, MANAGERS, TRUSTEES, OR OTHER RESPONSIBLE PARTIES OF ANY BORROWER IF ANY BORROWER IS A GENERAL PARTNERSHIP, LIMITED PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, ASSOCIATION, TRUST, OR OTHER BUSINESS ENTITY, (F) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF ANY BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OTHER OBLIGATED PARTY, (G) ANY LOAN OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS OF ANY LOAN OR LETTER OF CREDIT (INCLUDING ANY REFUSAL BY LENDER TO HONOR A DEMAND FOR A PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (H) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, OR CHARGES IMPOSED ON LENDER OR ANY OF LENDER’S CORRESPONDENTS IN RESPECT OF ANY LETTER OF CREDIT, OR (I) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED OR PROSPECTIVE INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING WHETHER BROUGHT OR INITIATED BY A THIRD PARTY OR BY ANY BORROWER OR ANY OTHER OBLIGATED PARTY. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE INDEMNIFIED PARTIES BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE STRICT LIABILITY, SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES; PROVIDED, HOWEVER, THAT THE INDEMNITY SET FORTH IN THIS SECTION 11.2 WILL NOT APPLY TO CLAIMS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE JUDGMENT.

LENDER MAY EMPLOY AN ATTORNEY OR ATTORNEYS OF ITS OWN CHOOSING TO PROTECT OR ENFORCE ITS RIGHTS, REMEDIES, AND RECOURSES, AND TO ADVISE AND DEFEND THE INDEMNIFIED PARTIES WITH RESPECT TO THOSE ACTIONS AND OTHER MATTERS. BORROWERS SHALL REIMBURSE LENDER FOR THE ATTORNEYS’ FEES AND EXPENSES (INCLUDING EXPENSES AND COSTS FOR EXPERTS AND/OR CONSULTANTS) OF THE INDEMNIFIED PARTIES IMMEDIATELY ON RECEIPT OF WRITTEN DEMAND FROM LENDER, WHETHER ON A MONTHLY OR OTHER TIME INTERVAL, AND WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED OR CONCLUDED. ALL OTHER REIMBURSEMENT AND INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT SHALL BECOME DUE AND PAYABLE WHEN ACTUALLY INCURRED BY LENDER OR ANY OF THE OTHER INDEMNIFIED PARTIES. ANY PAYMENTS NOT MADE WITHIN TEN (10) DAYS AFTER WRITTEN DEMAND FROM LENDER SHALL BEAR INTEREST AT THE DEFAULT INTEREST RATE FROM THE DATE OF THAT DEMAND UNTIL FULLY PAID. THE PROVISIONS OF THIS SECTION 11.2 SHALL SURVIVE REPAYMENT AND PERFORMANCE OF THE OBLIGATIONS, THE RELEASE OF ANY LIENS SECURING THE OBLIGATIONS, ANY FORECLOSURE (OR ACTION IN LIEU OF FORECLOSURE), THE TRANSFER BY BORROWERS OF ANY OF ITS RIGHTS, TITLE, AND INTERESTS IN OR TO ANY COLLATERAL SECURING THE OBLIGATIONS, AND THE EXERCISE BY LENDER OF ANY OR ALL REMEDIES SET FORTH IN ANY LOAN DOCUMENT.

11.3  Limitation of Liability. Neither Lender nor any Affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrowers, for itself and on behalf of each other Obligated Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages (including any claim for loss of profits, revenue or business) suffered or incurred by Borrowers or any other Obligated Party, however caused and based on any theory of liability in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents or the conduct, acts, or omissions of Lender or any of its agents in the negotiation, administration, or enforcement thereof. Each Borrower, for itself and on behalf of each other Obligated Party, hereby waives, releases, and agrees not to sue Lender or any of Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents or the conduct, acts, or omissions of Lender or any of its agents in the negotiation, administration, or enforcement of this Agreement or any of the other Loan Documents.

11.4  No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Obligated Party or any Obligated Party’s equity holders, Affiliates, officers, employees, attorneys, agents, or any other Person.

11.5  Lender Not Fiduciary. The relationship between Borrowers and each other Obligated Party on the one hand, and Lender on the other hand, is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with any Obligated Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrowers and each other Obligated Party on the one hand and Lender on the other hand to be other than that of debtor and creditor.

11.6  Equitable Relief. Each Obligated Party recognizes that in the event any Borrower or any other Obligated Party fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lender. Each Obligated Party therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

11.7  No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

11.8  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Obligated Parties, Lender and their respective successors and assigns, except that no Obligated Party may assign or transfer any of its rights, duties, or obligations under this Agreement or the other Loan Documents without the prior written consent of Lender (and any attempted assignment or transfer by an Obligated Party without such consent shall be null and void). No term or provision of this Agreement shall inure to the benefit of any Person other than the Obligated Parties and Lender and their respective successors and assigns; consequently, no Person other than the Obligated Parties and Lender and their respective successors and assigns, shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of an Obligated Party or Lender to perform, observe, or comply with any such term or provision.

11.9  Survival. All covenants, representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Notwithstanding anything contained herein to the contrary and without prejudice to the survival of any other obligation of any Obligated Party hereunder, the obligations of Borrowers under Sections 2.2, 11.1, 11.2, and 11.3 shall survive the termination of this Agreement, the full repayment and satisfaction of the Obligations and termination of the Commitment and the termination or expiration of all Letters of Credit.

11.10  Amendment. The provisions of this Agreement and the other Loan Documents to which Borrowers are a party may be amended or waived only by an instrument in writing signed by the parties hereto.

11.11  Notices.

(a)  Unless otherwise expressly provided herein and subject to Section 11.11(b), all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, or facsimile number specified for notices below the signatures hereon or to such other address as shall be designated by such party in a notice to the other parties. All such other notices and other communications shall be deemed to have been given or made upon the earliest to occur of (a) actual receipt by the intended recipient or (b)(i) if delivered by hand or courier, when signed for by the designated recipient; (ii) if delivered by mail, four (4) Business Days after deposit in the mail, postage prepaid; and (iii) if delivered by facsimile, when sent and receipt has been confirmed by telephone; provided, however, that notices and other communications pursuant to Article 2 shall not be effective until actually received by Lender.

(b)  Notices and other communications to Lender and hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by Lender. Lender may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such e-mail or other electronic communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

11.12  Governing Law; Venue; Service of Process. This Agreement AND ANY CONTROVERSY, DISPUTE, CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, ANY BREACH THEREOF, the transactions contemplated thereby, OR ANY OTHER DISPUTE BETWEEN OR AMONG LENDER AND ANY OF THE OBLIGATED PARTIES (whether in contract, tort or otherwise) shall be governed by and construed in accordance with the laws of the State of Texas; provided that Lender shall retain all rights under federal law. IF, FOR ANY REASON, A COURT OF COMPETENT JURISDICTION DETERMINES THAT TEXAS LAW SHOULD NOT APPLY TO THE PROVISIONS OF THE LOAN DOCUMENTS PERTAINING TO THE CREATION, PERFECTION, ENFORCEMENT, OR VALIDITY OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE APPLICABLE LOAN DOCUMENTS, THEN SUCH PROVISIONS (BUT ONLY THOSE PROVISIONS) SHALL BE GOVERNED BY, CONSTRUED, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE APPLICABLE COLLATERAL IS LOCATED. The parties hereby agree that any lawsuit, action, or proceeding that is brought (whether in contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the transactions contemplated thereby, or the acts, conduct, OR OMISSIONS of Lender OR ANY OF ITS AGENTS, SUCCESSORS OR ASSIGNS OR OF ANY OF THE OBLIGATED PARTIES in the negotiation, administration or enforcement of any of the Loan Documents shall be brought in a state or federal court of competent jurisdiction located in DALLAS County, Texas. Each Borrower and each other Obligated Party hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of such courts, (b) waives any objection it may now or hereafter have as to the venue of any such lawsuit, action, or proceeding brought in any such court, and (c) further waives any claim that it may now or hereafter have that any such court is an inconvenient forum. Each of the parties hereto agree that service of process upon it may be made by certified or registered mail, return receipt requested at the address for notices REFERENCED in Section 11.11 hereof.

11.13  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.14  Severability. Any provision of this Agreement or any other Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal. Furthermore, in lieu of such invalid or unenforceable provision there shall be added as a part of this Agreement or such other Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

11.15  Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

11.16  Assignments by Lender; Participations; Etc. Lender shall have the right at any time and from time to time to grant participations in, or assign, sell and/or transfer all or any part of, the Obligations and any Loan Documents; provided that, unless an Event of Default has occurred and is continuing, Lender shall not assign, sell or transfer all or any part of the Obligations to any Ineligible Assignee; it being understood that no consent of, or prior notice to, Borrowers or any other Obligated Party shall be required for (x) any participation (provided that, (i) Lender’s obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrowers and each other Obligated Party shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement), (y) any assignment, sale or transfer to any Person, other than, prior to the occurrence and during the continuance of an Event of Default, an Ineligible Assignee, or (z) any pledge or assignment to secure obligations of Lender (including to a Federal Reserve Bank as provided below). Each actual or proposed Participant or assignee, as the case may be, shall be entitled to receive all information received by Lender regarding Borrowers and their Subsidiaries, including, without limitation, information required to be disclosed to a Participant or assignee pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant or assignee is subject to the circular or not). Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

11.17  Construction. Each Obligated Party and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrowers and Lender.

11.18  Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

11.19  WAIVER OF JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT SUCH RIGHT MAY BE WAIVED. LENDER AND EACH OBLIGATED PARTY, AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY, AND EXPRESSLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING IN ANY WAY TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE CONDUCT, ACTS OR OMISSIONS OF LENDER OR ANY OBLIGATED PARTY IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.19.

11.20  Additional Interest Provision. It is expressly stipulated and agreed to be the intent of Borrowers and Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Loan Document and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to any Loan Document or any other communication or writing by or among Borrowers and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of the Note and/or any and all indebtedness paid or payable by Borrowers to Lender pursuant to any Loan Document other than the Note (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (c) Borrowers will have paid or Lender will have received by reason of any voluntary prepayment by Borrowers of the Note and/or the Related Indebtedness, then it is Borrowers’ and Lender’s express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Lender shall be credited on the principal balance of the Note and/or the Related Indebtedness (or, if the Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrowers), and the provisions of the Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then Borrowers and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrowers that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrowers and/or credit such excess interest against the Note and/or any Related Indebtedness then owing by Borrowers to Lender. Borrowers hereby agree that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrowers or crediting such excess interest against the Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrowers to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by the Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to the Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri party accounts) apply to the Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

11.21  Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on the Note and/or any other portion of the Obligations, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrowers as provided by applicable law now or hereafter in effect.

11.22  USA Patriot Act Notice. Lender hereby notifies Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrowers and each other Obligated Party, which information includes the name and address of Borrowers and each other Obligated Party and other information that will allow Lender to identify Borrowers and each other Obligated Party in accordance with the Patriot Act. In addition, Borrowers agree to (a) ensure that no Person who owns a controlling interest in or otherwise controls Borrowers or any Subsidiary of any Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any Executive Order, (b) not to use or permit the use of proceeds of the Obligations to violate any of the foreign asset control regulations of the OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, or cause its Subsidiaries to comply, with all applicable laws.

11.23  Privacy Waiver. LENDER MAY RECEIVE FROM AND DISCLOSE TO ANY PERSON (INCLUDING, WITHOUT LIMITATION, ANY AFFILIATE OF LENDER OR CREDIT REPORTING AGENCY), FOR ANY PURPOSE, INFORMATION ABOUT EACH OBLIGATED PARTY’S ACCOUNTS, CREDIT APPLICATION AND CREDIT EXPERIENCE WITH LENDER OR SUCH PERSON. EACH OBLIGATED PARTY AUTHORIZES SUCH DISCLOSURE AND AUTHORIZES SUCH PERSON TO DISCLOSE TO LENDER ANY INFORMATION RELATED TO AN OBLIGATED PARTY’S ACCOUNT, CREDIT APPLICATION, AND CREDIT EXPERIENCE. THIS SHALL BE A CONTINUING AUTHORIZATION FOR ALL PRESENT AND FUTURE DISCLOSURES OF EACH OBLIGATED PARTY’S ACCOUNT INFORMATION, CREDIT APPLICATION AND CREDIT EXPERIENCE MADE BY LENDER OR ANY PERSON REQUESTED TO RELEASE SUCH INFORMATION TO LENDER.

11.24  Payments Set Aside. To the extent that any payment by or on behalf of any Borrower or any other Obligated Party is made to Lender, or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. The provisions of this Section 11.24 shall survive the payment in full of the Obligations and the termination of this Agreement.

11.25  Confidentiality. Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall otherwise be subject to confidentiality provisions generally), (b) to any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or any Governmental Authority, quasi-Governmental Authority or legislative committee or in accordance with Lender’s regulatory compliance policy if Lender deems such disclosure to be necessary for the mitigation of claims by those authorities against Lender or any of its Related Parties (in which case, Lender shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify Borrowers, in advance, to the extent practicable and otherwise permitted by applicable law), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to its being under a duty of confidentiality no less restrictive than this Section 11.25, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its Related Parties) to any Hedge Agreement relating to Borrowers or any other Obligated Party and its obligations, (iii) any actual or prospective purchaser of Lender or its holding company, (iv) any rating agency or any similar organization in connection with the rating of Borrowers or any other Obligated Party or the Facility or (v) the CUSIP Service Bureau or any similar organization in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement, (g) with the consent of Borrowers or such other applicable Obligated Parties, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.25 or (ii) becomes available to Lender or any of its Affiliates on a nonconfidential basis from a source other than Borrowers. In addition, Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to Lender in connection with the administration of this Agreement and the other Loan Documents. For purposes of this Section 11.25, “Information” means all information received from Borrowers or any other Obligated Party or any Subsidiary thereof relating to Borrowers or any other Obligated Party or any Subsidiary thereof or any of their respective businesses which is clearly identified as confidential, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by Borrowers or any other Obligated Party or any Subsidiary or Affiliate thereof; provided that, in the case of information received from Borrowers or any other Obligated Party or any Subsidiary or Affiliate thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.25 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each Obligated Party party hereto agrees and confirms that, as between such Obligated Party and Texas Capital Bank, the obligations of Texas Capital Bank under this Section 11.25 supersede and replace in their respective entireties all confidentiality, non-disclosure and similar obligations of Texas Capital Bank, if any, set forth in any previous agreement between such Obligated Party and Texas Capital Bank notwithstanding anything to the contrary contained therein.

Each Borrower, for itself and on behalf of each other Obligated Party, hereby authorizes Texas Capital Bank, at its sole expense, but without any prior approval by such Borrower or any other Obligated Party, to include any Obligated Party’s name, logo and facility amount in tombstones and client marketing materials, and to give such other publicity to the Facility as it may from time to time determine in its sole discretion. The foregoing authorization shall remain in effect unless Borrowers notify Texas Capital Bank in writing that such authorization is revoked. Each Borrower acknowledges that Texas Capital Bank may provide to market data collectors, such as league table, or other service providers to the lending industry, information regarding the closing date, size, type, purpose of, and parties to, the Facility.

11.26  NOTICE OF FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

11.27  Electronic Execution of Loan Documents. The words “execute”, “execution”, “signed”, “signature”, and words of like import in or related to this Agreement or any other Loan Document or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, the electronic matching of assignment terms and contract formations on electronic platforms approved by Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. Notwithstanding anything contained herein to the contrary, Lender is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Lender pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent Lender has agreed to accept such Electronic Signature from any party hereto, Lender and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.

11.28  Intercreditor Agreement; Conflicts. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) the Liens granted to Lender and the exercise of any right or remedy with respect to any Collateral shall be subject in all respects to the Intercreditor Agreement, and (b) in the event of any conflict between the terms and provisions of this Agreement or any other Loan Document, on the one hand, and the terms and provisions of the Intercreditor Agreement, on the other hand, the terms and provisions of the Intercreditor Agreement shall control.

ARTICLE 12

GUARANTY

12.1  Guaranty. In consideration of the Loans, advances and other credit heretofore or hereafter granted by the Secured Parties to Borrowers pursuant to this Agreement and the other Loan Documents and in further consideration of any Bank Product Agreements, Guarantors hereby, jointly and severally, unconditionally, absolutely and irrevocably, guarantee to the Secured Parties, the due and punctual payment when and as due, including at stated maturity, by acceleration or otherwise, and at all times thereafter, and the due fulfillment and performance of the Obligations. Each Guarantor is jointly and severally liable for the full payment and performance of the Obligations as a primary obligor.

12.2  Payment. If any of the Obligations is not punctually paid when such indebtedness becomes due and payable, either by its terms or as a result of the exercise of any power to accelerate, Guarantors shall, immediately on demand and without presentment, protest, notice of protest, notice of nonpayment, notice of intent to accelerate, notice of acceleration or any other notice whatsoever (all of which are expressly waived in accordance with Section 12.3 hereof), pay the amount due and payable thereon to Lender, at its Principal Office. It is not necessary for Lender, in order to enforce such payment by Guarantors, first to institute suit or exhaust its remedies against Borrowers or others liable on the Obligations, or to enforce its rights against any security given to secure such Obligations. Lender is not required to mitigate damages or take any other action to reduce, collect or enforce the Obligations. No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind which any Guarantor has or may have against Borrowers or any Secured Party shall be available hereunder to Guarantors. No payment by any Guarantor shall discharge the liability of Guarantors hereunder until the Obligations have been Paid in Full. If Lender must rescind or restore any payment, or any part thereof, received by Lender on any part of the Obligations, any prior release or discharge from the terms of this Guaranty given Guarantors by Lender or any reduction of any Guarantor’s liability hereunder shall be without effect, and this Guaranty shall remain in full force and effect.

12.3  Agreements and Waivers. Each Guarantor

(a)  agrees to all terms and agreements heretofore or hereafter made by Borrowers with Lender and/or any other Secured Party;

(b)  agrees that Lender may without impairing its rights or the obligations of such Guarantor hereunder (i) waive or delay the exercise of any of its rights or remedies against or release Borrowers or any other Person, including, without limitation, any other party who is or whose Property is liable with respect to the Obligations or any part thereof (Guarantors and any such other Person or Persons are hereafter collectively called the “Sureties” and individually called a “Surety”); (ii) take or accept any other security, collateral or guaranty, or other assurance of the payment of all or any part of the Obligations; (iii) release, surrender, exchange, subordinate or permit or suffer to exist any deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustified impairment) of any collateral, Property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations or the liability of such Guarantor or any other Surety; (iv) increase, renew, extend, or modify the terms of any of the Obligations or any instrument or agreement evidencing the same; (v) apply payments by Borrowers, any Surety, or any other Person, to any of the Obligations; (vi) bring suit against any one or more Sureties without joining any other Surety or Borrowers in such proceeding; (vii) compromise or settle with any one or more Sureties in whole or in part for such consideration or no consideration as Lender may deem appropriate; or (viii) partially or fully release any Guarantor or any other Surety from liability hereunder;

(c)  agrees that the obligations of such Guarantor under this Guaranty shall not be released, diminished, or adversely affected by any of the following: (i) the insolvency, bankruptcy, rearrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrowers or any Surety; (ii) the invalidity, illegality or unenforceability of all or any part of the Obligations or any document or agreement executed in connection with the Obligations, for any reason, or the fact that any debt included in the Obligations exceeds the amount permitted by law; (iii) the failure of Lender or any other party to exercise diligence or reasonable care or to act in a commercially reasonable manner in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, Property or security; (iv) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations is not properly perfected or created, or proves to be unenforceable or subordinate to any other Lien; (v) the fact that any Borrower has any defense to the payment of all or any part of the Obligations; (vi) any payment by any Borrower or any Surety to Lender and/or any other Secured Party is a preference under applicable Debtor Relief Laws, or for any reason Lender and/or any other Secured Party is required to refund such payment or pay such amounts to any Borrower, any such Surety, or someone else; (vii) any defenses which any Borrower could assert on the Obligations (other than the defense of payment of the Obligations), including but not limited to failure of consideration, breach of warranty, fraud, payment, accord and satisfaction, strict foreclosure, statute of frauds, bankruptcy, statute of limitations, lender liability and usury; or (viii) any other action taken or omitted to be taken with respect to this Agreement, the Loan Documents, the Obligations, the security and collateral therefor whether or not such action or omission prejudices such Guarantor or any Surety, or increases the likelihood that such Guarantor will be required to pay the Obligations pursuant to the terms hereof;

(d)  agrees that such Guarantor is obligated to pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not particularly described herein, except for the full and final payment and satisfaction of the Obligations;

(e)  to the extent allowed by applicable law, waives all rights and remedies now or hereafter accorded by applicable law to guarantors or sureties, including without limitation any defense, right of offset or other claim which such Guarantor may have against any Borrower or which any Borrower may have against Lender and/or the Secured Parties;

(f)  waives all notices whatsoever with respect to this Guaranty or with respect to the Obligations, including, but without limitation, notice of (i) Lender’s and/or any other Secured Party’s acceptance hereof or its intention to act, or its action, in reliance hereon; (ii) the present existence, future incurring, or any amendment of the provisions of any of the Obligations or any terms or amounts thereof or any change therein in the rate of interest thereon; (iii) any default by any Borrower or any Surety; or (iv) the obtaining, enforcing, or releasing of any guaranty or surety agreement (in addition hereto), pledge, assignment or other security for any of the Obligations;

(g)  waives notice of presentment for payment, notice of protest, protest, demand, notice of intent to accelerate, notice of acceleration and notice of nonpayment, protest in relation to any instrument evidencing any of the Obligations, and any demands and notices required by applicable law, except as such waiver may be expressly prohibited by applicable law, and diligence in bringing suits against any Surety;

(h)  waives each right to which it may be entitled by virtue of the laws of the State of Texas governing or relating to suretyship and guaranties, including, without limitation, any rights under Rule 31, Texas Rules of Civil Procedure, Chapter 51 of the Texas Property Code, Section 17.001 of the Texas Civil Practice and Remedies Code, Section 3.605 of the UCC, and Chapter 43 of the Texas Civil Practice and Remedies Code, as any or all of the same may be amended or construed from time to time, or the common law of the State of Texas at all relevant times; and

(i)  represents and warrants to Lender and the Secured Parties that such Guarantor (i) has received, or will receive, direct or indirect benefit from the making of this Guaranty and the Obligations, (ii) is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrowers and is familiar with the value of any and all Collateral intended to be created as security for the payment of the Obligations, but such Guarantor is not relying on such financial condition, such Collateral, or the agreement of any other party as an inducement to enter into this Agreement and provide this Guaranty and (iii) is an Eligible Contract Participant. Each Guarantor confirms that neither Lender, any Secured Party, any other Guarantor, nor any other party has made any representation, warranty or statement to such Guarantor in order to induce such Guarantor to execute this Agreement and provide this Guaranty.

12.4  Liability. The liability of each Guarantor under this Guaranty is irrevocable, absolute and unconditional, without regard to the liability of any other Person, and shall not in any manner be affected by reason of any action taken or not taken by Lender and/or any other Secured Party, which action or inaction is herein consented and agreed to, nor by the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment or other security for any of the Obligations. No delay in making demand on Sureties or any of them for satisfaction of the liability hereunder shall prejudice Lender’s right to enforce such satisfaction. All of Lender’s rights and remedies shall be cumulative and any failure of Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter. This is a continuing guaranty of payment, not a guaranty of collection, and this Guaranty shall be binding upon Guarantors regardless of how long before or after the date hereof any of the Obligations were or are incurred.

12.5  Subordination. If any Borrower or any other Obligated Party is now or hereafter becomes indebted to one or more Guarantors (such indebtedness and all interest thereon is referred to as the “Affiliated Debt”), such Affiliated Debt shall be subordinate in all respects to the full payment and performance of the Obligations; provided, that, so long as no Default or Event of Default has occurred and is continuing, any Guarantor may receive scheduled payments of Affiliated Debt in accordance with the terms thereof. Each Guarantor agrees that any Liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon any Obligated Party’s assets securing the payment of the Affiliated Debt shall be and remain subordinate and inferior to any Liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon any Obligated Party’s assets securing the payment of the Obligations, and without the prior written consent of Lender, no Guarantor shall exercise or enforce any creditor’s rights of any nature against any Obligated Party to collect the Affiliated Debt (other than demand payment therefor or, so long as no Default or Event of Default has occurred and is continuing, receive scheduled payments in accordance with the terms thereof). In the event of the receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Borrower or any applicable Obligated Party as a debtor, Lender has the right and authority, either in its own name or as attorney-in-fact for any applicable Guarantor, to file such proof of debt, claim, petition or other documents and to take such other steps as are necessary to prove its rights hereunder and receive directly from the receiver, trustee or other court custodian, payments, distributions or other dividends which would otherwise be payable upon the Affiliated Debt. Each Guarantor hereby assigns such payments, distributions and dividends to Lender, and irrevocably appoints Lender as its true and lawful attorney-in-fact with authority to make and file in the name of such Guarantor any proof of debt, amendment of proof of debt, claim, petition or other document in such proceedings and to receive payment of any sums becoming distributable on account of the Affiliated Debt, and to execute such other documents and to give acquittances therefor and to do and perform all such other acts and things for and on behalf of such Guarantor as may be necessary in the opinion of Lender in order to have the Affiliated Debt allowed in any such proceeding and to receive payments, distributions or dividends of or on account of the Affiliated Debt.

12.6  Subrogation. No Guarantor waives or releases any rights of subrogation, reimbursement or contribution which such Guarantor may have, after full and final payment of the Obligations, against others liable on the Obligations. Each Guarantor’s rights of subrogation and reimbursement are subordinate in all respects to the rights and claims of Lender and the other Secured Parties, and no Guarantor may exercise any rights it may acquire by way of subrogation under this Guaranty, by payment made hereunder or otherwise, until the Payment in Full of the Obligations. If any amount is paid to any Guarantor on account of such subrogation rights prior to the Payment in Full of the Obligations, such amount shall be held in trust for the benefit of Lender and/or the other Secured Parties to be credited and applied on the Obligations, whether matured or unmatured.

12.7  Other Indebtedness or Obligations of Guarantors. If any Guarantor is or becomes liable for any indebtedness owed by any Obligated Party to the Secured Parties by endorsement or otherwise than under this Guaranty, such liability shall not be affected by this Guaranty, and the rights of Lender and the Secured Parties hereunder shall be cumulative of all other rights that Lender and the Secured Parties may have against such Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any other instrument or remedy at law or in equity and shall not preclude the concurrent or subsequent exercise of any other right or remedy. Further, without limiting the generality of the foregoing, this Guaranty is given by Guarantors as an additional guaranty to all guaranties heretofore or hereafter executed and delivered to Lender and/or the Secured Parties by Guarantors in favor of Lender and/or the Secured Parties relating to the indebtedness of any Borrower and the other Obligated Parties to the Secured Parties, and nothing herein shall be deemed to replace or be in lieu of any other of such previous or subsequent guarantees.

12.8  Costs and Expenses. Guarantors jointly and severally agree to pay to Lender and the Secured Parties, upon demand, all losses and costs and expenses, including attorneys’ fees, that may be incurred by Lender and the Secured Parties in attempting to cause the Obligations to be satisfied or in attempting to cause satisfaction of Guarantors’ liability under this Guaranty.

12.9  Exercising Rights, Etc. No notice to or demand upon any Guarantor in any case shall, of itself, entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Lender in exercising any power or right hereunder shall impair such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder.

12.10  Benefit; Binding Effect. This Guaranty shall inure to the benefit of Lender and each other Secured Party and their respective successors and assigns, and to any interest in any of the Obligations. All of the obligations of Guarantors arising hereunder shall be jointly and severally binding on each of the Persons signing this Guaranty, and their respective successors and assigns (provided, however, that no Guarantor may, without the prior written consent of Lender in each instance, assign or delegate any of its rights, powers, duties or obligations hereunder, and any attempted assignment or delegation made without Lender’s prior written consent shall be void ab initio and of no force or effect).

12.11  Multiple Guarantors. It is specifically agreed that Lender may enforce the provisions hereof with respect to one or more Guarantors without seeking to enforce the same as to all or any Guarantors. If one or more additional guaranty agreements (“Other Guaranties”) are executed by one or more additional guarantors (“Other Guarantors”), which guarantee, in whole or in part, any of the Obligations, it is specifically agreed that Lender may enforce the provisions of this Guaranty or of Other Guaranties with respect to one or more of Guarantors or any one or more of Other Guarantors under the Other Guaranties without seeking to enforce the provisions of this Guaranty or the Other Guaranties as to all or any of Guarantors or Other Guarantors. Each Guarantor hereby waives any requirement of joinder of all or any other Guarantor or all or any of the Other Guarantors in any suit or proceeding to enforce the provisions of this Guaranty or of the Other Guaranties. The liability hereunder of all Guarantors hereunder shall be joint and several.

12.12  Additional Guarantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Guarantors (each, an “Additional Guarantor”), by executing a Guarantor Joinder Agreement. Upon delivery of any such Guarantor Joinder Agreement to Lender, notice of which is hereby waived by Guarantors, each Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if Additional Guarantor were an original signatory hereto. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Lender not to cause any Subsidiary or Affiliate of any Borrower to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

12.13  Reinstatement. Notwithstanding anything contained in this Agreement or the other Loan Documents, the obligations of each Guarantor under this Article 12 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

12.14  Maximum Liability. Anything in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to other Obligated Parties or Affiliates of other Obligated Parties to the extent that such indebtedness would be discharged in an amount equal to the amount paid or Property conveyed by such Guarantor under the Loan Documents) and after giving effect as assets, subject to Section 12.6, to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Guarantor pursuant to (a) applicable law or (b) any agreement providing for an equitable allocation among such Guarantor and other Obligated Parties of obligations arising under the Loan Documents and Bank Product Agreements.

ARTICLE 13

BORROWER REPRESENTATIVE

13.1  Appointment of Borrower Representative. (a) Each Borrower hereby irrevocably appoints and constitutes Quest Resource Management Group, LLC (in such capacity, the “Borrower Representative”) as its agent to request and receive the proceeds of any Loans, Letters of Credit or any other extension of credit hereunder (and to otherwise act on behalf of such Borrower pursuant to this Agreement and the other Loan Documents) from Lender in the name or on behalf of each such Borrower. Lender may disburse such proceeds only to a bank account of a Borrower without notice to any other Borrower or any other Obligated Party.

(b)  Each Obligated Party hereby irrevocably appoints and constitutes the Borrower Representative as its agent to (i) receive statements of account and all other notices from Lender with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents; (ii) execute and deliver all notices, certificates and documents to be executed and/or delivered by any Obligated Party under this Agreement or the other Loan Documents; and (iii) otherwise act on behalf of such Obligated Party pursuant to this Agreement and the other Loan Documents.

(c)  The authorizations contained in this Section 13.1 are coupled with an interest and shall be irrevocable, and Lender may rely on any notice, request, information supplied by the Borrower Representative, every document executed by the Borrower Representative, every agreement made by the Borrower Representative or other action taken by the Borrower Representative in respect of any Borrower or other Obligated Party as if the same were supplied, made or taken by such Borrower or such Obligated Party. Without limiting the generality of the foregoing, the failure of one or more Borrowers or other Obligated Parties to join in the execution of any writing in connection herewith shall not relieve any Borrower or other Obligated Party from obligations in respect of such writing.

(d)  No purported termination of the appointment of the Borrower Representative as agent shall be effective without the prior written consent of Lender.

(e)  Any notice given by or to the Borrower Representative hereunder shall constitute and be deemed to be notice given by or to all Borrowers, jointly and severally. Notice given by Lender to the Borrower Representative hereunder or pursuant to any other Loan Documents in accordance with the terms hereof or thereof shall constitute notice to all Borrowers. The knowledge of any Borrower shall be imputed to all Borrowers and any consent by the Borrower Representative or any Borrower shall constitute the consent of and shall bind all Borrowers.

(f)  The Borrower Representative hereby accepts the appointment by each Obligated Party to act as the agent of the Obligated Parties pursuant to this Section 13.1. The Borrower Representative shall ensure that the disbursement of any Loans, the issuance of any Letters of Credit or other extension of credit hereunder to each Borrower requested by or paid to or for the account of such Borrower shall be paid to or for the account of such Borrower.

13.2  Joint and Several Liability. The Borrowers shall be jointly and severally liable for all Obligations due to the Secured Parties under this Agreement, regardless of which Borrower actually receives any Loans, Letters of Credit or other extensions of credit hereunder or the amount of such Loans or Letters of Credit received or the manner in which Lender accounts for such Loans, Letters of Credit or other extensions of credit on its books and records. The Obligations with respect to the Loans and Letters of Credit or other extensions of credit made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, shall be primary obligations of all the Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to the Loans, Letters of Credit or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (b) the absence of any attempt to collect the Obligations from the other Borrowers, any other Obligated Party or any other security therefor, or the absence of any other action to enforce the same, (c) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers and the other Obligated Parties, (d) the election of Lender or any other Secured Party in any proceeding instituted under any bankruptcy, insolvency or other Debtor Relief Law or of the application of Section 1111(b)(2) of the Bankruptcy Code of the United States, (e) the disallowance of all or any portion of the claim(s) of the Secured Parties for the repayment of the Obligations of the other Borrowers and other Obligated Parties under Section 502 of the Bankruptcy Code of the United States, or (f) any other circumstances which might constitute a legal or equitable discharge or defense of any obligor. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to the Loans, Letters of Credit or other extensions of credit made to the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full in immediately available funds and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Secured Parties now have or may hereafter have against the Borrowers and the other Obligated Parties, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Secured Parties. Upon any Event of Default and for so long as the same is continuing, Lender may proceed directly and at once, without notice, against any Borrower or any Guarantor to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Lender shall be under no obligation to marshal any assets in favor of any Borrower or any other Obligated Party against or in payment of any or all of the Obligations.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGES FOLLOW]

EXECUTED to be effective as of the date first written above.

BORROWERS:

QUEST RESOURCE MANAGEMENT GROUP, LLC,
a Delaware limited liability company

By:	/s/ Brett W. Johnston
	Name:	Brett W. Johnston
	Title:	Chief Financial Officer

QUEST EQUIPMENT, LLC,
a Delaware limited liability company

By:	/s/ Brett W. Johnston
	Name:	Brett W. Johnston
	Title:	Chief Financial Officer

Address for Notices to Borrowers:
c/o Quest Resource Management Group, LLC
433 E. Las Colinas Boulevard, Suite 675
Irving, Texas 75039
Attention: Brett Johnston
Phone: (972) 464-0011
Facsimile: (866) 492-7478

Signature Page to

Loan and Security Agreement

GUARANTORS:

QUEST RESOURCE HOLDING CORPORATION,
a Nevada corporation

By:	/s/ Brett W. Johnston
	Name:	Brett W. Johnston
	Title:	Chief Financial Officer

QUEST SUSTAINABILITY SERVICES, INC.,
a Delaware corporation

By:	/s/ Brett W. Johnston
	Name:	Brett W. Johnston
	Title:	Chief Financial Officer

YOUCHANGE, INC.,
an Arizona corporation

By:	/s/ Brett W. Johnston
	Name:	Brett W. Johnston
	Title:	Chief Financial Officer

QUEST VERTIGENT CORPORATION,
a Nevada corporation

By:	/s/ Brett W. Johnston
	Name:	Brett W. Johnston
	Title:	Chief Financial Officer

QUEST VERTIGENT ONE, LLC,
a Delaware limited liability company

By:	/s/ Brett W. Johnston
	Name:	Brett W. Johnston
	Title:	Chief Financial Officer

GLOBAL ALERTS, LLC,
a Delaware limited liability company

By:	/s/ Brett W. Johnston
	Name:	Brett W. Johnston
	Title:	Chief Financial Officer

Address for Notices to Guarantors:
c/o Quest Resource Management Group, LLC
433 E. Las Colinas Boulevard, Suite 675
Irving, Texas 75039
Attention: Brett Johnston
Phone: (972) 464-0011
Facsimile: (866) 492-7478

Signature Page to

Loan and Security Agreement

LENDER:

TEXAS CAPITAL BANK

By:	/s/ William Tyler
	Name:	William Tyler
	Title:	Director

Address for Notices:
2000 McKinney Avenue, Suite 700
Dallas, Texas 75201
Attention: ABL Portfolio Manager
Email: ABL@texascapitalbank.com

Signature Page to

Loan and Security Agreement

EXHIBIT A

Payment Conditions Certificate1

LENDER:	TEXAS CAPITAL BANK

BORROWERS:	QUEST RESOURCE MANAGEMENT GROUP, LLC; QUEST EQUIPMENT, LLC

This Payment Conditions Certificate (this “Certificate”) is delivered under that certain Loan and Security Agreement (the “Loan Agreement”) dated as of March 12, 2026 by and among Borrowers, Lender and the Guarantors party thereto. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Loan Agreement. The undersigned hereby certifies to Lender as of the date hereof that:2

(a) he/she is the ____________________ of the Borrower Representative, and that, as such, he/she is authorized to execute and deliver this Certificate to Lender on behalf of Borrowers;

(b) the Borrower Representative hereby notifies the Lender that the Borrowers are making [a Restricted Payment in the amount of $[INSERT AMOUNT] (the “Specified Payment Conditions Transaction”) on or about [INSERT DATE]][an investment in the amount of $[INSERT AMOUNT] (the “Specified Payment Conditions Transaction”) on or about [INSERT DATE]][INSERT OTHER POTENTIAL PAYMENT CONDITION TRANSACTIONS];

(c) no Default or Event of Default has occurred and is continuing or would result immediately after giving effect to the [disbursement][consummation] of the Specified Payment Conditions Transaction;

(d) after giving effect to such Specified Payment Conditions Transaction, [SELECT AS APPLICABLE] [Availability, calculated on a pro forma basis for (x) the prior thirty (30) day average and (y) immediately following the Specified Payment Conditions Transaction, shall be greater than or equal to 40% of the Commitment OR [(i) Availability, calculated on a pro forma basis for (1) the prior thirty (30) day average and (2) immediately following the Specified Payment Conditions Transaction, shall be greater than or equal to the greater of (A) 20% of the Line Cap and (B) $3,000,000 and (ii) the Fixed Charge Coverage Ratio for Holdings and its Subsidiaries for the most recently ended Test Period calculated on a pro forma basis, after giving effect to such Specified Payment Conditions Transaction, shall be greater than or equal to 1.10 to 1.00; and

(e) Schedule I hereto sets forth the applicable financial data and computations evidencing the Borrowers’ compliance with the conditions set forth in clause (d) above (calculated on a pro forma basis after giving effect to the Specified Payment Conditions Transaction), all of which data and computations are true, complete and correct.

_____________________________

1 Certificate to be modified accordingly when delivered in connection with the satisfaction of the “Payment Conditions – Voluntary Prepayments” (as defined in the Intercreditor Agreement), “Payment Conditions – ECF Prepayments” (as defined in the Intercreditor Agreement), or “Payment Conditions – Warrants” (as defined in the Intercreditor Agreement), as applicable.

2 Certificate to be delivered at least three (3) Business Days and not more than five (5) Business Days prior to the date of the Specified Payment Conditions Transaction.

Exhibit A - Page 1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ____________________, _____.

QUEST RESOURCE MANAGEMENT GROUP, LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit A - Page 2

EXHIBIT B

Compliance Certificate

FOR MONTH/QUARTER ENDED _______________________ (THE “SUBJECT PERIOD”)

LENDER:	Texas Capital Bank

BORROWERS:	Quest Resource Management Group, LLC; Quest Equipment, LLC

This Compliance Certificate (this “Certificate”) is delivered under the Loan and Security Agreement (the “Loan Agreement”) dated as of March 12, 2026, by and among the Borrowers and Lender. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Loan Agreement. The undersigned hereby certifies to Lender as of the date hereof that: (a) he/she is the ____________________ of the Borrower Representative, and that, as such, he/she is authorized to execute and deliver this Certificate to Lender on behalf of the Borrowers; (b) he/she has reviewed and is familiar with the terms of the Loan Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers during the Subject Period; (c) during the Subject Period, the Borrowers performed and observed each covenant and condition of the Loan Documents applicable to them and no Default currently exists or has occurred which has not been cured or waived by Lender; (d) the representations and warranties of the Borrowers contained in Article 6 of the Loan Agreement, and any representations and warranties of the Borrowers that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Certificate, the representations and warranties contained in Section 6.2 of the Loan Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1 of the Loan Agreement, including the statements in connection with which this Certificate is delivered; (e) the financial statements of Holdings and its Subsidiaries attached to this Certificate were prepared in accordance with GAAP, and present, on a consolidated basis, fairly and accurately the financial condition and results of operations of Holdings and its Subsidiaries as of the end of and for the Subject Period; (f) the financial covenant analyses and information set forth below are true and accurate on and as of the date of this Certificate; and (g) the status of compliance by the Borrowers with certain covenants of the Loan Agreement at the end of the Subject Period is as set forth below:

For the avoidance of doubt, if this Certificate is delivered with monthly financial statements for a period that does not include a Fiscal Quarter-end, the financial covenant calculations required by Article 9 of the Loan Agreement are not required and may be omitted, pursuant to Section 7.1(c) of the Loan Agreement.

Exhibit B - Page 1

In Compliance as of End of Subject Period (Please Indicate)
1.	Financial Statements and Reports
	(a) Provide annual audited FYE financial statements of Holdings and its Subsidiaries within 120 days after the last day of each fiscal year.	Yes	No
	(b) Provide quarterly financial statements of Holdings and its Subsidiaries within 45 days after the last day of each Fiscal Quarter.	Yes	No
	(c) Provide monthly financial statements of Holdings and its Subsidiaries within 30 days after the last day of each month.	Yes	No
	(d) Provide a monthly Borrowing Base Report and summary on or before the last day of each month for the immediately preceding month and provide monthly accounts receivable and accounts payable agings concurrently therewith (together with the unbilled Accounts schedules by 0–30 day, 31–60 day and greater than sixty (60) day categories and the reconciliation)	Yes	No
	(e) Provide a monthly Compliance Certificate within 30 days after the last day of each month and concurrently with annual and quarterly financial statements.	Yes	No
	(f) Provide other required reporting timely, including annual projections within 30 days following the end of each fiscal year.	Yes	No
	(g) Provide, concurrently with each Compliance Certificate delivered with financial statements under Section 7.1(a) or (b), updates to Schedule 4.2 and any other applicable schedule to the Security Documents to the extent information contained in such schedules has become inaccurate or incomplete since the initial delivery or the most recent update.	Yes	No

2.	Subsidiaries
	None, except as listed on Schedule 6.13.	Yes	No
3.	Debt
	None, except Debt permitted by Section 8.1 of the Loan Agreement.	Yes	No
4.	Liens
	None, except Permitted Liens.	Yes	No
5.	Acquisitions and Mergers
	None, except those permitted by Section 8.3 of the Loan Agreement.	Yes	No
6.	Dividends and Stock Repurchase
	None, except as permitted by Section 8.4 of the Loan Agreement. (if applicable, Dollar amount during Subject Period: $_____)	Yes	No
7.	Loans and investments
	None, except those permitted by Section 8.5 of the Loan Agreement.	Yes	No
8.	Issuance of Equity
	None, except issuances permitted by Section 8.6 of the Loan Agreement.	Yes	No
9.	Affiliate Transactions
	None, except transactions permitted by Section 8.7 of the Loan Agreement.	Yes	No
10.	Dispositions of Assets
	None, except dispositions permitted by Section 8.8 of the Loan Agreement.	Yes	No

Exhibit B - Page 2

11.	Sale and Leaseback Transactions
	None, except transactions permitted by Section 8.9 of the Loan Agreement.	Yes	No
12.	Prepayment of Debt
	None, except prepayments permitted by Section 8.10 of the Loan Agreement.	Yes	No
13.	Changes in Nature of Business
	None, except changes permitted by Section 8.11 of the Loan Agreement.	Yes	No
14.	Environmental Protection
	No activity likely to cause violations of Environmental Laws or create any Environmental Liabilities.	Yes	No
15.	Changes in Fiscal Year; Accounting Practices
	None, except transactions permitted by Section 8.13 of the Loan Agreement.	Yes	No
16.	No Negative Pledge
	None, except those permitted by Section 8.14 of the Loan Agreement.	Yes	No
17.	Constituent Documents
	No violations of, or amendments to, Constituent Documents.	Yes	No
18.	Fixed Charge Coverage*[3]
	Not less than the applicable minimum ratio set forth in Section 9.1 for such Test Period (Defined as EBITDA minus (1) non-financed Capital Expenditures made in cash during the most recently completed Test Period, minus (2) cash income Taxes paid or payable during such period divided by Fixed Charges; calculated on a rolling 12 calendar month basis).	Yes	No

__________________ -	__________________ -	__________________ ÷
EBITDA	non-financed Capital Expenditures	Cash Taxes paid or payable
(_______________+	__________________+	__________________) =
Fixed Charges

19.	Maximum Senior Net Leverage Ratio*[4]
	Not to exceed the applicable maximum ratio set forth in Section 9.2 for such Test Period (Defined as Total Senior Debt as of test date divided by EBITDA for the most recently completed Test Period).	Yes	No

__________________ ÷	__________________ =	_____________: 1.00
Total Senior Debt as of test date	EBITDA for the most recently completed Test Period	Senior Net Leverage Ratio

 _____________________________

3 *Only to be tested for quarterly delivery of a Compliance Certificate.

4 **Only to be tested for quarterly delivery of a Compliance Certificate.

Exhibit B - Page 3

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, _____.

BORROWER REPRESENTATIVE:

QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit B - Page 4

EXHIBIT C

Note

Revolving Credit Promissory Note

$40,000,000	March 12, 2026

FOR VALUE RECEIVED, QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company, and QUEST EQUIPMENT, LLC, a Delaware limited liability company (collectively, the “Borrowers” and each, a “Borrower”), hereby jointly and severally promise to pay to TEXAS CAPITAL BANK (“Lender”), in accordance with the provisions of the Loan Agreement (as hereinafter defined), the principal sum of FORTY MILLION AND 00/100 DOLLARS ($40,000,000) or so much thereof as may be advanced by Lender from time to time to or for the benefit or account of the Borrowers under that certain Loan and Security Agreement dated as of March 12, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrowers, the other Obligated Parties from time to time party thereto, and Lender.

The Borrowers, on a joint and several basis, promise to pay interest on the unpaid principal amount of this Revolving Credit Promissory Note (this “Note”) from the date hereof until the Loans made by Lender are paid in full, at such interest rates and at such times as provided in the Loan Agreement. All payments of principal and interest shall be made to Lender for its account in Dollars in immediately available funds at Lender’s Principal Office. If any amount is not paid in full when due hereunder, then such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Loan Agreement subject to the terms and conditions provided therein.

This Note is the Note referred to in the Loan Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of any Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Loan Agreement. The Loans made by Lender shall be evidenced by an account maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

To the fullest extent permitted by law, each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

This Note and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by, and construed in accordance with, the Laws of the State of Texas (without reference to applicable rules of conflicts of Laws).

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SIGNATURE PAGE FOLLOWS

Exhibit C - Page 1

IN WITNESS WHEREOF, each Borrower, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.

BORROWERS:

QUEST RESOURCE MANAGEMENT GROUP, LLC,
a Delaware limited liability company

By:
Name:
Title:

QUEST EQUIPMENT, LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit C - Page 2

EXHIBIT D

Joinder Agreement

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”) is entered into as of [____], 20__, by the undersigned (the “Additional Guarantor”), in favor of TEXAS CAPITAL BANK, in its capacity as Lender for the benefit of itself and the other Secured Parties (in such capacity, “Lender”) under that certain Loan and Security Agreement dated as of March 12, 2026 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company, and QUEST EQUIPMENT, LLC, a Delaware limited liability company (collectively, the “Borrowers” and each, a “Borrower”), the other Obligated Parties from time to time party thereto and Lender. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

The Additional Guarantor and Lender, for the benefit of the Secured Parties, hereby agree as follows:

1. Additional Guarantor. By executing and delivering this Joinder Agreement, the Additional Guarantor, as provided in Section 7.13 of the Loan Agreement, (a) hereby becomes a party to the Loan Agreement as an “Obligated Party” and “Guarantor” thereunder with the same force and effect as if originally named therein as an Obligated Party or Guarantor, and (b) without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of an Obligated Party and Guarantor thereunder. The Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Additional Guarantor will be deemed to be a party to the Loan Agreement as a “Guarantor” for all purposes of the Loan Agreement (including any Guaranty), and shall have all of the obligations of a Guarantor thereunder as if it had executed the Loan Agreement. The Additional Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to Guarantors contained in the Loan Agreement. Without limiting the generality of the foregoing terms of this Section 1, the Additional Guarantor hereby, jointly and severally with the other Guarantors, unconditionally, absolutely and irrevocably guarantees to the Secured Parties, as provided in the Guaranty, the due and punctual payment at maturity, whether by acceleration or otherwise, and the due fulfillment and performance of the Obligations. The Additional Guarantor is jointly and severally liable for the full payment and performance of the Obligations as a primary obligor.

2. Collateral. The information set forth in Annex I attached hereto is hereby added to the information set forth in the appropriate Schedules to the Loan Agreement. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Article 6 of the Loan Agreement and the other Loan Documents to which the Additional Guarantor is a party are, as to itself, true and correct on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date. The Additional Guarantor represents and warrants that the information set forth in Annex I attached hereto is true and correct in all respects and sets forth all information required to be scheduled under the Loan Agreement with respect to the Additional Guarantor.

3. Joinder Documents. In accordance with Section 7.13 of the Loan Agreement, the Additional Guarantor is, simultaneously with the execution of this Joinder Agreement, (a) executing and delivering such other Security Documents (or joinders or assumptions thereto) or other Loan Documents as requested by Lender in accordance with the Loan Agreement and (b) delivering such other documents and instruments as Lender may require in its sole discretion, including appropriate favorable opinions of counsel to the Additional Guarantor in form, content and scope reasonably satisfactory to Lender.

Exhibit D - Page 1

4. Address for Notice Purposes. The address of the Additional Guarantor for purposes of all notices and other communications is set forth on the signature page hereof.

5. Waiver of Acceptance. To the fullest extent permitted by law, the Additional Guarantor hereby waives acceptance by Lender and the Secured Parties of the guaranty by the Additional Guarantor under the Guaranty upon the execution of this Joinder Agreement by the Additional Guarantor.

6. Severability. Any provision of this Joinder Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Joinder Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

7. Counterparts. This Joinder Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Joinder Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Joinder Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

8. Governing Law. This Joinder Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Joinder Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Laws of the State of Texas (without reference to applicable rules of conflicts of laws).

9. Loan Document. This Joinder Agreement is a Loan Document for all purposes and each reference in any Loan Document to the Loan Agreement or the Guaranty shall mean the Loan Agreement or the Guaranty, as applicable, as supplemented by this Joinder Agreement.

10. ENTIRE AGREEMENT. THIS JOINDER AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank. Signature pages follow.]

Exhibit D - Page 2

IN WITNESS WHEREOF, the undersigned Additional Guarantor and Lender have executed this Joinder Agreement as of the date first above written.

ADDITIONAL GUARANTOR:

By:
Name:
Title:

Address for notices:

Attn:
Facsimile:
E-mail:

Exhibit D - Page 3

ACCEPTED BY:

TEXAS CAPITAL BANK, as Lender

By:
Name:
Title:

Exhibit D - Page 4